EXECUTION COPY



                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                      and

                             BANKERS TRUST COMPANY,

                                    Trustee



                        POOLING AND SERVICING AGREEMENT

                            Dated as of May 1, 1996



                       Mortgage Pass-Through Certificates

                                Series 1996-S13

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Definitions                                                  3

               Accrued Certificate Interest                                     3
               Adjusted Mortgage Rate                                           4
               Advance                                                          4
               Affiliate                                                        4
               Agreement                                                        4
               Amount Held for Future Distribution                              4
               Appraised Value                                                  4
               Assignment                                                       4
               Assignment Agreement                                             5
               Assignment of Proprietary Lease                                  5
               Available Distribution Amount                                    5
               Bankruptcy Amount                                                5
               Bankruptcy Code                                                  5
               Bankruptcy Loss                                                  5
               Book-Entry Certificate                                           6
               Business Day                                                     6
               Buydown Funds                                                    6
               Buydown Mortgage Loan                                            6
               Cash Liquidation                                                 6
               Certificate                                                      6
               Certificate Account                                              6
               Certificate Account Deposit Date                                 7
               Certificateholder or Holder                                      7
               Certificate Owner                                                7
               Certificate Principal Balance                                    7
               Certificate Register and Certificate Registrar                   8
               Class                                                            8
               Class A Certificate                                              8
               Class A-6 Collection Shortfall                                   8
               Class A-6 Principal Distribution Amount                          8
               Class B Certificate                                              9
               Class B Percentage                                               9
               Class B-1 Percentage                                             9
               Class B-1 Prepayment Distribution Trigger                        9
               Class B-2 Percentage                                             9
               Class B-2 Prepayment Distribution Trigger                        9
               Class B-3 Percentage                                             9
               Class B-3 Prepayment Distribution Trigger                       10
               Class M Certificate                                             10
               Class M Percentage                                              10
               Class M-1 Percentage                                            10
               Class M-2 Percentage                                            10


               Class M-2 Prepayment Distribution Trigger                       10
               Class M-3 Percentage                                            10
               Class M-3 Prepayment Distribution Trigger                       11
               Class R Certificate                                             11
               Closing Date                                                    11
               Code                                                            11
               Compensating Interest                                           11
               Cooperative                                                     11
               Cooperative Apartment                                           11
               Cooperative Lease                                               11
               Cooperative Loans                                               12
               Cooperative Stock                                               12
               Cooperative Stock Certificate                                   12
               Corporate Trust Office                                          12
               Credit Support Depletion Date                                   12
               Curtailment                                                     12
               Custodial Account                                               12
               Custodial Agreement                                             12
               Custodian                                                       12
               Cut-off Date                                                    12
               Cut-off Date Principal Balance                                  13
               Debt Service Reduction                                          13
               Deficient Valuation                                             13
               Definitive Certificate                                          13
               Deleted Mortgage Loan                                           13
               Depository                                                      13
               Depository Participant                                          13
               Destroyed Mortgage Note                                         13
               Determination Date                                              13
               Discount Fraction                                               13
               Discount Mortgage Loan                                          14
               Disqualified Organization                                       14
               Distribution Date                                               14
               Due Date                                                        14
               Due Period                                                      14
               Eligible Account                                                15
               Eligible Funds                                                  15
               Event of Default                                                15
               Excess Bankruptcy Loss                                          15
               Excess Fraud Loss                                               15
               Excess Special Hazard Loss                                      16
               Excess Spread                                                   16
               Excess Subordinate Principal Amount                             16
               Extraordinary Events                                            16
               Extraordinary Losses                                            17
               FDIC                                                            17
               FHLMC                                                           17
               Final Distribution Date                                         17
               Fitch                                                           17
               FNMA                                                            17
               Foreclosure Profits                                             17
               Fraud Loss Amount                                               18
               Fraud Losses                                                    18
               Independent                                                     18


                                     Page
- -----------------------------------------
               Initial Certificate Principal Balance                           18
               Initial Monthly Payment Fund                                    18
               Insurance Proceeds                                              18
               Insurer                                                         19
               Late Collections                                                19
               Liquidation Proceeds                                            19
               Loan-to-Value Ratio                                             19
               Lockout Distribution Percentage                                 19
               Maturity Date                                                   19
               Monthly Payment                                                 19
               Moody's                                                         20
               Mortgage                                                        20
               Mortgage File                                                   20
               Mortgage Loan Schedule                                          20
               Mortgage Loans                                                  21
               Mortgage Note                                                   21
               Mortgage Rate                                                   21
               Mortgaged Property                                              21
               Mortgagor                                                       21
               Net Mortgage Rate                                               21
               Non-Discount Mortgage Loan                                      21
               Non-Primary Residence Loans                                     21
               Non-United States Person                                        21
               Nonrecoverable Advance                                          21
               Nonsubserviced Mortgage Loan                                    22
               Officers' Certificate                                           22
               Opinion of Counsel                                              22
               Original Senior Percentage                                      22
               Outstanding Mortgage Loan                                       22
               Owner or Holder                                                 22
               Ownership Interest                                              23
               Pass-Through Rate                                               23
               Paying Agent                                                    23
               Percentage Interest                                             23
               Permitted Investments                                           23
               Permitted Transferee                                            25
               Person                                                          25
               Pool Stated Principal Balance                                   25
               Prepayment Assumption                                           25
               Prepayment Distribution Percentage                              25
               Prepayment Distribution Trigger                                 26
               Prepayment Interest Shortfall                                   27
               Prepayment Period                                               27
               Primary Insurance Policy                                        27
               Principal Prepayment                                            27
               Principal Prepayment in Full                                    27
               Program Guide                                                   27
               Purchase Price                                                  27
               Qualified Substitute Mortgage Loan                              27
               Rating Agency                                                   28
               Realized Loss                                                   28
               Record Date                                                     29
               Regular Certificate                                             29
               REMIC                                                           29
               REMIC Administrator                                             29
               REMIC Provisions                                                29



                                     Page
- -----------------------------------------
               REO Acquisition                                                          29
               REO Disposition                                                          29
               REO Imputed Interest                                                     30
               REO Proceeds                                                             30
               REO Property                                                             30
               Request for Release                                                      30
               Required Insurance Policy                                                30
               Residential Funding                                                      30
               Responsible Officer                                                      30
               Schedule of Discount Fractions                                           30
               Security Agreement                                                       30
               Seller                                                                   30
               Seller's Agreement                                                       31
               Senior Accelerated Distribution Percentage                               31
               Senior Certificates                                                      32
               Senior Percentage                                                        32
               Senior Principal Distribution Amount                                     32
               Servicing Accounts                                                       32
               Servicing Advances                                                       32
               Servicing Fee                                                            33
               Servicing Officer                                                        33
               Special Hazard Amount                                                    33
               Special Hazard Loss                                                      34
               Spread Rate                                                              34
               Standard & Poor's                                                        34
               Stated Principal Balance                                                 34
               Subordinate Percentage                                                   34
               Subordinate Principal Distribution Amount                                34
               Subserviced Mortgage Loan                                                35
               Subservicer                                                              35
               Subservicer Advance                                                      35
               Subservicing Account                                                     35
               Subservicing Agreement                                                   35
               Subservicing Fee                                                         35
               Tax Returns                                                              36
               Transfer                                                                 36
               Transferee                                                               36
               Transferor                                                               36
               Trust Fund                                                               36
               Uniform Single Attestation Program for Mortgage Bankers:                 36
               Uninsured Cause                                                          36
               United States Person                                                     37
               Voting Rights                                                            37

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01.         Conveyance of Mortgage Loans                                                      38
     Section 2.02.         Acceptance by Trustee                                                             43




                                     Page
- -----------------------------------------
          Section 2.03.    Representations, Warranties and Covenants of the Master
                              Servicer and the Company                                                       45
          Section 2.04.    Representations and Warranties of
                              Sellers                                                                        49
          Section 2.05.    Execution and Authentication of Certificates                                      52


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

          Section 3.01.      Master Servicer to Act as Servicer
53
          Section 3.02.      Subservicing Agreements Between Master Servicer and Subservicers;
Enforcement of
                               Subservicers' and  Sellers' Obligations                                                       54
          Section 3.03.      Successor Subservicers                                                                          55
          Section 3.04.      Liability of the Master Servicer                                                                56
          Section 3.05.      No Contractual Relationship Between Subservicer and Trustee or
Certificateholders
                               or the Owner of the Excess Spread.                                                            56

          Section 3.06.      Assumption or Termination of Subservicing Agreements by Trustee.
                     57
          Section 3.07.      Collection of Certain Mortgage Loan Payments; Deposits to Custodial
Account.                    57
          Section 3.08.      Subservicing Accounts; Servicing Accounts
     60
          Section 3.09.      Access to Certain Documentation and Information Regarding the
Mortgage Loans                    61
          Section 3.10.      Permitted Withdrawals from the Custodial Account
          62
          Section 3.11.      Maintenance of the Primary Insurance Policies; Collections Thereunder
                     64
          Section 3.12.      Maintenance of Fire Insurance and Omissions and Fidelity Coverage.
                     65
          Section 3.13.      Enforcement of Due-on-Sale Clauses; Assumption and Modification
Agreements;
                               Certain Assignments                                                                           67
          Section 3.14.      Realization Upon Defaulted Mortgage Loans
       69
          Section 3.15.      Trustee to Cooperate; Release of Mortgage Files
      72
          Section 3.16.      Servicing and Other Compensation; Compensating Interest
               73
          Section 3.17.      Reports to the Trustee and the Company
  75
          Section 3.18.      Annual Statement as to Compliance
75



                                     Page
- -----------------------------------------
          Section 3.19.      Annual Independent Public Accountants' Servicing Report.
     75
          Section 3.20.      Rights of the Company in Respect of the Master Servicer.
   76
          Section 3.21.      Administration of Buydown Funds                                                        77

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     Section 4.01.         Certificate Account                                                                      78
     Section 4.02.         Distributions                                                                            78
          Section 4.03.    Statements to Certificateholders and the Owner of the Excess Spread
          88
          Section 4.04.    Distribution of Reports to the Trustee and the Company; Advances by the
Master Servicer  91
     Section 4.05.         Allocation of Realized Losses                                                            93
          Section 4.06.    Reports of Foreclosures and Abandonment of Mortgaged Property.
            94
          Section 4.07.    Optional Purchase of Defaulted Mortgage Loans.
94

                                   ARTICLE V

                       THE CERTIFICATES AND EXCESS SPREAD


          Section 5.01.      The Certificates                                                                                     96

          Section 5.02.      Registration of Transfer and Exchange of Certificates and Restrictions on
Transfer of Excess         98

                             Spread.
          Section 5.03.      Mutilated, Destroyed, Lost or Stolen Certificates
         103

          Section 5.04.      Persons Deemed Owners
104

          Section 5.05.      Appointment of Paying Agent
 104

          Section 5.06.      Optional Purchase of Certificates
105

                                   ARTICLE VI

                      THE COMPANY AND THE MASTER SERVICER


          Section 6.01.      Respective Liabilities of the Company and the Master Servicer
                   107

          Section 6.02.      Merger or Consolidation of the Company or the Master Servicer;
Assignment of Rights and             107

                             Delegation of Duties by Master Servicer.
          Section 6.03.      Limitation on Liability of the Company, the Master Servicer and Others.
                         108



                                     Page
- -----------------------------------------


          Section 6.04.      Company and Master Servicer Not to Resign
          109


                                  ARTICLE VII

                                    DEFAULT
          Section 7.01.    Events of Default                                                                                     110

          Section 7.02.    Trustee or Company to Act; Appointment of Successor
                 112

          Section 7.03.    Notification to Certificateholders
113

          Section 7.04.    Waiver of Events of Default
113


                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

          Section 8.01.    Duties of Trustee                                                     115
          Section 8.02.    Certain Matters Affecting the Trustee                                 117
          Section 8.03.    Trustee Not Liable for Certificates or Mortgage Loans                 119
          Section 8.04.    Trustee May Own Certificates                                          119
          Section 8.05.    Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.  119
          Section 8.06.    Eligibility Requirements for Trustee                                  120
          Section 8.07.    Resignation and Removal of the Trustee                                121
          Section 8.08.    Successor Trustee                                                     122
          Section 8.09.    Merger or Consolidation of Trustee                                    122
          Section 8.10.    Appointment of Co-Trustee or Separate Trustee.                        123
          Section 8.11.    Appointment of Custodians                                             124
          Section 8.12.    Appointment of Office or Agency                                       124

                                   ARTICLE IX



                                  TERMINATION
          Section 9.01.  Termination Upon Purchase by the Master Servicer or the Company or
                           Liquidation of All Mortgage Loans                                     125
          Section 9.02.  Additional Termination Requirements                                     128

                                   ARTICLE X

                                REMIC PROVISIONS
     Section 10.01  REMIC Administration.                                                        129
     Section 10.02. Master Servicer and Trustee Indemnification                                  133


                                     Page
- -----------------------------------------

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


          Section 11.01.    Amendment                                   134
          Section 11.02.    Recordation of Agreement; Counterparts      137
          Section 11.03.    Limitation on Rights of Certificateholders  137
          Section 11.04.    Governing Law                               138
          Section 11.05.    Notices                                     138
          Section 11.06.    Notices to Rating Agency                    139
          Section 11.07.    Severability of Provisions                  140

                                    EXHIBITS

Exhibit A:      Form of Class A Certificate
Exhibit B:      Form of Class M Certificate
Exhibit C:      Form of Class B Certificate
Exhibit D:      Form of Class R Certificate
Exhibit E:      Form of Custodial Agreement
Exhibit F:      Mortgage Loan Schedule
Exhibit G:      Form of Seller/Servicer Contract
Exhibit H:      Forms of Request for Release
Exhibit I-1:    Form of Transfer Affidavit and Agreement
Exhibit I-2:    Form of Transferor Certificate
Exhibit J:      Form of Investor Representation Letter
Exhibit K:      Form of Transferor Representation Letter
Exhibit L:      Form of Rule 144A Investment Representation Letter
Exhibit M:      Text of Amendment to Pooling and Servicing Agreement Pursuant to
                 Section 11.01(e) for a Limited Guaranty
Exhibit N:      Form of Limited Guaranty
Exhibit O:      Form of Lender Certification for Assignment of Mortgage Loan
Exhibit P:      Schedule of Discount Fractions

     This is a Pooling and Servicing Agreement, effective as of May 1, 1996, among RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and
assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as   Trustee
(together with its permitted successors and assigns, the "Trustee"),

                             PRELIMINARY STATEMENT:

     The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such
segregated pool of assets will be designated as a "REMIC."   The Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the rights in and to the Excess Spread (as defined herein) will be "regular interests" in the REMIC and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

     The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


        Designation             Type      Pass-Through    Aggregate Initial        Features          Maturity
  Initial
                                              Rate           Certificate                               Date        Ratings
                                                              Principal                                          ------------
                                                               Balance                                               S&P
                                                                                                                 ------------
Class A-1                      Senior             7.00%       $79,750,000.00        Senior         May 25, 2011
  AAA
Class A-2                      Senior             7.00%       $13,800,000.00        Senior         May 25, 2011
  AAA
Class A-3                      Senior             7.00%       $18,350,000.00        Senior         May 25, 2011
  AAA
Class A-4                      Senior             7.00%       $18,245,000.00        Senior         May 25, 2011
  AAA
Class A-5                      Senior             7.00%       $20,000,000.00      Prepayment       May 25,
2011      AAA
                                                                                Lockout/Senior
Class A-6                      Senior             0.00%       $ 2,531,159.46       Principal       May 25, 2011
  AAAr
                                                                                  Only/Senior
Class R                        Senior             7.00%       $       100.00       Residual        May 25, 2011
AAA
Class M-1                     Mezzanine           7.00%       $ 2,368,100.00       Mezzanine       May 25,
2011       AA
Class M-2                     Mezzanine           7.00%       $   789,000.00       Mezzanine       May 25,
2011       A
Class M-3                     Mezzanine           7.00%       $   394,500.00       Mezzanine       May 25,
2011      BBB
Class B-1                    Subordinate          7.00%       $   789,000.00      Subordinate      May 25,
2011       BB
Class B-2                    Subordinate          7.00%       $   394,500.00      Subordinate      May 25,
2011       B
Class B-3                    Subordinate          7.00%       $   394,216.33      Subordinate      May 25,
2011      N/A

   The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $157,805,575.79. The Mortgage Loans are fixed-rate mortgage loans having terms to maturity at origination or modification of not more than 15 years.

        In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                           Section 1.01.  Definitions.
                                          -----------

        Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

        Accrued Certificate Interest: With respect to each Distribution Date, as
        ----------------------------
to any Class A Certificate (other than the Class A-6 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to
Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates and to the Excess Spread in proportion to their respective amounts of Accrued Certificate Interest and the amount of Excess Spread payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to
Section 4.05.

        Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date
        ----------------------
of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

        Advance: As to any Mortgage Loan, any advance made by the Master
        -------
Servicer, pursuant to Section 4.04.

        Affiliate:  With respect to any Person, any other Person controlling,
        ---------
controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement: This Pooling and Servicing Agreement and all amendments
        ---------
hereof and supplements hereto.

        Amount Held for Future Distribution: As to any Distribution Date, the
        -----------------------------------
total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to
Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

        Appraised Value:  As to any Mortgaged Property, the lesser of (i) the
        ---------------
appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assignment: An assignment of the Mortgage, notice of transfer or
        ----------
equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

        Assignment Agreement: The Assignment and Assumption Agreement, dated as
        --------------------
of May 30, 1996, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

        Assignment of Proprietary Lease: With respect to a Cooperative Loan, the
        -------------------------------
assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

        Available Distribution Amount: As to any Distribution Date, an amount
        -----------------------------
equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to
Section 3.12(a) and (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), i nclusive, of Section 3.10(a).

        Bankruptcy Amount: As of any date of determination, an amount equal to
        -----------------
the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05.

        The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.
        ---------------

        Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient
        ---------------
Valuation or Debt Service Reduction; provided, however, that neither a Deficient
                                     --------  -------
Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage

Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

        Book-Entry Certificate:  Any Certificate registered in the name of the
        ----------------------
Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a
        ------------
day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

        Buydown Funds: Any amount contributed by the seller of a Mortgaged
        -------------
Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

        Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount
        ---------------------
of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

        Cash Liquidation: As to any defaulted Mortgage Loan other than a
        ----------------
Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

        Certificate:  Any Class A Certificate, Class M Certificate, Class B
        -----------
Certificate or Class R Certificate.

        Certificate Account: The separate account or accounts created and
        -------------------
maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates and the Owner of the Excess Spread, Series 1996-S13" and which must be an Eligible Account.

        Certificate Account Deposit Date: As to any Distribution Date, the
        --------------------------------
Business Day prior thereto.

        Certificateholder or Holder:  The Person in whose name a Certificate is
        ---------------------------
registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a
        --------  -------
"Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person
        -----------------
who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: With respect to each Class A Certificate

   -----------------------------
and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal

Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.

        Certificate Register and Certificate Registrar: The register maintained
        ----------------------------------------------
and the registrar appointed pursuant to Section 5.02.

        Class: Collectively, all of the Certificates bearing the same
        -----
designation.

        Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3,
        -------------------
Class A-4, Class A-5 or Class A-6 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

        Class A-6 Collection Shortfall: With respect to the Final Disposition of
        ------------------------------
a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

        Class A-6 Principal Distribution Amount: As defined in Section
        ---------------------------------------
4.02(b)(i).

        Class B Certificate:  Any one of the Class B-1 Certificates, Class B-2
        -------------------
Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

   Class B Percentage:  The Class B-1 Percentage, Class B-2 Percentage and Class
   ------------------
B-3 Percentage.

        Class B-1 Percentage: With respect to any Distribution Date, a fraction,
        --------------------
expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-1 Prepayment Distribution Trigger: With respect to any
        -----------------------------------------
Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.00%.

        Class B-2 Percentage: With respect to any Distribution Date, a fraction,
        --------------------
expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-2 Prepayment Distribution Trigger: With respect to any
        -----------------------------------------
Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.50%.

        Class B-3 Percentage:  With respect to any Distribution Date, a fraction
        --------------------
expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class B-3 Prepayment Distribution Trigger: With respect to any
        -----------------------------------------
Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.25%.

        Class M Certificate:  Any one of the Class M-1 Certificates, Class M-2
        -------------------
Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

        Class M Percentage: The Class M-1 Percentage, Class M-2 Percentage and
        ------------------
Class M-3 Percentage.

        Class M-1 Percentage: With respect to any Distribution Date, a fraction,
        --------------------
expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-2 Percentage: With respect to any Distribution Date, a fraction,
        --------------------
expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-2 Prepayment Distribution Trigger: With respect to any
        -----------------------------------------
Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.75%.

        Class M-3 Percentage: With respect to any Distribution Date, a fraction,
        --------------------
expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

        Class M-3 Prepayment Distribution Trigger: With respect to any
        -----------------------------------------
Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage

Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

        Class R Certificate:  Any one of the Class R Certificates.
        -------------------

        Closing Date:  May 30, 1996.
        ------------

        Code:  The Internal Revenue Code of 1986.
        ----

        Compensating Interest:  With respect to any Distribution Date, an amount
        ---------------------
equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

        Cooperative: A private, cooperative housing corporation organized under
        -----------
the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

        Cooperative Apartment: A dwelling unit in a multi-dwelling building
        ---------------------
owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

        Cooperative Lease: With respect to a Cooperative Loan, the proprietary
        -----------------
lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative
Stock to occupy such apartment.

        Cooperative Loans:  Any of the Mortgage Loans made in respect of a
        -----------------
Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

        Cooperative Stock:  With respect to a Cooperative Loan, the single
        -----------------
outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

        Cooperative Stock Certificate:  With respect to a Cooperative Loan, the
        -----------------------------
stock certificate or other instrument evidencing the related Cooperative Stock.

        Corporate Trust Office: The principal office of the Trustee at which at
        ----------------------
any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany Street, New York, New York 10006,
Attention: Residential Funding Corporation Series 1996-S13.

        Credit Support Depletion Date:  The first Distribution Date on which the
        -----------------------------
Senior Percentage equals 100%.

        Curtailment: Any Principal Prepayment made by a Mortgagor which is not a
        -----------
Principal Prepayment in Full.

        Custodial Account: The custodial account or accounts created and
        -----------------
maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

        Custodial Agreement:  An agreement that may be entered into among the
        -------------------
Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

        Custodian:  A custodian appointed pursuant to a Custodial Agreement.
        ---------

        Cut-off Date: May 1, 1996.
        ------------

        Cut-off Date Principal Balance:  As to any Mortgage Loan, the unpaid
        ------------------------------
principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

        Debt Service Reduction: With respect to any Mortgage Loan, a reduction
        ----------------------
in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation by a
        -------------------
court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

        Definitive Certificate:  Any definitive, fully registered Certificate.
        ----------------------

        Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a
        ---------------------
Qualified Substitute Mortgage Loan.

      Depository:  The Depository Trust Company, or any successor Depository
      ----------
hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant:  A broker, dealer, bank or other financial
        ----------------------
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Destroyed Mortgage Note:  A Mortgage Note the original of which was
        -----------------------
permanently lost or destroyed and has not been replaced.

        Determination Date: With respect to any Distribution Date, the 20th day
        ------------------
(or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

        Discount Fraction: With respect to each Discount Mortgage Loan, the
        -----------------
fraction expressed as a percentage, the numerator of which is 7.00% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.00%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

        Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or
        ----------------------
the initial Net Mortgage Rate) of less than 7.00% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

        Disqualified Organization:  Any organization defined as a "disqualified
        -------------------------
organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

        Distribution Date:  The 25th day of any month beginning in the month
        -----------------
immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

        Due Date: With respect to any Distribution Date, the first day of the
        --------
month in which such Distribution Date occurs.

        Due Period: With respect to any Distribution Date, the period commencing
        ----------
on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

        Eligible Account: An account that is any of the following: (i)
        ----------------
maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the


c
case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

        Eligible Funds: On any Distribution Date means the portion, if any, of
        --------------
the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates and the Excess Spread, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-6 Principal Distribution Amount (determined without regard to
Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

        Event of Default:  As defined in Section 7.01.
        ----------------

        Excess Bankruptcy Loss:  Any Bankruptcy Loss, or portion thereof, which
        ----------------------
exceeds the then applicable Bankruptcy Amount.

        Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the
        -----------------
then applicable Fraud Loss Amount.

        Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof,
        --------------------------
that exceeds the then applicable Special Hazard Amount.

        Excess Spread: With respect to any Distribution Date, the aggregate of
        -------------
month's interest on the Stated Principal Balance of each Mortgage Loan at the applicable Spread Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months. Excess Spread on any Distribution Date will be reduced by the interest shortfalls described in clauses (i) through (iv) of the fourth sentence of the definition of Accrued Certificate Interest, to the extent allocated thereto pursuant to the provisions of such definition.

        Excess Subordinate Principal Amount: With respect to any Distribution
        -----------------------------------
on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date, as reduced by any such amount that is included in
Section 4.02(b)(i)(E) hereof.

        Extraordinary Events:  Any of the following conditions with respect to a
        --------------------
Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

          (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

          (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

          (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

               1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

               2.   by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

          (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

          (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

        Extraordinary Losses:  Any loss incurred on a Mortgage Loan caused by or
        --------------------
resulting from an Extraordinary Event.

        FDIC:  Federal Deposit Insurance Corporation or any successor thereto.
        ----

        FHLMC:  Federal Home Loan Mortgage Corporation, a corporate
        -----
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

        Final Distribution Date:  The Distribution Date on which the final
        -----------------------
distribution in respect of the Certificates will be made pursuant to Section
9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

        Fitch:  Fitch Investors Service, L.P. or its successor in interest.
        -----

        FNMA:  Federal National Mortgage Association, a federally chartered and
        ----
privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

        Foreclosure Profits:  As to any Distribution Date or related
        -------------------
Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

        Fraud Loss Amount:  As of any date of determination after the Cut-off
        -----------------
Date, an amount equal to: (Y) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

        The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such

Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

        Fraud Losses:  Losses on Mortgage Loans as to which there was fraud in
         ------------
the origination of such Mortgage Loan.

        Independent:  When used with respect to any specified Person, means such
        -----------
a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Initial Certificate Principal Balance:  With respect to each Class of
        -------------------------------------
Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

        Initial Monthly Payment Fund:  As defined in Section 2.01(f).
        ----------------------------

        Insurance Proceeds:  Proceeds paid in respect of the Mortgage Loans
        ------------------
pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

        Insurer:  Any named insurer under any Primary Insurance Policy or any
        -------
successor thereto or the named insurer in any replacement policy.

        Late Collections:  With respect to any Mortgage Loan, all amounts
        ----------------
received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

        Liquidation Proceeds:  Amounts (other than Insurance Proceeds) received
        --------------------
by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

        Loan-to-Value Ratio:  As of any date, the fraction, expressed as a
        -------------------
percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

        Lockout Distribution Percentage:  As of any Distribution Date occurring
        -------------------------------
prior to the Distribution Date in June 2001, 0%. As of any Distribution Date occurring after the first five years following the Closing Date as follows: for any Distribution Date during the sixth year after the Closing Date, 30%; for any Distribution Date during the seventh year after the Closing Date, 40%; for any Distribution Date during the eighth year after the Closing Date, 60%; for any Distribution Date during the ninth year after the Closing Date, 80%; and for any Distribution Date thereafter, 100%.

        Maturity Date: The latest possible maturity date, solely for purposes of
        -------------
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC and the rights to the Excess Spread would be reduced to zero, which is May 25, 2011, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

        Monthly Payment:  With respect to any Mortgage Loan (including any REO
        ---------------
Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

        Moody's:  Moody's Investors Service, Inc., or its successor in interest.
        -------

        Mortgage:  With respect to each Mortgage Note related to a Mortgage Loan
        --------
which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

        Mortgage File:  The mortgage documents listed in Section 2.01 pertaining
        -------------
to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Loan Schedule:  The list of the Mortgage Loans attached hereto
        ----------------------
as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

          (i)     the Mortgage Loan identifying number ("RFC LOAN #");

          (ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

          (iii)   the maturity of the Mortgage Note ("MATURITY DATE");

          (iv)    the Mortgage Rate ("ORIG RATE");

          (v)     the Subservicer pass-through rate ("CURR NET");

          (vi)    the Net Mortgage Rate ("NET MTG RT");

          (vii)   the Spread Rate ("SPREAD");

          (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

          (ix)    the Cut-off Date Principal Balance ("PRINCIPAL BAL");

          (x)     the Loan-to-Value Ratio at origination ("LTV");

          (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

          (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

          (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

        Mortgage Loans:  Such of the mortgage loans transferred and assigned
        --------------
to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

        Mortgage Note:  The originally executed note or other evidence of
        -------------
indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

        Mortgage Rate:  As to any Mortgage Loan, the interest rate borne by
        -------------
the related Mortgage Note, or any modification thereto.

        Mortgaged Property:  The underlying real property securing a
        ------------------
Mortgage Loan.

        Mortgagor:  The obligor on a Mortgage Note.
        ---------

        Net Mortgage Rate:  As to each Mortgage Loan, a per annum rate of
        -----------------
interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

        Non-Discount Mortgage Loan:  A Mortgage Loan that is not a Discount
        --------------------------
Mortgage Loan.

        Non-Primary Residence Loans:  The Mortgage Loans designated as
        ---------------------------
secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

        Non-United States Person:  Any Person other than a United States
        ------------------------
Person.

        Nonrecoverable Advance:  Any Advance previously made or proposed to
        ----------------------
be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof.

        Nonsubserviced Mortgage Loan:  Any Mortgage Loan that, at the time
        ----------------------------
of reference thereto, is not subject to a Subservicing Agreement.

        Officers' Certificate:  A certificate signed by the Chairman of the
        ---------------------
Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel:  A written opinion of counsel acceptable to the
        ------------------
Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

        Original Senior Percentage:  The fraction, expressed as a
        --------------------------
percentage, the numerator of which is the aggregate Initial Certificate Principal Balance of the Class A Certificates (excluding the Certificate Principal Balance of the Class A-6 Certificates) and Class R Certificates and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (other than the related Discount Fraction of the Discount Mortgage Loans), which is approximately 96.70% as of the Closing Date.

        Outstanding Mortgage Loan:  As to any Due Date, a Mortgage Loan
        -------------------------
(including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03 or 2.04.

        Owner or Holder:  With respect to the Excess Spread, Residential
        ---------------
Funding, as the owner of all right, title and interest in and to the Excess Spread. Solely for the purpose of giving any consent or direction pursuant to this Agreement, as long as Residential Funding or any Affiliate thereof is Master Servicer and the Excess Spread remains uncertificated, the Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Rights necessary to effect any such consent or direction has been obtained.

        Ownership Interest:  As to any Certificate, any ownership or security
        ------------------
interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Pass-Through Rate:  With respect to the Class A Certificates (other
        -----------------
than the Class A-6 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. The Class A-6 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

        Paying Agent:  Bankers Trust Company or any successor Paying Agent
        ------------
appointed by the Trustee.

        Percentage Interest:  With respect to any Certificate (other than a
        -------------------
Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

        Permitted Investments:  One or more of the following:
        ---------------------

              (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

              (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

              (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

              (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

              (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

              (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it
- --------  -------
represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

       Permitted Transferee:  Any Transferee of a Class R Certificate, other
       --------------------
than a Disqualified Organization or Non-United States Person.

       Person:  Any individual, corporation, partnership, joint venture,
       ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       Pool Stated Principal Balance:  As to any date of determination, the
       -----------------------------
aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

       Prepayment Assumption:  A prepayment assumption of 175% of the standard
       ---------------------
prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

       Prepayment Distribution Percentage:   With respect to any Distribution
       ----------------------------------
Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

      (i) For any Distribution Date prior to the Distribution Date in June
          2001 (unless the Certificate Principal Balances of the Class A Certificates, other than the Class A-6 Certificates, have been reduced to zero), in the case of each Class of Class M Certificates and each Class of Class B Certificates, 0%.

     (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause (i) above:

               (a) in the case of the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

               (b) in the case of each other Class of Class M Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

        (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph
(ii) above as if the

Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

          Prepayment Distribution Trigger:  The Class M-2 Prepayment
          -------------------------------
Distribution Trigger, Class M-3 Prepayment Distribution Trigger, Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment Distribution Trigger or Class B-3 Prepayment Distribution Trigger.

          Prepayment Interest Shortfall:  As to any Distribution Date and any
          -----------------------------
Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

          Prepayment Period:  As to any Distribution Date, the calendar month
          -----------------
preceding the month of distribution.

          Primary Insurance Policy:  Each primary policy of mortgage guaranty
          ------------------------
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

          Principal Prepayment:  Any payment of principal or other recovery on a
          --------------------
Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment in Full:  Any Principal Prepayment made by a
          ----------------------------
Mortgagor of the entire principal balance of a Mortgage Loan.

          Program Guide:  Collectively, the Seller Guide and the Servicer Guide
          -------------
for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

          Purchase Price:  With respect to any Mortgage Loan (or REO Property)
          --------------
required to be purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

                  Qualified Substitute Mortgage Loan:  A Mortgage Loan
                  ----------------------------------
substituted by Residential Funding or the Company for a Deleted

Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and
Section 4 of the Assignment Agreement; and (vi) have a Spread Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Spread Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Spread Rate" is greater than the Spread Rate of the related Deleted Mortgage Loan (i) the Spread Rate of such Qualified Substitute Mortgage Loan shall be equal to the Spread Rate of the related Deleted Mortgage Loan for purposes of calculating the Excess Spread and (ii) the excess of the Spread Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Spread Rate" over the Spread Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

          Rating Agency:  Fitch and Standard & Poor's with respect to the Senior
          -------------
Certificates and Standard & Poor's with respect to the Class M, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

          Realized Loss:  With respect to each Mortgage Loan (or REO Property)
          -------------
as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus
(ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders and the Owner of the Excess Spread up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or

REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

          Record Date:  With respect to each Distribution Date, the close of
          -----------
business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

          Regular Certificate:  Any of the Certificates other than a Class R
          -------------------
Certificate.

          REMIC:  A "real estate mortgage investment conduit" within the meaning
          -----
of Section 860D of the Code.

          REMIC Administrator:  Residential Funding Corporation.  If Residential
          -------------------
Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

          REMIC Provisions:  Provisions of the federal income tax law relating
          ----------------
to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          REO Acquisition:  The acquisition by the Master Servicer on behalf of
          ---------------
the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread of any REO Property pursuant to Section 3.14.

          REO Disposition:  As to any REO Property, a determination by the
          ---------------
Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master

Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

          REO Imputed Interest:  As to any REO Property, for any period, an
          --------------------
amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

          REO Proceeds:  Proceeds, net of expenses, received in respect of any
          ------------
REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

          REO Property:  A Mortgaged Property acquired by the Master Servicer
          ------------
through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

          Request for Release:  A request for release, the forms of which are
          -------------------
attached as Exhibit H hereto.

          Required Insurance Policy:  With respect to any Mortgage Loan, any
          -------------------------
insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

          Residential Funding:  Residential Funding Corporation, a Delaware
          -------------------
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

          Responsible Officer:  When used with respect to the Trustee, any
          --------------------
officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

          Schedule of Discount Fractions:  The schedule setting forth the
          ------------------------------
Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

          Security Agreement:  With respect to a Cooperative Loan, the agreement
          ------------------
creating a security interest in favor of the originator in the related Cooperative Stock.

          Seller:  As to any Mortgage Loan, a Person, including any Subservicer,
          ------
that executed a Seller's Agreement applicable to such Mortgage Loan.

          Seller's Agreement:  An agreement for the origination and sale of
          ------------------
Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

          Senior Accelerated Distribution Percentage:  With respect to any
          ------------------------------------------
Distribution Date, the percentage indicated below:

                                          Senior Accelerated
 Distribution Date                     Distribution Percentage
- -------------------   ---------------------------------------------------------


June 1996 through
May 2001             100%

June 2001 through
May 2002             Senior Percentage, plus 70% of the Subordinate Percentage
June 2002 through
May 2003             Senior Percentage, plus 60% of the Subordinate Percentage
June 2003 through
May 2004             Senior Percentage, plus 40% of the Subordinate Percentage
June 2004 through
May 2005             Senior Percentage, plus 20% of the Subordinate Percentage

June 2005 and
thereafter           Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated
- --------  -------
Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Senior Certificates (other than the Certificate Principal Balance of the Class A-6 Certificates) to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

          Senior Certificates:  Any one of the Class A-1, Class A-2, Class A-3,
          -------------------
Class A-4, Class A-5, Class A-6 and Class R Certificates.

          Senior Percentage:  As of any Distribution Date, the lesser of 100%
          -----------------
and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Certificate Principal Balance of the Class A-6 Certificates) immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

          Senior Principal Distribution Amount:  As to any Distribution Date,
          ------------------------------------
the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to
Section 4.02(a)(i) and (ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

          Servicing Accounts:  The account or accounts created and maintained
          ------------------
pursuant to Section 3.08.

          Servicing Advances:  All customary, reasonable and necessary "out of
          ------------------
pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

          Servicing Fee:  With respect to any Mortgage Loan and Distribution
          -------------
Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

          Servicing Officer:  Any officer of the Master Servicer involved in, or
          -----------------
responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

          Special Hazard Amount:  As of any Distribution Date, an amount equal
          ---------------------
to $789,028 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 16.9% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

        The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

          Special Hazard Loss:  Any Realized Loss not in excess of the cost of
          -------------------
the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

          Spread Rate:  With respect to each Mortgage Loan, a per annum rate
          -----------
equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.00% per annum.

          Standard & Poor's:  Standard & Poor's Ratings Services, a division of
          -----------------
the McGraw-Hill Companies, or its successor in interest.

          Stated Principal Balance:  With respect to any Mortgage Loan or
          ------------------------
related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section
3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

          Subordinate Percentage: As of any Distribution Date, 100% minus the
          ----------------------
Senior Percentage as of such Distribution Date.

          Subordinate Principal Distribution Amount:  With respect to any
          -----------------------------------------
Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage Loans) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such

Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus
(b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that
                                                      --------  -------
such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

          Subserviced Mortgage Loan:  Any Mortgage Loan that, at the time of
          -------------------------
reference thereto, is subject to a Subservicing Agreement.

          Subservicer:  Any Person with whom the Master Servicer has entered
          -----------
into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

          Subservicer Advance:  Any delinquent installment of principal and
          -------------------
interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

          Subservicing Account:  An account established by a Subservicer in
          --------------------
accordance with Section 3.08.

          Subservicing Agreement:  The written contract between the Master
          ----------------------
Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

          Subservicing Fee:  As to any Mortgage Loan, the fee payable monthly to
          ----------------
the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

          Tax Returns:  The federal income tax return on Internal Revenue
          -----------
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          Transfer:  Any direct or indirect transfer, sale, pledge,
          --------
hypothecation or other form of assignment of any Ownership Interest in a Certificate.

          Transferee:  Any Person who is acquiring by Transfer any Ownership
          ----------
Interest in a Certificate.

          Transferor:  Any Person who is disposing by Transfer of any Ownership
          ----------
Interest in a Certificate.

          Trust Fund:  The segregated pool of assets, with respect to which a
          ----------
REMIC election is to be made, consisting of:

     (i)   the Mortgage Loans and the related Mortgage Files,

     (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund,

     (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders and the Owner of the Excess Spread by foreclosure or deed in lieu of foreclosure, and

     (iv) the hazard insurance policies and Primary Insurance Policies, if any, and certain proceeds thereof.

       Uniform Single Attestation Program for Mortgage Bankers:  The Uniform
       -------------------------------------------------------
Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

       Uninsured Cause:  Any cause of damage to property subject to a Mortgage
       ---------------
such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

       United States Person:  A citizen or resident of the United States, a
       --------------------
corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

       Voting Rights:  The portion of the voting rights of all of the
       -------------
Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class R Certificates and the Owner of the Excess Spread shall be entitled to 1.0% and 1.0% of all of the Voting Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

                   Section 2.01.  Conveyance of Mortgage Loans.
                                  ----------------------------

    (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off
Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

  (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

          (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

          (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

          (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.
     and (II) with respect to each Cooperative Loan so assigned:

             (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

             (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

             (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

             (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

             (v)  The Security Agreement;

             (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

             (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

             (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

             (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

     (c) The Company may, in lieu of delivering the documents set forth in
Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders and the Owner of Excess Spread until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(I)(iv) and (v) and Section
(b)(II)(ii), (iv), (vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

     On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this
Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

     (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

     The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and
(x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

     Any of the items set forth in Sections 2.01(b)(I)(iv) and (v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

     (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders and the Owner of the Excess Spread. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Sections 2.01 and 2.06 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and
(C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

     The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

          (f) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $189,110 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due

Date in June 1996, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in June 1996. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC,
(2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

     Section 2.02.  Acceptance by Trustee.
                    ---------------------

     The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders and the Owner of the Excess Spread. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders and the Owner of the Excess Spread, to review each Mortgage File delivered to it pursuant to
Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in
Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

     If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders or such Owner.


     Section 2.03.  Representations, Warranties and Covenants of the Master
                                                              -------------
                    Servicer and the Company ___.
                    -------------------------

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread that:

          (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

          (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

          (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

     Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders and such Owner.

     (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Owner of the Excess Spread that as of the Closing Date (or, if otherwise specified below, as of the date so specified):


          (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

          (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

          (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 15 years;

          (iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures (a) at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, (b) at least 12% of such balance if the Loan-to-Value Ratio is between 90.00% and 85.01%, and (c) at least 6% of such balance if the Loan-to-Value Ratio is between 85.00% and 80.01%. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

          (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

          (vi) No more than 0.9% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, no more than 1.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and no more than 2.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off-Date are Cooperative Loans;

          (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

          (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

          (ix) Approximately 20.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

          (x) Each Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

          (xi) None of the Mortgage Loans were Buydown Mortgage Loans;

          (xii)   Each Mortgage Loan constitutes a qualified mortgage under
     Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

          (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

          (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

          (xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

          (xvi) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months; and

          (xvii) Seventeen of the Mortgage Loans contain in the related Mortgage File a Destroyed Mortgage Note.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

     Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and
- --------  -------
warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the

Trust Fund at the Purchase Price and in the manner set forth in Section
2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of the Certificateholders and such Owner. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

     Section 2.04.  Representations and Warranties of Sellers.
                    -----------------------------------------

     The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders and the Owner of the Excess Spread all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders and the Owner of the Excess Spread. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders and the Owner of the Excess Spread in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders and the Owner of the Excess Spread will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders and the Owner of the Excess Spread to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this
Section 2.04, in Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

     In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders and the Owner of the Excess Spread or the Trustee on behalf of Certificateholders and such Owner. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

     Section 2.05.  Execution and Authentication of Certificates.
                    --------------------------------------------

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which, together with the ownership interest in the Excess Spread, evidence ownership of the entire Trust Fund.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

                Section 3.01.  Master Servicer to Act as Servicer.
                               ----------------------------------

        (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders, the Owner of the Excess Spread and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the REMIC to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

        (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders and the Owner of the Excess Spread, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

        (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

     Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers'
                                                 --------------------------
                    Obligations.
                    -----------

     (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in
Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such
                                        --------  -------
amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders or the Owner of the Excess Spread.

     (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Owner of the Excess Spread, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

     Section 3.03.  Successor Subservicers.
                    ----------------------

     The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing
- --------  -------
Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

     Section 3.04.  Liability of the Master Servicer.
                    --------------------------------

     Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Owner of the Excess Spread for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders or the Owner of the Excess Spread.
                    --------------------------------------------------------

     Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee, the Certificateholders and the Owner of the Excess Spread shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section 2.02 hereof.

     Section 3.06.  Assumption or Termination of Subservicing
                    Agreements by Trustee.
                    -----------------------------------------

     (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

     (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

     Section 3.07.  Collection of Certain Mortgage Loan Payments;
                    Deposits to Custodial Account.
                    -----------------------------

     (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such
- --------  -------
waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided,
                                                                --------
however, that no such extension shall be made if any such advance would be a
- -------
Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders or the Owner of the Excess Spread (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially
         --------  -------
or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

     (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

          (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

          (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

          (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

          (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

          (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21; and

          (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

     With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so.
If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

     (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

     (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

     Section 3.08.  Subservicing Accounts; Servicing Accounts.
                    -----------------------------------------

     (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer.
The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

     (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

     (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any

Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

     (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

     Section 3.09.  Access to Certain Documentation and Information Regarding
                                                        ---------------------
                    the Mortgage Loans.
                    -------------------

     In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

     Section 3.10.  Permitted Withdrawals from the
     Custodial Account.
     -----------------

     (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

            (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

            (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

            (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

            (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

            (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

            (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders or the Owner of the Excess Spread as of the date on which the related Stated Principal Balance or Purchase Price is determined;

            (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);

            (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

            (ix) to reimburse itself for amounts expended by it (a) pursuant to
     Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

            (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

     (b) Since, in connection with withdrawals pursuant to clauses (ii), (iii),
(v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

     (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders and the Owner of the Excess Spread (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

     Section 3.11.  Maintenance of the Primary
     Insurance Policies; Collections Thereunder.
               --------------------------------

     (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

     (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee, Certificateholders and the Owner of the Excess Spread, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

     Section 3.12.  Maintenance of Fire Insurance and Omissions and Fidelity
                                                      ----------------------
                    Coverage.
                    -----------

     (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount
- --------  -------
required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders and the Owner of the Excess Spread, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee, the Certificateholders and the Owner of the Excess Spread, claims under any such blanket policy.

     (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

     Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.
                    --------------------------------------------------

     (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

            (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

            (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

     (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of
                                                   --------  -------
such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the startup date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

     (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

     (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

     Section 3.14.  Realization Upon Defaulted Mortgage Loans.
                    -----------------------------------------

     (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

     (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders and the Owner of the Excess Spread. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

     (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within two years after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10.

Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders and the Owner of the Excess Spread to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property) (provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

     Section 3.15.  Trustee to Cooperate;
     Release of Mortgage Files.
     -------------------------

     (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

     (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

     (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     Section 3.16.  Servicing and Other
     Compensation; Compensating Interest.
                   ---------------------

     (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

     (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

     (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

     (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

     (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

     Section 3.17.  Reports to the Trustee and the Company.
                    ----------------------------------------

     Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

     Section 3.18.  Annual Statement as to Compliance.
                    ---------------------------------

     The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

     Section 3.19.  Annual Independent Public Accountants'
                    Servicing Report.
                    ----------------

     On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

     Section 3.20.  Rights of the Company in Respect
                    of the Master Servicer.
                    ----------------------

     The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

     Section 3.21.  Administration of Buydown Funds.
                    -------------------------------

     (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

     (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                       Section 4.01.  Certificate Account.
                                      -------------------

        (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

        (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders and the Owner of the Excess Spread, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

                          Section 4.02.  Distributions.
                                         -------------

  (a) On each Distribution Date (i) the Master Servicer on behalf of the Trustee or (ii) the Paying Agent appointed by the Trustee, shall distribute to the Owner of the Excess Spread, a distribution thereof pursuant to Section 4.02(a)(i), to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

          (i) to the Class A Certificateholders (other than the Class A-6 Certificateholders), Class R Certificateholders and the Owner of the Excess Spread, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates and the amount of Excess Spread with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates and such Excess Spread, as applicable, for such Distribution Date, plus any Accrued Certificate Interest thereon or Excess Spread remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a);

          (ii) (X) to the Class A-6 Certificateholders, the Class A-6 Principal Distribution Amount; and

               (Y) to the Class A Certificateholders (other than Class A-6 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through (iv) and Section 4.02(c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

            (A) the Senior Percentage for such Distribution Date times the sum of the following:

                    (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                    (2) the Stated Principal Balance of any Mortgage Loan
               repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
               Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount Mortgage Loan); and

                    (3) the principal portion of all other unscheduled
               collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
               Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount Mortgage Loan);

                    (B) with respect to each Mortgage Loan for which a Cash
            Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in
            Section 4.02(b)(i)(C));

            (C) the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan);

            (D) any Excess Subordinate Principal Amount for such Distribution Date;

            (E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

          (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

          (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (v) to the Holders of the Class M-1 Certificates, an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii),
     (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

          (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (vii) to the Holders of the Class M-2 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and
     (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

          (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (ix) to the Holders of the Class M-3 Certificates, an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

          (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xi) to the Holders of the Class B-1 Certificates, an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

          (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

          (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

          (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates to the extent the amounts available pursuant to clause (x) of Section 4.02(a)(xv) are insufficient therefor;

          (xv) to the Holders of the Class B-3 Certificates, an amount equal to
     (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-6 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

          (xvi) to the Class A Certificateholders and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

          (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

     Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid and Excess Spread remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest or Excess Spread was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

     (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

          (i) first, to the Class A-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-6 Principal Distribution Amount") equal to the aggregate of:

           (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

               (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a

           Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

               (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

               (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

               (E) the amount of any Class A-6 Collection Shortfalls for such Distribution Date and the amount of any Class A-6 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

          (ii) the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          (iii) from the balance of the Senior Principal Distribution Amount remaining after the distribution, if any, described in clause 4.02(b)(ii) above, an amount equal to the sum of the following shall be distributed to the Class A-5 Certificates, in reduction of the Certificate Principal Balance thereof:

               (A) the Class A-5 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Certificates, other than the Class A-6 Certificates) of the aggregate of the collections described in Sections 4.02(a)(ii)(Y)(A), (B) and (E) without any application of the Senior Percentage or Senior Accelerated Distribution Percentage described therein; and

               (B) the Lockout Distribution Percentage of the Class A-5 Certificates' pro rata share (based on the aggregate

                    Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all Classes of Certificates, other than the Class A-6 Certificates) of the collections described in Section 4.02(a)(ii)(Y)(C) without any application of the Senior Accelerated Distribution Percentage described therein;

                        provided that, if the aggregate of the amounts set forth
                 in Section 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class A-5 Certificates pursuant to this clause (iii) shall be reduced by an amount equal to the Class A-5 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Senior Certificates, other than the Class A-6 Certificates) of such difference; and

          (iv) the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses (ii) and (iii) above shall be distributed as follows:

              (A) first, to the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

              (B) second, to the Class A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

              (C) third, to the Class A-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

              (D) fourth, to the Class A-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

     provided that, if on any Distribution Date the Certificate Principal Balances of the Senior Certificates (other than the Class A-5 Certificates and Class A-6 Certificates) have been reduced to zero, clause (iii) above shall no longer apply and 100% of the Senior Principal Distribution Amount remaining after the retirement of such Certificates for such Distribution Date shall be distributed to the Class A-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

     (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates (other than the Class A-6 Certificates) will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-6 Certificates and the Senior Principal Distribution Amount will be distributed among all classes of Senior Certificates (other than the Class A-6 Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances.

     (d) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated or to the Owner of the Excess Spread, if applicable, (with the amounts to be distributed allocated among such Classes and the Excess Spread in the same proportions as such Realized Loss was allocated), subject to the following: No such distribution shall be in an amount that would result in total distributions in respect of Excess Spread or on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero. Notwithstanding the foregoing, no such distribution shall be made with respect to the Excess Spread or the Certificates of any Class to the extent that either (i) such Excess Spread or Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Excess Spread or Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

     (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

     (f) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

     Section 4.03.  Statements to
                    -------------
     Certificateholders and the Owner of the
     ---------------------------------------
     Excess Spread.
     -------------

     (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, the Owner of the Excess Spread and the Company a statement setting forth the following information as to the Excess Spread and each Class of Certificates to the extent applicable:

            (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and
     (b) the aggregate amount included therein representing Principal
     Prepayments;

            (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest and to the Owner of the Excess Spread;

            (iii) if the distribution to the Holders of such Class of Certificates or such Owner is less than the full amount that would be distributable to such Holders or Owner if there were sufficient funds available therefor, the amount of the shortfall;

            (iv) the amount of any Advance by the Master Servicer pursuant to
     Section 4.04;

            (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

            (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

            (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

            (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

            (ix) the number, aggregate principal balance and book value of any REO Properties;

            (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

            (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

            (xii)  the weighted average Spread Rate for such Distribution Date;

            (xiii)  the occurrence of the Credit Support Depletion Date;

            (xiv) the Senior Accelerated Distribution Percentage applicable to such distribution;

            (xv) the Senior Percentage for such Distribution Date;

            (xvi) the aggregate amount of Realized Losses for such Distribution Date;

            (xvii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

            (xviii) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

            (xix) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

     (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Owner of the Excess Spread or the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

     (d) Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting
Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

     Section 4.04.  Distribution of Reports to the
     Trustee and the Company; Advances by the Master Servicer.
                 --------------------------------------------

     (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders and the Owner of the Excess Spread by the Master Servicer on request) setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

     (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders and the Excess Spread required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

     The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

     In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

     The Trustee shall deposit all funds it receives pursuant to this Section
4.04 into the Certificate Account.

     Section 4.05.  Allocation of Realized Losses.
                    -----------------------------

     Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-6 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Senior Certificates (other than the Class A-6 Certificates) and, in respect of the interest portion of such Realized Losses, the Excess Spread, on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Class A (other than the Class A-6 Certificates), Class M, Class B and Class R Certificates, and, in respect of the interest portion of such Realized Losses, the Excess Spread, on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-6 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-6 Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

     As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates and the Excess Spread means an allocation on a pro rata basis, among the various Classes so specified and the Excess Spread, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon or amount of Excess Spread payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     Section 4.06.  Reports of Foreclosures and
     Abandonment of Mortgaged Property.
                 ---------------------

     The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

     Section 4.07.  Optional Purchase of Defaulted
     Mortgage Loans.
              -----

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

                                   ARTICLE V

                       THE CERTIFICATES AND EXCESS SPREAD

                         Section 5.01.  The Certificates.
                                        ----------------

        (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates) and $1,000 (in the case of all other Classes of Certificates) in excess thereof, except that one Certificate of each of the Class A-6, Class M-1, Class M-3, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:



               Class A-6    $ 25,159.46
               Class M-1    $ 25,100.00
               Class M-3    $250,500.00
               Class B-2    $250,500.00
               Class B-3    $250,216.33

          The Class R Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R
                                         --------  -------
Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

          The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (b) The Class A Certificates, other than the Class A-6 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-6 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 5.02.  Registration of Transfer and
     Exchange of Certificates and Restrictions on
     Transfer of Excess Spread.
                 -------------

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.
The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

     (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section
8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

     (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except as provided in Section 5.02(e), in the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

     (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit J (with respect to any Class M Certificate or any Class B Certificate) or with a certification to the effect set forth in paragraph five of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

     (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and
     (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

          (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
     Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

     (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

     (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(g) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

     (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

     (v) The provisions of this Section 5.02(f) set forth prior to this clause
(v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

          (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

          (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or
     (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     (i) So long as the Excess Spread remains uncertificated, no transfer, sale, pledge or other disposition thereof shall be made by Residential Funding.

                Section 5.03.  Mutilated, Destroyed, Lost or
                Stolen Certificates.
                       ------------

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                Section 5.04.  Persons Deemed Owners.
                               ---------------------

     Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(g).

                Section 5.05.  Appointment of Paying Agent.
                               ---------------------------

     The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders and the Owner of the Excess Spread pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders and the Owner of the Excess Spread in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders and the Owner of the Excess Spread.

     The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders and the Owner of the Excess Spread in trust for the benefit of the Certificateholders and such Owner entitled thereto until such sums shall be paid to such Certificateholders and such Owner. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders and such Owner on the date of receipt by such Paying Agent.

             Section 5.06.  Optional Purchase of
                            --------------------
             Certificates.
             ------------

     (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

     (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

             (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

             (ii) the purchase price therefor, if known, and

             (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

     (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

     (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

                                   ARTICLE VI

                      THE COMPANY AND THE MASTER SERVICER

                        Section 6.01.  Respective Liabilities of
                        the Company and the Master Servicer.
                                            ---------------

     The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by
                                                       -----------------------
                    Master Servicer.
                    ---------------

     (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer
- --------  -------
shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

     (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

                Section 6.03.  Limitation on Liability of the
                Company, the Master Servicer and Others.
                         ------------------------------

     Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders or the Owner of the Excess Spread for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master
- --------  -------
Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
                                                    --------  -------
Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

     Section 6.04.  Company and Master
                    ------------------
     Servicer Not to Resign.
     ----------------------

     Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                  ARTICLE VII

                                    DEFAULT

     Section 7.01.  Events of Default.
                    -----------------

     Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the Master Servicer shall fail to distribute or cause to be distributed to the Owner of the Excess Spread or the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Owner of the Excess Spread or the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

          (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Owner of the Excess Spread or the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

     If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates or the Owner of the Excess Spread entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder.
If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

     Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

                        Section 7.02.  Trustee or Company to Act;
                        Appointment of Successor.
                                       ---------

     On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure
                                             --------  -------
to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such
                                            --------  -------
compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of

0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

                Section 7.03.  Notification to
                               ---------------
                Certificateholders.
                ------------------

     (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders and the Owner of the Excess Spread at their respective addresses appearing in the Certificate Register.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

     Section 7.04.  Waiver of Events of Default.
                    ---------------------------

     The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder, and the Owner of the Excess Spread if affected thereby, may waive such default or Event of Default; provided, however,
                                                              --------  -------
that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and the Owner of the Excess Spread if so affected and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates or the Owner of the Excess Spread in the manner set forth in Section 11.01(b)(i),
(ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.  Duties of Trustee.
                        -----------------

        (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

        (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders and the Owner of the Excess Spread of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

        The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

   (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                            --------  -------

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder or the Owner of the Excess Spread; and

          (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

     Section 8.02.  Certain Matters Affecting the Trustee.
                    -------------------------------------

     (a)  Except as otherwise provided in Section 8.01:

             (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

             (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Owner of the Excess Spread, pursuant to the provisions of this Agreement, unless such Certificateholders or such Owner shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

             (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

             (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time
               --------  -------
     to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the invest igation;

             (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

             (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

     (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

     Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.
                                                           --------------

     The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

     Section 8.04.  Trustee May Own Certificates.
                    ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 8.05.  Master Servicer to Pay
     Trustee's Fees and Expenses; Indemnification.
                    -----------------------------

     (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

            (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;
            (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

            (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

     Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders or the Owner of the Excess Spread pursuant to the terms of this Agreement.

     Section 8.06.  Eligibility Requirements for Trustee.
                    ------------------------------------

     The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07.  Resignation and Removal of the Trustee.
                    --------------------------------------

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders or the Owner of the Excess Spread any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

     (c) The Holders of Certificates or Excess Spread entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

     Section 8.08.  Successor Trustee.
                    -----------------

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.09.  Merger or Consolidation of Trustee.
                    ----------------------------------

     Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders and the Owner of the Excess Spread at their address as shown in the Certificate Register.

     Section 8.10.  Appointment of Co-Trustee or
     Separate Trustee.
              -------

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates or the Owner of the Excess Spread of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11.  Appointment of Custodians.
                    -------------------------

     The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Owner of the Excess Spread. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders and the Owner of the Excess Spread of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

     Section 8.12.  Appointment of Office or Agency.
                    -------------------------------

     The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York 10006 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

                                  TERMINATION

     Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.
                                                  --------------

     (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates and the Excess Spread (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the Owner of the Excess Spread and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

            (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

            (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust
                           --------  -------
     created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

     The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section
3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

     (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders and the Owner of the Excess Spread (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders and the Owner of the Excess Spread mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

            (i) the anticipated Final Distribution Date upon which final payment of the Certificates and the Excess Spread is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

            (ii) the amount of any such final payment, if known, and

            (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A Certificates, Class M Certificates and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders and the Owner of the Excess Spread as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders and the Owner of the Excess Spread. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

     (c) In the case of the Class A, Class M, Class B and Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A) and the Excess Spread. The Trustee shall also distribute to the Owner the Excess Spread.

     (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

     Section 9.02.  Additional Termination Requirements.
                    -----------------------------------

     (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not
(i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

             (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under
     Section 860F of the Code and regulations thereunder;

             (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

             (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the
     --------  -------
     commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

     (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                   ARTICLE X

                                REMIC PROVISIONS

             Section 10.01  REMIC Administration.
                            --------------------

          (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A, Class M and Class B Certificates and the Excess Spread shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

          (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

          (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

          (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the

REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

          (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

          (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this
Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

          (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j) Neither the Master Servicer nor the Trustee shall (subject to
Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Excess Spread and the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is May 25, 2011, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

          (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

          (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

             Section 10.02.  Master Servicer and Trustee Indemnification.
                             -------------------------------------------

          (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

          (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

          (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment.
                    ---------

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

            (i)  to cure any ambiguity,

            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

            (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

            (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the "residual interests" in the REMIC provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee,

            (vi) to provide for the Excess Spread to be certificated and designated as a Class A Certificate, or

            (vii) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby and the Owner of the Excess Spread, if affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or of the Excess Spread;

provided, however, that no such amendment shall:
- --------  -------

             (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate or the Excess Spread without the consent of the Holder of such Certificate or the Owner of the Excess Spread,

             (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and the Owner of the Excess Spread. It shall not be necessary for the consent of

Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

     Section 11.02. Recordation of Agreement; Counterparts.
                    --------------------------------------

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03. Limitation on Rights of Certificateholders.
                    -------------------------------------------

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

     (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders or the Owner of the Excess Spread from time to time as partners or members of an association; nor shall any Certificateholder or the Owner of the Excess Spread be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) Neither the Owner of the Excess Spread nor any Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder and the Owner of the Excess Spread with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04. Governing Law.
                    -------------

     This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 11.05. Notices.
                    -------

     All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention:
President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Bond Administration Team Leader or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Four Albany Street, New York, New York 10006, Attention: Residential Funding Corporation Series 1996-S13 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee, and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06. Notices to Rating Agency.
                    ------------------------

     The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

          (a) a material change or amendment to this Agreement,

          (b) the occurrence of an Event of Default,

          (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

          (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by
     Section 3.12 or the
     cancellation or modification of coverage under any such instrument,

          (e) the statement required to be delivered to the Holders of each Class of Certificates and the Owner of the Excess Spread pursuant to
     Section 4.03,

          (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

          (g) a change in the location of the Custodial Account or the Certificate Account,

          (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates or the Owner of the Excess Spread resulting from the failure by the Master Servicer to make an Advance pursuant to
     Section 4.04,

          (i) the occurrence of the Final Distribution Date, and

          (j) the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events
- --------  -------
described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

     Section 11.07. Severability of Provisions.
                    --------------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.08. Supplemental Provisions for Resecuritization.
                    ---------------------------------------------

     This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

     Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.

     IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                              RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

[Seal]
                              By:__________________________
                                  Name:   Randy Van Zee
                                  Title:  Vice President

Attest:__________________________
       Name:
       Title: Vice President


                              RESIDENTIAL FUNDING CORPORATION

[Seal]
                              By:_______________________
                                  Name:
                                  Title:  Director


Attest:________________________
       Name:  Randy Van Zee
       Title: Director


                              BANKERS TRUST COMPANY,
                              as Trustee

[Seal]
                              By:________________________
                               Name:
                               Title:

Attest:__________________________
       Name:
       Title:

STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF HENNEPIN    )


          On the 30th day of May, 1996 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

[Notarial Seal]

STATE OF MINNESOTA    )
                      ) ss.:
COUNTY OF HENNEPIN    )


          On the 30th day of May, 1996 before me, a notary public in and for said State, personally appeared ______________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

[Notarial Seal]

STATE OF            )
                    ) ss.:
COUNTY OF           )


          On the 30th day of May, 1996 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of Bankers Trust Company, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       Notary Public

[Notarial Seal]

                                   EXHIBIT A

                          FORM OF CLASS A CERTIFICATE



          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT,"
AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL
REVENUE CODE OF 1986.

          [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER
THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY
STATE AND MAY
NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO
SUCH ACT AND
LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT
FROM
REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
TRANSFERRED IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.]

          [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES
OF
APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID")
RULES TO
THIS CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS MAY 30, 1996.
ASSUMING
THAT THE MORTGAGE LOANS PREPAY AT 175% OF THE STANDARD PREPAYMENT
ASSUMPTION (AS
DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT
PASS-THROUGH
RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS
BEEN ISSUED
WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL
CERTIFICATE
PRINCIPAL BALANCE], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF
OID
ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______
PER [$1,000]
[$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE], COMPUTED USING
THE
APPROXIMATE METHOD.  NO REPRESENTATION IS MADE THAT THE MORTGAGE
LOANS WILL
PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR
AT ANY OTHER
RATE [OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. ____             7.00% Pass-Through Rate
                          Class A-__ Senior
Date of Pooling and Servicing
                                       Agreement and Cut-off Date:
                                         [Percentage Interest: ___%]
May 1, 1996
                                 Aggregate [Initial Certificate Principal
                                 Balance] of the Class A-__ Certificates:

First Distribution Date:
June 25, 1996

Master Servicer:                 [Initial] [Certificate Principal
Residential Funding              Balance] of this
Corporation               Certificate: $_____________]

Assumed Final
Distribution Date:               CUSIP 760947-_____



                       MORTGAGE PASS-THROUGH CERTIFICATE
                                SERIES 1996-S13

    evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that _____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-___ Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by

Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                           BANKERS TRUST COMPANY,
                                 as Trustee


                                 By:
                                         Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION
                         -----------------------------

          This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                 BANKERS TRUST COMPANY,
                                 as Certificate Registrar


                                 By:
                                         Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
__________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
                          Signature by or on behalf of assignor




                                         Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_____________________________________________________________________________
for the account of _____________________________________________ account number
________________, or, if mailed by check, to
________________________________________________________________ Applicable
statements should be mailed to
________________________________________________________________________________
____.

          This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT B

                          FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A
CERTIFICATES
AND CLASS R CERTIFICATES [AND CLASS M-1 CERTIFICATES] AS DESCRIBED IN
THE
AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A
"REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF
1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS
THE TRANSFEREE
PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE
AGREEMENT OR
AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE
COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE
EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF
THE CODE
AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE
AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES
ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY
NOT BE
RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT
AND LAWS OR
IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM
REGISTRATION UNDER
SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN
ACCORDANCE WITH
THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF
APPLYING THE
U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 30, 1996.
ASSUMING THAT
THE MORTGAGE LOANS PREPAY AT 175% OF THE STANDARD PREPAYMENT
ASSUMPTION (AS
DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN
ISSUED WITH
NO MORE THAN $              OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL
BALANCE, THE YIELD TO MATURITY IS     % AND THE AMOUNT OF OID
ATTRIBUTABLE TO
THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $           PER $1,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE
METHOD.  NO
REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A
RATE BASED ON
THE STANDARD PREPAYMENT ASSUMPTION [OR AT ANY OTHER RATE.]

Certificate No. ___                    7.00% Pass-Through Rate

Class M-___ Subordinate                Aggregate Certificate
                                       Principal Balance
                                       of the Class M Certificates:
Date of Pooling and Servicing     $_______________
Agreement and Cut-off Date:
May 1, 1996                      Initial Certificate Principal
                                       Balance of this Certificate:
First Distribution Date:         $_______________
June 25, 1996
                                       CUSIP: 760947-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
May 25, 2011



                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 1996-S13

    evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding

Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

          No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M

Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                           BANKERS TRUST COMPANY,
                                 as Trustee


                                 By:
                                         Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION
                         -----------------------------

          This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                 BANKERS TRUST COMPANY,
                                 as Certificate Registrar


                                 By:
                                         Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
__________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
                          Signature by or on behalf of assignor




                                         Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_____________________________________________________________________________
for the account of _____________________________________________ account number
________________, or, if mailed by check, to
________________________________________________________________ Applicable
statements should be mailed to
________________________________________________________________________________
____.

          This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT C

                          FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS
DESCRIBED IN THE
AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES
ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY
NOT BE
RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT
AND LAWS OR
IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM
REGISTRATION UNDER
SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN
ACCORDANCE WITH
THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS
THE TRANSFEREE
PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE
AGREEMENT OR
AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE
COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE
EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF
THE CODE
AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE
AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A
"REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.  THE
FOLLOWING
INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S.
FEDERAL
INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE.
THE ISSUE
DATE OF THIS CERTIFICATE IS MAY 30, 1996.  ASSUMING THAT THE MORTGAGE
LOANS
PREPAY AT 175% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED
IN THE
PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO
MORE THAN $___
OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL
PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO
REPRESENTATION IS MADE THAT
THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT
ASSUMPTION OR AT ANY OTHER RATE.

Certificate No. __                     7.00 % Pass-Through Rate

Class B-__ Subordinate                 Aggregate Certificate
                                       Principal Balance
                                       of the Class B-__
                                       Certificates as of
Date of Pooling and Servicing          the Cut-off Date:
Agreement and Cut-off Date:            $_______________
May 1, 1996
                                       Initial Certificate Principal
                                       Balance of this Certificate:
First Distribution Date:               $_______________
June 25, 1996

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
May 25, 2011


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 1996-S13

    evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that Residential Funding Mortgage Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by

Residential Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

          No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or
(ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                           BANKERS TRUST COMPANY,
                                 as Trustee


                                 By:
                                         Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION
                         -----------------------------

          This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                 BANKERS TRUST COMPANY,
                                 as Certificate Registrar


                                 By:
                                         Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
                          Signature by or on behalf of assignor




                                         Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_____________________________________________________________________________
for the account of _____________________________________________ account number
________________, or, if mailed by check, to
________________________________________________________________ Applicable
statements should be mailed to
________________________________________________________________________________
____.

          This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT D

                          FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED
STATES PERSON
OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A
"RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE
TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF
1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS
THE TRANSFEREE
PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE
AGREEMENT OR
AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE
COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE
EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF
THE CODE
AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE
TRUSTEE TO ANY
OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE
AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE
MADE ONLY
IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE
MASTER SERVICER
AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES,
ANY STATE
OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY
INTERNATIONAL
ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
FOREGOING, (B) ANY
ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF
THE CODE)
WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS
SUCH
ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
(C) ANY
ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH
PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN
REFERRED TO AS A
"DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED
ORGANIZATION, (2)
NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING
TO THE
FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.  NOTWITHSTANDING
THE
REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR
OTHER
DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN
AGENT OF A
DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE
OF NO LEGAL
FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO
BE A
CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT
LIMITED TO, THE
RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH HOLDER OF THIS
CERTIFICATE
BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE
CONSENTED TO THE
PROVISIONS OF THIS PARAGRAPH.

Certificate No. ___                    7.00% Pass-Through Rate

                                 Class R Senior         Aggregate Initial
                                       Certificate Principal Balance of the
                                       Class R Certificates:
Date of Pooling and Servicing    $100.00
Agreement and Cut-off Date:
May 1, 1996                      Initial Certificate Principal
                                       Balance of this Certificate:
First Distribution Date:         $_______________
June 25, 1996
                                       Percentage Interest:
Master Servicer:                       _______%
Residential Funding Corporation
                                       CUSIP 760947-_____
Assumed Final Distribution Date:
May 25, 2011


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 1996-S13

    evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to a Trust Fund, consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding

Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

          No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                           BANKERS TRUST COMPANY
                                 as Trustee


                                 By:
                                         Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION
                         -----------------------------

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                 BANKERS TRUST COMPANY,
                                 as Certificate Registrar


                                 By:
                                         Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
__________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:
                          Signature by or on behalf of assignor




                                         Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
_____________________________________________________________________________
for the account of _____________________________________________ account number
________________, or, if mailed by check, to
________________________________________________________________ Applicable
statements should be mailed to
________________________________________________________________________________
____.

          This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT E

                              CUSTODIAL AGREEMENT
                              -------------------

          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of May 1, 1996, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                        W I T N E S S E T H   T H A T :
                        - - - - - - - - - -   - - - -

          WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of May 1, 1996, relating to the issuance of Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1996-S13 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

          WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                   ARTICLE I

                                  Definitions

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                         Custody of Mortgage Documents

          Section 2.1.  Custodian to Act as Agent; Acceptance of Mortgage Files.
                        -------------------------------------------------------
The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

          Section 2.2.  Recordation of Assignments.  If any Mortgage File
                        --------------------------
includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

          Section 2.3.  Review of Mortgage Files.
                        ------------------------

          (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

          (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection
(c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

          (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

          Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

          Section 2.4.  Notification of Breaches of Representations and
                        -----------------------------------------------
Warranties.  Upon discovery by the Custodian of a breach of any representation
- ----------
or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

          Section 2.5.  Custodian to Cooperate; Release of Mortgage Files.  Upon
                        -------------------------------------------------
the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

          From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

          Section 2.6.  Assumption Agreements.  In the event that any assumption
                        ---------------------
agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                  ARTICLE III

                            Concerning the Custodian

          Section 3.1.  Custodian a Bailee and Agent of the Trustee.  With
                        -------------------------------------------
respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

          Section 3.2.  Indemnification.  The Company hereby agrees to indemnify
                        ---------------
and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

          Section 3.3.  Custodian May Own Certificates.  The Custodian in its
                        ------------------------------
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

          Section  3.4.  Master Servicer to Pay Custodian's Fees and Expenses.
                         ----------------------------------------------------
The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

          Section 3.5.  Custodian May Resign; Trustee May Remove Custodian.  The
                        --------------------------------------------------
Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

          Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

          Section 3.6.  Merger or Consolidation of Custodian.  Any Person into
                        ------------------------------------
which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 3.7.  Representations of the Custodian.  The Custodian hereby
                        --------------------------------
represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

          Section 4.1.  Notices.  All notices, requests, consents and demands
                        -------
and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

          Section 4.2.  Amendments.  No modification or amendment of or
                        ----------
supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

          Section 4.3.  Governing Law.  This Agreement shall be deemed a
                        -------------
contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

          Section 4.4.  Recordation of Agreement.  To the extent permitted by
                        ------------------------
applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.5.  Severability of Provisions.  If any one or more of the
                        --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



Address:                          BANKERS TRUST COMPANY,
                                    as Trustee


Four Albany Street
New York, New York  10006
Attention:  Residential Funding Corporation
                Series 1996-S13


                                By:
                                Name:
                                Title:  Vice President


Address:                        RESIDENTIAL FUNDING MORTGAGE
                                SECURITIES I, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                By:
                                Name:
                                Title:  Vice President


Address:                        RESIDENTIAL FUNDING
                                CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                By:
                                Name:
                                Title:  Director


Address:                        NORWEST BANK MINNESOTA,
                                NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                By:
                                Name:   Kathleen Marshall
                                Title:  Trust Officer

STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )


          On the 30th day of May, 1996, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a Vice President of Bankers Trust Company, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                         Notary Public


[SEAL]

STATE OF MINNESOTA              )
                                         ) ss.:
COUNTY OF HENNEPIN              )


          On the 30th day of May, 1996, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                  Notary Public


[SEAL]

STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )


          On the 30th day of May, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   Notary Public

[Notarial Seal]



STATE OF MINNESOTA                      )
                                 ) ss:
COUNTY OF HENNEPIN                      )


          On the 30th day of May, 1996, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 Notary Public

[Notarial Seal]

                                  EXHIBIT ONE

                               FORM OF CUSTODIAN
                             INITIAL CERTIFICATION


                                 May 30, 1996


Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S13

          Re: Custodial Agreement dated as of May 1, 1996, by and among Bankers Trust Company, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series
                                                           --------------------
               1996-S13
               ----------------------------

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION



                                    By:
                                    Name:
                                    Title:

                                  EXHIBIT TWO

                    FORM OF CUSTODIAN INTERIM CERTIFICATION



                         ________________ ____, 1996



Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S13

          Re: Custodial Agreement dated as of May 1, 1996, by and among Bankers Trust Company, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series
                                                           --------------------
               1996-S13
               ---------------------------

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION



                                    By:
                                    Name:
                                    Title:

                                 EXHIBIT THREE

                     FORM OF CUSTODIAN FINAL CERTIFICATION



                              _____________ ___, 1996



Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S13

          Re: Custodial Agreement dated as of May 1, 1996, by and among Bankers Trust Company, Residential Funding Mortgage Securities I, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series
                                                           --------------------
               1996-S13
               --------

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

            (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

            (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

            (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

          (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

          (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

          (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

            (v)  The Security Agreement;

          (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

          (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

          (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

          (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

          (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                              NORWEST BANK MINNESOTA, NATIONAL  ASSOCIATION


                              By:
                              Name:
                              Title:

                                   EXHIBIT F

                             MORTGAGE LOAN SCHEDULE

1

  RUN ON     : 05/16/96           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 13.24.59          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RFMSI I 1996-S13                               CUTOFF : 05/01/96
  POOL       : 0004207
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
  MORTGAGOR NAME                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #

______________________________________________________________________________


    1434393          A77/F06             F          191,800.00         ZZ
    CHOW                SU-FANG          180        188,381.70          1
    15 BEV AVENUE                      7.875          1,819.13         70
                                       7.625          1,819.13      274,000.00
    PISCATAWAY       NJ   08854          1            10/11/95         00
    0380220872                           05           12/01/95          0
    9400536                              O            11/01/10
    0


    1444978          B24/728             F          160,000.00         ZZ
    SAXE                PATRICIA D       180        157,707.60          1
    320 STRAWBERRY HILL AVE            8.250          1,552.22         50
    UNIT 39                            8.000          1,552.22      325,000.00
    STAMFORD         CT   06902          2            11/01/95         00
    0380243346                           05           01/01/96          0
    UNKNOWN                              O            12/01/10
    0


    1462014          070/728             F           24,900.00         ZZ
    MARROW              ALMA     C       120         24,080.70          1
    1211 OAKLEY DRIVE                  8.250            305.41         32
                                       8.000            305.41       79,900.00
    BIRMINGHAM       AL   35214          1            10/26/95         00
    0380307984                           05           12/01/95          0
    6589987                              O            11/01/05
    0


    1468664          A52/728             F          291,000.00         ZZ
    O'REILLY            MICHAEL  J       180        288,346.91          1
    4720 TALLEY BROOK DRIVE            7.500          2,697.61         66
                                       7.250          2,697.61      447,500.00
    KENNESAW         GA   30152          2            01/11/96         00
    0380310699                           03           03/01/96          0
1


    134033                               O            02/01/11
    0


    1472552          976/728             F          400,000.00         ZZ
    SMITH               AARON    J       180        398,805.15          1
    2814 CEDAR WOODS PLACE             7.625          3,736.52         51
                                       7.375          3,736.52      785,000.00
    HOUSTON          TX   77068          4            03/22/96         00
    0380416645                           03           05/01/96          0
    756237                               O            04/01/11
    0


    1473478          757/757             F          220,000.00         ZZ
    MORAN               J        L       180        217,950.27          1
    PO BOX 384 HIGHWAY 531 NORTH       7.250          2,008.30         70
                                       7.000          2,008.30      314,700.00
    TAYLORSVILLE     MS   39168          5            01/31/96         00
    2665396                              05           03/01/96          0
    2665396                              O            02/01/11
    0


    1473503          559/728             F          275,000.00         ZZ
    SHAKERI             MICHAEL  A       180        275,000.00          1
    50 CATALPA LANE                    8.375          2,687.93         69
                                       8.125          2,687.93      400,000.00
    CAMPBELL         CA   95008          2            04/05/96         00
    0380416272                           05           06/01/96          0
    0459354                              O            05/01/11
    0


    1474165          B99/728             F          272,000.00         ZZ
    PYBURN              PHILIP   J       180        268,313.33          1
    79 ALDERBROOK DRIVE                8.000          2,599.37         80
                                       7.750          2,599.37      340,000.00
    TOPSFIELD        MA   01983          2            03/08/96         00
    0380368788                           05           05/01/96          0
    LB954636                             O            04/01/11
    0


    1474377          A35/A35             F          107,000.00         ZZ
    FORLENZA            ANTHONY          180        106,330.16          1
    416 BIRCH STREET                   7.125            969.24         66
                                       6.875            969.24      164,000.00
    WEST HEMPSTEAD   NY   11552          2            02/14/96         00
    UNKNOWN                              05           04/01/96          0
    UNKNOWN                              O            03/01/11
    0


1


    1474578          637/728             F          240,000.00         ZZ
    DIETZ               ROGER    J       180        237,811.89          1
    2589 SE 9 STREET                   7.500          2,224.83         80
                                       7.250          2,224.83      300,000.00
    POMPANO BEACH    FL   33062          1            01/24/96         00
    0380344417                           05           03/01/96          0
    4906525                              O            02/01/11
    0


    1477813          429/429             F          240,000.00         ZZ
    JENG                JINHWA           180        204,072.99          1
    261 BERKLEY AVENUE                 7.500          2,224.83         58
                                       7.250          2,224.83      419,900.00
    BELLE MEAD       NJ   08502          1            09/13/95         00
    21213954                             03           11/01/95          0
    21213954                             O            10/01/10
    0


    1478174          B47/728             F          384,000.00         ZZ
    QUITER              ANTHONY          180        382,801.61          1
    240 EAST WALNUT                    7.125          3,478.39         80
                                       6.875          3,478.39      480,000.00
    HINSDALE         IL   60521          2            03/01/96         00
    0380361635                           05           05/01/96          0
    1478174                              O            04/01/11
    0


    1478833          457/728             F          250,000.00         ZZ
    LARSON              JEFFREY  B       180        248,501.68          1
    16 SOUTH WOODSIDE AVENUE           7.625          2,335.33         53
                                       7.375          2,335.33      478,000.00
    WELLESLEY        MA   02181          2            03/04/96         00
    0380389396                           05           04/01/96          0
    961313303                            O            03/01/11
    0


    1479064          A52/728             F          280,000.00         ZZ
    CHANG               YIH-LONG         180        278,284.83          1
    10520 OXFORD MILL CIRCLE           7.375          2,575.79         73
                                       7.125          2,575.79      385,000.00
    ALPHARETTA       GA   30202          2            02/21/96         00
    0380349655                           03           04/01/96          0
    139249                               O            03/01/11
    0


    1479198          964/728             F          241,500.00         ZZ
    ANDERSEN            FREDDY           180        240,762.60          1
    396 E BLITHDALE AVENUE             7.375          2,221.62         69
                                       7.125          2,221.62      350,000.00
1


    MILL VALLEY      CA   94941          5            03/01/96         00
    0380409459                           05           05/01/96          0
    17326                                O            04/01/11
    0


    1479228          313/728             F          125,000.00         ZZ
    EADY                KENNETH  C       180        124,630.69          1
    115 WATERBEND DR                   7.750          1,176.60         67
                                       7.500          1,176.60      188,467.00
    MILLEDGEVILLE    GA   31061          4            03/12/96         00
    0380387580                           05           05/01/96          0
    5578042                              O            04/01/11
    0


    1479512          E22/728             F          450,000.00         ZZ
    KHARRAZI            FARIBORZ         180        450,000.00          1
    761 NORTH BUNDY DRIVE              7.750          4,235.74         66
                                       7.500          4,235.74      685,000.00
    LOS ANGELES      CA   90049          2            04/04/96         00
    0410087670                           05           06/01/96          0
    0410087670                           O            05/01/11
    0


    1479513          E22/728             F          350,000.00         ZZ
    CHIEN               JEN-CHAN J       180        348,965.95          1
    7672 SHADOWHILL LANE               7.750          3,294.47         70
                                       7.500          3,294.47      500,000.00
    CUPERTINO        CA   95014          2            03/06/96         00
    0410038905                           05           05/01/96          0
    0410038905                           O            04/01/11
    0


    1479521          429/429             F          461,700.00         ZZ
    KUNEY               STEVEN           180        451,964.57          1
    1015 PRIORY PLACE                  7.750          4,345.87         77
                                       7.500          4,345.87      600,000.00
    MCLEAN           VA   22101          2            09/07/95         00
    0021234810                           03           11/01/95          0
    0021234810                           O            10/01/10
    0


    1479889          429/429             F          235,000.00         ZZ
    DAVIS               LAURIE   J       180        228,587.51          1
    2417 HIDDEN VALLEY LANE            7.750          2,212.00         83
                                       7.500          2,212.00      285,000.00
    SILVER SPRING    MD   20904          2            07/13/95         14
    21150370                             05           09/01/95          6
    21150370                             O            08/01/10
    0
1




    1480172          668/728             F          275,000.00         ZZ
    HYMAN               HERBERT  B       180        274,169.46          1
    1149 CALLADO STREET                7.500          2,549.29         59
                                       7.250          2,549.29      470,000.00
    CAMARILLO        CA   93010          1            03/08/96         00
    0380408139                           05           05/01/96          0
    6346316                              O            04/01/11
    0


    1480713          429/429             F          400,000.00         T
    PEARCE              DAVID    F       180        395,122.31          1
    100 EAST WILDFLOWER                7.500          3,708.05         58
                                       7.250          3,708.05      700,000.00
    EDWARDS          CO   81632          1            12/14/95         00
    10137206                             03           02/01/96          0
    10137206                             O            01/01/11
    0


    1480759          429/429             F          340,000.00         ZZ
    BRILL               JONATHAN E       180        335,483.06          1
    918 WEST BRIDGETOWNE COURT         6.500          2,961.77         80
                                       6.250          2,961.77      426,220.00
    DUNLAP           IL   61525          1            12/15/95         00
    10161487                             05           02/01/96          0
    10161487                             O            01/01/11
    0


    1480924          356/728             F          238,000.00         ZZ
    ALLEN               BRADLEY  R       180        238,000.00          1
    970 BLUEBONNET DRIVE               8.250          2,308.94         80
                                       8.000          2,308.94      297,500.00
    SUNNYVALE        CA   94086          2            03/28/96         00
    0380397142                           05           06/01/96          0
    2349843                              O            05/01/11
    0


    1482002          976/728             F          324,700.00         ZZ
    TSAI                VIVIAN           180        323,751.22          1
    18452 EAST STONEGATE LANE          7.875          3,079.62         80
                                       7.625          3,079.62      406,000.00
    ROWLAND HEIGHTS  CA   91748          1            03/21/96         00
    0380416678                           03           05/01/96          0
    831297                               O            04/01/11
    0


    1482790          698/698             F          560,000.00         ZZ
    SIEGEL              RICHARD  A       180        560,000.00          1
1


    5866 OAKHILL DRIVE                 7.500          5,191.27         70
                                       7.250          5,191.27      800,000.00
    SANTA MARIA      CA   93455          2            04/09/96         00
    17552095                             03           06/01/96          0
    17552095                             O            05/01/11
    0


    1482801          180/728             F           53,000.00         ZZ
    PRESTON             PAULA    E       180         53,000.00          1
    375 MOORE ROAD                     8.500            521.91         71
                                       8.250            521.91       75,000.00
    DICKSON          TN   37055          2            04/08/96         00
    0380419136                           05           06/01/96          0
    4221214                              O            05/01/11
    0


    1482907          638/728             F          236,700.00         ZZ
    ZEILMEIER           JOSEF    W       180        236,060.25          1
    48 OLD MOUNTAIN ROAD               8.750          2,365.69         90
                                       8.500          2,365.69      263,000.00
    CLINTON TOWNSHI  NJ   08801          1            04/01/96         04
    0380416975                           05           05/01/96         25
    382                                  O            04/01/11
    0


    1482940          635/635             F           68,400.00         ZZ
    KATTENGELL          LEON     E       180         68,202.33          1
    7543 RUSTIC TRAIL DRIVE            8.000            653.67         95
                                       7.750            653.67       72,500.00
    SAN ANTONIO      TX   78244          2            03/14/96         14
    638746800                            05           05/01/96         30
    638746800                            O            04/01/11
    0


    1483593          975/728             F           85,000.00         ZZ
    VACETTI             SONIA            180         84,746.09          1
    2105 NORTH BELHAVEN AVENUE         7.625            794.01         47
                                       7.375            794.01      184,000.00
    SIMI VALLEY      CA   93063          2            03/21/96         00
    0380406752                           05           05/01/96          0
    960844                               O            04/01/11
    0


    1483662          570/570             F           75,000.00         ZZ
    TUTTOLOMONDO        FRANK            180         74,788.02          1
    7623 SOLIMAR CIRCLE                8.250            727.61         60
                                       8.000            727.61      125,000.00
    BOCA RATON       FL   33433          1            03/21/96         00
    5839501                              05           05/01/96          0
1


    5839501                              O            04/01/11
    0


    1483957          429/429             F          265,500.00         ZZ
    CALDER              KIMBERLY L       180        261,483.84          1
    20591 BROADNAX PLACE               7.625          2,480.12         75
                                       7.375          2,480.12      354,000.00
    ASHBURN          VA   22011          2            11/27/95         00
    0021309554                           03           01/01/96          0
    0021309554                           O            12/01/10
    0


    1484307          439/728             F          289,000.00         ZZ
    BRADLEY             BRUCE    A       180        287,256.53          1
    183 GRACE AVENUE                   7.550          2,687.29         73
                                       7.300          2,687.29      400,000.00
    ELMHURST         IL   60126          2            02/16/96         00
    0380382854                           05           04/01/96          0
    1833170                              O            03/01/11
    0


    1485509          668/728             F          105,000.00         ZZ
    BUNKER              W        R       180        104,189.36          1
    7647 EAST TURQUOISE AVENUE         6.750            929.16         64
                                       6.500            929.16      165,500.00
    SCOTTSDALE       AZ   85258          1            02/12/96         00
    0380413378                           03           04/01/96          0
    6316871                              O            03/01/11
    0


    1485518          356/728             F          300,000.00         ZZ
    HO                  KIN      M       180        300,000.00          1
    313 LOWER VINTNERS CIRCLE          8.250          2,910.43         59
                                       8.000          2,910.43      515,000.00
    FREMONT          CA   94539          1            03/28/96         00
    0380420241                           05           06/01/96          0
    2313062                              O            05/01/11
    0


    1485747          A50/A50             F           60,000.00         ZZ
    TAYLOR JR           JAMES    L       120         59,653.35          1
    523 ST ANDREWS CR                  7.000            696.65         66
                                       6.750            696.65       92,000.00
    STATESBORO       GA   30458          2            03/25/96         00
    14772                                05           05/01/96          0
    14772                                O            04/01/06
    0


1


    1485802          405/405             F          286,000.00         ZZ
    QUALHEIM-RUSTAD     KATHLEEN M       180        284,323.13          1
    N5212 CTY HWY MM                   7.875          2,712.57         79
                                       7.625          2,712.57      363,500.00
    SHAWANO          WI   54166          2            02/13/96         00
    3844693                              05           04/01/96          0
    3844693                              O            03/01/11
    0


    1485822          975/728             F          390,000.00         ZZ
    KIM                 HO       J       180        390,000.00          1
    11443 AWENITA COURT                8.375          3,811.96         46
                                       8.125          3,811.96      850,000.00
    CHATSWORTH AREA  CA   91311          2            04/15/96         00
    0380420308                           05           06/01/96          0
    960962                               O            05/01/11
    0


    1486070          377/377             F          337,500.00         ZZ
    HORN                ERIC     S       180        334,489.33          1
    215 BENTWOOD ROAD                  7.750          3,176.81         85
                                       7.500          3,176.81      400,000.00
    HURRICANE        WV   25526          2            01/19/96         14
    3515715                              05           03/01/96         17
    3515715                              O            02/01/11
    0


    1486373          232/232             F           76,500.00         T
    DE PLOMB            EUGENE           180         76,500.00          1
    1211 KEYSTONE RAOD 2755            8.250            742.16         75
                                       8.000            742.16      102,000.00
    KEYSTONE         CO   80435          1            04/05/96         00
    11007824                             05           06/01/96          0
    11007824                             O            05/01/11
    0


    1486658          E22/728             F          420,000.00         ZZ
    KAO                 PAUL             180        418,759.14          1
    917 PROVIDENCE COURT               7.750          3,953.36         74
                                       7.500          3,953.36      575,000.00
    CUPERTINO        CA   95014          2            03/12/96         00
    0410038897                           05           05/01/96          0
    410038897                            O            04/01/11
    0


    1486816          074/728             F          263,000.00         ZZ
    HANNA               GWENDOLYNL       180        260,172.78          1
    16125 YONA VISTA AVENUE            7.875          2,494.43         79
                                       7.625          2,494.43      335,000.00
1


    SAN JOSE         CA   95127          2            01/05/96         00
    0380386798                           05           03/01/96          0
    1561316305                           O            02/01/11
    0


    1486817          074/728             F          308,000.00         ZZ
    KOHN                DEBORAH  A       180        305,252.45          1
    505 MADERA DRIVE                   7.750          2,899.13         76
                                       7.500          2,899.13      406,000.00
    SAN MATEO        CA   94403          2            01/16/96         00
    0380395229                           05           03/01/96          0
    1561316586                           O            02/01/11
    0


    1486818          074/728             F          343,000.00         ZZ
    JACKSON             DAVID    S       180        339,940.21          1
    375 SAN BENITO WAY                 7.750          3,228.58         73
                                       7.500          3,228.58      475,000.00
    SAN FRANCISCO    CA   94127          2            01/09/96         00
    0380403098                           03           03/01/96          0
    1561317363                           O            02/01/11
    0


    1486820          074/728             F          278,000.00         ZZ
    LIN                 TENG     C       180        275,520.05          1
    1125 THAMES DRIVE                  7.750          2,616.75         80
                                       7.500          2,616.75      350,000.00
    SAN JOSE         CA   95129          2            01/22/96         00
    0380403130                           05           03/01/96          0
    1561319573                           O            02/01/11
    0


    1486821          074/728             F          330,000.00         ZZ
    BROWN               CARL     L       180        328,043.78          1
    10360 SCENIC BOULEVARD             7.750          3,106.21         49
                                       7.500          3,106.21      677,000.00
    CUPERTINO        CA   95014          2            02/01/96         00
    0380387457                           05           04/01/96          0
    1561320368                           O            03/01/11
    0


    1486822          074/728             F          280,000.00         ZZ
    CHEN                CHING-HSU        180        278,321.88          1
    220 JACARANDA DRIVE                7.625          2,615.57         62
                                       7.375          2,615.57      455,000.00
    FREMONT          CA   94539          2            02/20/96         00
    0380387481                           05           04/01/96          0
    1561320890                           O            03/01/11
    0
1




    1486823          074/728             F          650,000.00         ZZ
    PANAMA              JULIE            180        644,201.56          1
    776 GLENMONT AVENUE                7.750          6,118.30         56
                                       7.500          6,118.30    1,175,000.00
    LOS ANGELES      CA   90024          2            01/23/96         00
    0380403056                           05           03/01/96          0
    1562144500                           O            02/01/11
    0


    1486826          074/728             F          937,000.00         ZZ
    FOX                 RICHARD  J       180        928,457.25          1
    1260 LAGO VISTA PLACE              7.500          8,686.11         50
                                       7.250          8,686.11    1,875,000.00
    BEVERLY HILLS    CA   90210          2            01/10/96         00
    0380402009                           05           03/01/96          0
    1562147542                           O            02/01/11
    0


    1486827          074/728             F          323,000.00         ZZ
    LOTT                IRA      T       180        319,990.61          1
    25792 JAMON LANE                   7.250          2,948.55         86
                                       7.000          2,948.55      377,000.00
    MISSION VIEJO    CA   92691          2            01/25/96         10
    0380403064                           05           03/01/96         25
    1562147622                           O            02/01/11
    0


    1486829          074/728             F          440,000.00         ZZ
    STOLL               MARY     A       180        435,856.02          1
    400 HOMEWOOD ROAD                  7.125          3,985.66         26
                                       6.875          3,985.66    1,700,000.00
    LOS ANGELES      CA   90049          2            01/17/96         00
    0380403023                           05           03/01/96          0
    1562147881                           O            02/01/11
    0


    1487460          686/728             F          201,500.00         ZZ
    CHEN                DAR-SHENG        180        200,911.21          1
    107 RUSKIN DRIVE                   7.875          1,911.13         65
                                       7.625          1,911.13      310,000.00
    MONTGOMERY       TX   77356          1            03/15/96         00
    0380390915                           03           05/01/96          0
    30817406374                          O            04/01/11
    0


    1487505          E22/728             F           90,000.00         ZZ
    CONWAY              JOHN     W       180         89,401.41          1
1


    260 OSAGE TERRACE                  7.375            827.93         41
                                       7.125            827.93      220,000.00
    BUFFALO GROVE    IL   60089          5            02/23/96         00
    0410081004                           05           04/01/96          0
    410081004                            O            03/01/11
    0


    1487562          638/728             F          324,000.00         ZZ
    GODARZI             DARIS            180        324,000.00          1
    3302 ONION CREEK                   7.875          3,072.98         75
                                       7.625          3,072.98      432,000.00
    SUGAR LAND       TX   77479          1            04/11/96         00
    0380425901                           03           06/01/96          0
    08555964                             O            05/01/11
    0


    1487642          664/728             F          420,000.00         ZZ
    GRAYR               VICTOR           180        420,000.00          1
    6056 LAKE LINDERO DRIVE            7.625          3,923.35         74
                                       7.375          3,923.35      575,000.00
    AGOURA HILLS     CA   91301          2            04/05/96         00
    0380419813                           03           06/01/96          0
    2176220                              O            05/01/11
    0


    1487739          A06/728             F          614,000.00         ZZ
    BILLMEYER           D        C       180        611,773.54          1
    971 WADDINGTON                     7.375          5,648.33         69
                                       7.125          5,648.33      900,000.00
    BLOOMFIELD HILL  MI   48301          2            03/25/96         00
    0380385659                           05           05/01/96          0
    9600026                              O            04/01/11
    0


    1488068          E22/728             F           94,000.00         ZZ
    PHONG               SAU      C       180         93,725.34          1
    7199 ROTELLA DRIVE                 7.875            891.54         75
                                       7.625            891.54      125,965.00
    SACRAMENTO       CA   95824          1            03/08/96         00
    0410049373                           05           05/01/96          0
    410049373                            O            04/01/11
    0


    1488117          461/728             F          252,000.00         ZZ
    STEPANEK            STEPHEN          180        252,000.00          1
    709 36TH STREET                    7.375          2,318.21         62
                                       7.125          2,318.21      410,000.00
    MANHATTAN BEACH  CA   90266          2            04/12/96         00
    0380432832                           05           06/01/96          0
1


    21000633                             O            05/01/11
    0


    1488238          450/728             F          450,000.00         ZZ
    GIFTOS              JAMES            180        448,595.64          1
    41 RENAUD                          7.125          4,076.24         49
                                       6.875          4,076.24      935,000.00
    GROSSE POINTE S  MI   48236          5            03/07/96         00
    0380392218                           05           05/01/96          0
    4167680                              O            04/01/11
    0


    1488344          764/728             F          296,000.00         ZZ
    UNG                 PAUL             180        296,000.00          1
    5936 VISTA DE LA LUZ               8.125          2,850.13         65
                                       7.875          2,850.13      456,000.00
    WOODLAND HILLS   CA   91367          1            04/10/96         00
    0380418930                           03           06/01/96          0
    890272                               O            05/01/11
    0


    1488355          470/728             F          232,000.00         ZZ
    HERRON              J        R       180        231,299.33          1
    24592 PRISCILLA DRIVE              7.500          2,150.67         75
                                       7.250          2,150.67      310,000.00
    DANA POINT       CA   92629          2            03/14/96         00
    0380395310                           05           05/01/96          0
    54149753                             O            04/01/11
    0


    1488384          936/728             F          319,100.00         ZZ
    MOORHEAD II         WILLIAM  D       180        318,167.58          1
    2873 WEST 234TH STREET             7.875          3,026.51         90
                                       7.625          3,026.51      355,000.00
    TORRANCE         CA   90505          2            02/28/96         10
    0380427329                           05           05/01/96         12
    6029193                              O            04/01/11
    0


    1488394          939/728             F          216,000.00         ZZ
    PELAEZ              IVAN             180        216,000.00          2
    37-58 WARREN STREET                7.875          2,048.66         80
                                       7.625          2,048.66      270,000.00
    JACKSON HEIGHTS  NY   11372          2            04/09/96         00
    0380413600                           05           06/01/96          0
    9603760                              O            05/01/11
    0


1


    1488419          074/728             F          537,600.00         ZZ
    WOOD                JAMES    K       180        532,591.21          1
    3668 N GREEN VALLEY WAY            7.250          4,907.55         72
                                       7.000          4,907.55      750,000.00
    EAGLE            ID   83616          2            01/31/96         00
    0380395393                           03           03/01/96          0
    1506077780                           O            02/01/11
    0


    1488420          074/728             F          360,000.00         ZZ
    FREIDIN             GREGORY          180        357,672.11          1
    825 SHATTUCK AVENUE                6.750          3,185.68         71
                                       6.500          3,185.68      510,000.00
    BERKELEY         CA   94707          2            02/08/96         00
    0380392382                           05           04/01/96          0
    1561319530                           O            03/01/11
    0


    1488424          074/728             F          262,900.00         ZZ
    CARPENTER           NEIL     W       180        261,341.54          1
    2055 ROSEMONT AVENUE NO 1          7.750          2,474.62         71
                                       7.500          2,474.62      373,000.00
    PASADENA         CA   91103          2            02/08/96         00
    0380395682                           05           04/01/96          0
    1562147440                           O            03/01/11
    0


    1488425          074/728             F          443,800.00         ZZ
    PORTERFIELD         GARLAND          180        441,110.96          1
    6620 HILLCREST AVENUE              7.500          4,114.08         70
                                       7.250          4,114.08      640,000.00
    OKLAHOMA CITY    OK   73116          2            02/14/96         00
    0380395336                           05           04/01/96          0
    1507092290                           O            03/01/11
    0


    1488442          E22/728             F          375,000.00         ZZ
    PALMER              COLIN    A       180        373,854.98          1
    184 VISTA VERDE WAY                7.375          3,449.71         30
                                       7.125          3,449.71    1,250,000.00
    PORTOLA VALLEY   CA   94028          2            03/08/96         00
    0410092902                           05           05/01/96          0
    410092902                            O            04/01/11
    0


    1488698          975/728             F          100,000.00         ZZ
    CHEN                SHU-ER           180         99,714.20          1
    3107 JOY STREET                    8.125            962.88         40
                                       7.875            962.88      250,000.00
1


    WEST COVINA      CA   91791          2            03/15/96         00
    0380408253                           05           05/01/96          0
    960913                               O            04/01/11
    0


    1488782          E22/728             F          113,400.00         ZZ
    LEE                 CHUN     K       180        113,072.29          1
    14254 SW 117TH TERRACE             8.000          1,083.71         75
                                       7.750          1,083.71      151,290.00
    MIAMI            FL   33186          1            03/21/96         00
    0410074116                           05           05/01/96          0
    410074116                            O            04/01/11
    0


    1489061          076/076             F          300,000.00         T
    MURRAY              DUANE    R       180        298,101.52          1
    1017 PARK COUNTY ROAD #14          7.000          2,696.48         58
                                       6.750          2,696.48      520,000.00
    FAIRPLAY         CO   80440          1            02/22/96         00
    5727302                              05           04/01/96          0
    5727302                              O            03/01/11
    0


    1489187          998/728             F          141,800.00         ZZ
    CHI                 LAU      T       180        140,959.42          1
    3123 PAVAN DRIVE                   7.750          1,334.73         75
                                       7.500          1,334.73      191,000.00
    SAN JOSE         CA   95148          2            02/02/96         00
    0380412529                           05           04/01/96          0
    59448860                             O            03/01/11
    0


    1489196          998/728             F          210,000.00         ZZ
    CHIPMAN             WILLIAM          180        209,379.57          1
    2231 PACIFIC AVENUE                7.750          1,976.68         75
                                       7.500          1,976.68      280,000.00
    ALAMEDA          CA   94501          2            02/23/96         00
    0380412545                           05           05/01/96          0
    59528711                             O            04/01/11
    0


    1489206          998/728             F          800,000.00         ZZ
    CHEN                JAMES            180        782,879.80          1
    30665 PALOS VERDES DR EAST         7.625          7,473.04         62
                                       7.375          7,473.04    1,300,000.00
    RNCH PLS VRD     CA   90274          2            02/02/96         00
    0380412560                           05           04/01/96          0
    59546044                             O            03/01/11
    0
1




    1489213          998/728             F          388,000.00         ZZ
    LAU                 HIN      W       180        385,725.08          1
    1731 CAMINO LINDO                  7.875          3,679.99         50
                                       7.625          3,679.99      788,000.00
    SOUTH PASADENA   CA   91030          1            02/05/96         00
    0380412578                           05           04/01/96          0
    59545640                             O            03/01/11
    0


    1489215          998/728             F          277,500.00         ZZ
    GINIGER             MEL              180        275,743.89          1
    10668 EASTBORNE AVENUE #207        7.000          2,494.25         75
                                       6.750          2,494.25      370,000.00
    LOS ANGELES      CA   90024          2            02/12/96         00
    0380412586                           01           04/01/96          0
    59545251                             O            03/01/11
    0


    1489224          998/728             F          247,500.00         ZZ
    WEISS               MAX      E       180        246,744.27          1
    10500 BOULDER RIDGE TERRACE        7.375          2,276.82         75
                                       7.125          2,276.82      330,000.00
    LOS ANGELES      CA   91311          5            03/11/96         00
    0380412602                           05           05/01/96          0
    99292658                             O            04/01/11
    0


    1489227          998/728             F          236,250.00         ZZ
    MERCADO             RAUL     F       180        234,771.03          1
    34 MOONLIGHT COURT                 7.125          2,140.03         90
                                       6.875          2,140.03      262,500.00
    SO SAN FRANCISC  CA   94080          1            02/06/96         10
    0380412610                           03           04/01/96         12
    99282022                             O            03/01/11
    0


    1489231          998/728             F           30,000.00         ZZ
    SCHROEDER           EDITH    E       180         29,909.39          1
    1720 LA TIERRA LANE                7.500            278.11         27
                                       7.250            278.11      112,000.00
    LAKE SAN MARCOS  CA   92069          1            03/08/96         00
    0380412628                           05           05/01/96          0
    99117087                             O            04/01/11
    0


    1489324          025/025             F          400,000.00         ZZ
    FUSCO               F        J       180        398,805.15          1
1


    8900 FISHERMANS BAY DRIVE          7.625          3,736.52         49
                                       7.375          3,736.52      825,000.00
    SARASOTA         FL   34231          1            03/15/96         00
    445088                               03           05/01/96          0
    445088                               O            04/01/11
    0


    1489369          074/728             F          300,000.00         ZZ
    KIRST               BRADLEY  J       180        298,142.22          1
    15838 BEAVER RUN ROAD              7.250          2,738.59         75
                                       7.000          2,738.59      400,000.00
    SANTA CLARITA    CA   91351          2            02/14/96         00
    0380401951                           05           04/01/96          0
    1567148043                           O            03/01/11
    0


    1489524          766/728             F           70,000.00         ZZ
    ROCA                JUAN     J       180         69,797.71          1
    12504 SW 99 AVENUE                 8.000            668.96         41
                                       7.750            668.96      174,000.00
    MIAMI            FL   33176          1            03/28/96         00
    0380417072                           05           05/01/96          0
    96AC0080                             O            04/01/11
    0


    1489710          241/728             F          457,500.00         ZZ
    MOORE               THOMAS   K       180        456,072.23          1
    1230 COUNTRY CLUB ROAD             7.125          4,144.18         66
                                       6.875          4,144.18      700,000.00
    FORT COLLINS     CO   80524          2            03/08/96         00
    0380406091                           05           05/01/96          0
    7246242                              O            04/01/11
    0


    1489715          450/728             F          242,100.00         ZZ
    COX                 CHRISTOPHM       172        238,231.11          1
    3870 STEEPLECHASE COURT            7.875          2,352.47         75
                                       7.625          2,352.47      324,000.00
    MIDLOTHIAN       TX   76065          2            12/01/95         00
    0380408022                           05           01/01/96          0
    3906104                              O            04/01/10
    0


    1489746          E87/728             F          369,000.00         ZZ
    CASTILLO            RODOLFO          180        367,860.92          1
    925 NORTH ONTARE ROAD              7.250          3,368.46         73
                                       7.000          3,368.46      510,000.00
    SANTA BARBARA    CA   93105          2            03/11/96         00
    0380405796                           05           05/01/96          0
1


    137507                               O            04/01/11
    0


    1489761          232/232             F           92,000.00         ZZ
    NURSE               CLAUDETTEC       180         91,734.13          1
    8311 12TH AVE                      8.000            879.20         74
                                       7.750            879.20      125,000.00
    SILVER SPRING    MD   20903          2            03/13/96         00
    11013008                             07           05/01/96          0
    11013008                             O            04/01/11
    0


    1489878          439/728             F          281,200.00         ZZ
    IANNONE             RONALD   A       180        280,350.74          1
    82 GRASSLAND CIRCLE                7.500          2,606.76         75
                                       7.250          2,606.76      375,000.00
    MOUNT SINAI      NY   11766          5            03/20/96         00
    0380410622                           05           05/01/96          0
    1839047                              O            04/01/11
    0


    1489879          439/728             F          301,000.00         ZZ
    KRUGER              LOREN    C       180        300,033.74          1
    9538 NAPLES DRIVE                  6.800          2,671.93         80
                                       6.550          2,671.93      378,000.00
    CYPRESS          CA   90630          2            03/05/96         00
    0380410408                           05           05/01/96          0
    1840265                              O            04/01/11
    0


    1489880          439/728             F          392,000.00         ZZ
    KAN                 FRANK            180        390,789.90          1
    801 WEST KENNETH ROAD              7.250          3,578.43         80
                                       7.000          3,578.43      490,000.00
    GLENDALE         CA   91202          2            03/18/96         00
    0380410341                           05           05/01/96          0
    1841520                              O            04/01/11
    0


    1489881          439/728             F          435,700.00         ZZ
    BRYANT              ARWYN    L       180        434,401.36          1
    104 WILDER AVENUE                  7.650          4,076.23         65
                                       7.400          4,076.23      675,000.00
    LOS GATOS        CA   95030          2            03/18/96         00
    0380410572                           05           05/01/96          0
    1843291                              O            04/01/11
    0


1


    1489882          439/728             F          280,000.00         ZZ
    ARVYSTAS            MICHAEL  G       180        279,187.25         11
    427 WASHINGTON STREET APT 5        7.950          2,667.75         28
                                       7.700          2,667.75    1,000,000.00
    NEW YORK         NY   10013          5            03/20/96         00
    0380410606                           15           05/01/96          0
    1844660                              O            04/01/11
    0


    1489932          624/728             F          165,000.00         ZZ
    HAYS                DAVID    S       180        164,538.81          1
    8751 SOUTH TAOS CIRCLE             8.375          1,612.75         72
                                       8.125          1,612.75      230,000.00
    SANDY            UT   84093          2            03/25/96         00
    0380409772                           05           05/01/96          0
    65020760053                          O            04/01/11
    0


    1490023          232/232             F           90,000.00         ZZ
    GIRD                ALBERT           180         89,739.91          1
    10 SOUTH PASTURE LANE              8.000            860.09         40
                                       7.750            860.09      225,000.00
    NANTUCKET        MA   02554          2            03/28/96         00
    12959771                             05           05/01/96          0
    12959771                             O            04/01/11
    0


    1490053          232/232             F          371,450.00         ZZ
    BECK                BEATRICE D       180        370,364.62          1
    1103 MARINA COVE CIRCLE            7.875          3,523.02         80
                                       7.625          3,523.02      464,353.00
    COLUMBUS         GA   31904          1            03/29/96         00
    285771                               01           05/01/96          0
    285771                               O            04/01/11
    0


    1490073          208/728             F          600,000.00         ZZ
    STAPLETON           JOHN     M       180        598,266.09          1
    RT 4 BOX 216F                      8.000          5,733.91         67
                                       7.750          5,733.91      900,000.00
    SANTA FE         NM   87501          1            03/28/96         00
    0380407560                           05           05/01/96          0
    33887                                O            04/01/11
    0


    1490117          731/728             F          318,000.00         ZZ
    MOGILEVSKY          DMITRY           180        317,091.15          1
    5350 DONNA AVENUE                  8.125          3,061.97         60
    (CITY OF LOS ANGELES)              7.875          3,061.97      530,000.00
1


    TARZANA AREA     CA   91356          2            03/27/96         00
    0380408451                           05           05/01/96          0
    411911468                            O            04/01/11
    0


    1490203          201/728             F        1,000,000.00         ZZ
    HELLER              RONALD   I       180      1,000,000.00          1
    74 FARVIEW ROAD                    7.750          9,412.76         65
    COUNTY OF BERGEN                   7.500          9,412.76    1,550,000.00
    TENAFLY          NJ   07670          1            04/12/96         00
    0380415506                           05           06/01/96          0
    1500868128                           O            05/01/11
    0


    1490276          232/232             F          400,000.00         ZZ
    WILLEY              RONALD   R       180        398,844.06          1
    1927 COVE LANE                     8.000          3,822.61         62
                                       7.750          3,822.61      650,000.00
    CLEARWATER       FL   34624          5            03/28/96         00
    932346                               05           05/01/96          0
    932346                               O            04/01/11
    0


    1490281          976/728             F          236,000.00         ZZ
    SUN                 THAI             180        235,325.51          1
    18451 EAST STONEGATE LANE          8.125          2,272.41         62
                                       7.875          2,272.41      385,990.00
    ROWLAND HEIGHTS  CA   91748          1            03/15/96         00
    0380409699                           05           05/01/96          0
    831427                               O            04/01/11
    0


    1490340          668/728             F          300,000.00         ZZ
    BETTS               WILLIAM  M       180        299,142.60          1
    17700 CROTHER HILLS ROAD           8.125          2,888.65         70
                                       7.875          2,888.65      430,000.00
    MEADOW VISTA     CA   95722          2            03/12/96         00
    0380408592                           05           05/01/96          0
    6371728                              O            04/01/11
    0


    1490346          668/728             F          370,000.00         ZZ
    JENKINS             JOHN     D       180        368,918.86          1
    15736 NORTHEAST 143RD PLACE        7.875          3,509.27         63
                                       7.625          3,509.27      590,000.00
    WOODINVILLE      WA   98072          5            03/18/96         00
    0380411877                           03           05/01/96          0
    6390645                              O            04/01/11
    0
1




    1490444          450/728             F          269,900.00         ZZ
    RULE                JOHN     G       172        263,697.10          1
    4614 MCKEEVER AVENUE               7.625          2,584.37         50
                                       7.375          2,584.37      545,000.00
    MISSOURI CITY    TX   77459          4            09/11/95         00
    0380405390                           03           11/01/95          0
    3914413                              O            02/01/10
    0


    1490471          601/728             F          298,400.00         ZZ
    JARVIS              BARBARA  S       180        297,488.86          1
    17120 VILLAGE LANE                 7.375          2,745.06         80
                                       7.125          2,745.06      373,000.00
    DALLAS           TX   75248          1            03/28/96         00
    0380405267                           05           05/01/96          0
    881207                               O            04/01/11
    0


    1490580          897/728             F          230,000.00         ZZ
    BROWN               ROBERT   G       180        229,297.72          1
    5756 REDROCK                       7.375          2,115.82         29
                                       7.125          2,115.82      795,000.00
    LAS VEGAS        NV   89118          5            03/20/96         00
    0380412651                           05           05/01/96          0
    5071737                              O            04/01/11
    0


    1490645          686/728             F          100,000.00         ZZ
    VITTUR              MARK     S       180         99,704.55          1
    21902 RIO VILLA DR SOUTH           7.750            941.28         75
                                       7.500            941.28      135,000.00
    HOUSTON          TX   77049          2            03/15/96         00
    0380405937                           05           05/01/96          0
    30817406895                          O            04/01/11
    0


    1490646          686/728             F           77,600.00         ZZ
    TRUONG              BA       C       180         77,370.73          1
    6116 SE GRANT STREET               7.750            730.44         48
                                       7.500            730.44      163,000.00
    PORTLAND         OR   97215          2            03/14/96         00
    0380405945                           05           05/01/96          0
    30817466956                          O            04/01/11
    0


    1490647          686/728             F          290,500.00         ZZ
    YINN                SHYH     H       180        289,677.10          1
1


    10160 CAMINO VISTA DRIVE           8.225          2,814.04         70
                                       7.975          2,814.04      415,000.00
    CUPERTINO        CA   95014          1            03/12/96         00
    0380408956                           05           05/01/96          0
    30817488331                          O            04/01/11
    0


    1490652          686/728             F          150,000.00         ZZ
    BRESLIN             MICHAEL          180        149,559.56          1
    711 SCARSDALE ROAD                 7.820          1,417.94         75
                                       7.570          1,417.94      200,000.00
    YONKERS          NY   10707          1            03/21/96         00
    0380407719                           05           05/01/96          0
    30817184559                          O            04/01/11
    0


    1490653          686/728             F           50,300.00         ZZ
    TRAYLOR             CALVIN   J       180         50,157.82          1
    430 ELDERVISTA DRIVE               8.250            487.99         65
                                       8.000            487.99       78,000.00
    WEBSTER          TX   77586          2            03/18/96         00
    0380405986                           03           05/01/96          0
    30817315658                          O            04/01/11
    0


    1490654          686/728             F          320,000.00         ZZ
    NEIL                WILLIAM  C       180        319,012.16          1
    9302 SE SHORELAND DRIVE            7.250          2,921.17         50
                                       7.000          2,921.17      650,000.00
    BELLEVUE         WA   98004          1            03/20/96         00
    0380405994                           05           05/01/96          0
    30817543804                          O            04/01/11
    0


    1490661          686/728             F          292,500.00         ZZ
    NGUYEN              QUY      V       180        291,647.19          1
    7701 NORTH 1ST AVENUE              7.900          2,778.43         75
                                       7.650          2,778.43      390,000.00
    PHOENIX          AZ   85021          1            03/22/96         00
    0380408923                           05           05/01/96          0
    30817190341                          O            04/01/11
    0


    1490662          686/728             F           84,800.00         ZZ
    CHARBONNEAU         MARC     L       180         84,546.68          1
    651 NW 38TH PLACE                  7.625            792.15         80
                                       7.375            792.15      106,000.00
    POMPANO BEACH    FL   33064          5            03/20/96         00
    0380406737                           05           05/01/96          0
1


    30817379183                          O            04/01/11
    0


    1490663          686/728             F          255,600.00         ZZ
    PIELMEIER           DAVID    M       180        254,844.84          1
    10215 ARETHUSA LANE                7.750          2,405.91         79
                                       7.500          2,405.91      327,000.00
    UPPER MARLBORO   MD   20772          2            03/20/96         00
    0380406836                           05           05/01/96          0
    30817505647                          O            04/01/11
    0


    1490666          686/728             F           58,200.00         ZZ
    NGUYEN              STEVEN   D       180         58,026.14          1
    8006 VERMILION DRIVE               7.625            543.67         60
                                       7.375            543.67       97,000.00
    CHARLOTTE        NC   28215          1            03/26/96         00
    0380406554                           05           05/01/96          0
    30817377856                          O            04/01/11
    0


    1490667          686/728             F           60,000.00         ZZ
    SCHECHTER           JEFFREY          180         59,818.79          1
    55 CHAFFIN ROAD                    7.500            556.21         38
                                       7.250            556.21      162,000.00
    ROSWELL          GA   30076          5            03/21/96         00
    0380408931                           05           05/01/96          0
    30817379811                          O            04/01/11
    0


    1490668          686/728             F          280,000.00         ZZ
    MUSTAFA             MUHAREB          180        279,208.60          1
    821 TURNBRIDGE                     8.250          2,716.40         70
                                       8.000          2,716.40      400,000.00
    NAPERVILLE       IL   60540          5            03/18/96         00
    0380406679                           05           05/01/96          0
    30817399934                          O            04/01/11
    0


    1490678          686/728             F           43,000.00         ZZ
    BRAUN               JAMES    D       180         42,881.14          1
    5080 FAIRY CHASM ROAD              8.500            423.44         33
                                       8.250            423.44      134,000.00
    TOWN OF TRENTON  WI   53095          5            03/21/96         00
    0380406455                           05           05/01/96          0
    30817400245                          O            04/01/11
    0


1


    1490688          686/728             F          129,500.00         ZZ
    GALIZIA             THOMAS   P       180        129,121.59          1
    39415 KING EDWARD COURT            7.875          1,228.25         70
                                       7.625          1,228.25      185,000.00
    WILLOUGHBY       OH   44094          1            03/27/96         00
    0380407818                           05           05/01/96          0
    30817399769                          O            04/01/11
    0


    1490702          686/728             F           78,000.00         ZZ
    DUONG               DIEP     H       180         77,764.43          1
    1577 TERN REST COVE                7.500            723.07         47
                                       7.250            723.07      168,000.00
    CORDOVA          TN   38018          1            03/29/96         00
    0380406232                           05           05/01/96          0
    30817220536                          O            04/01/11
    0


    1490703          686/728             F           50,000.00         ZZ
    FRISSE              JANE     C       180         49,851.62          1
    5206 NE CLEVELAND AVENUE           7.700            469.21         40
                                       7.450            469.21      125,000.00
    PORTLAND         OR   97211          1            03/25/96         00
    0380406240                           05           05/01/96          0
    30817310550                          O            04/01/11
    0


    1490704          686/728             F          168,750.00         ZZ
    LEE                 KAE      C       180        168,210.62          1
    10 RAY AVENUE                      6.850          1,502.66         75
                                       6.600          1,502.66      225,000.00
    LEONIA           NJ   07605          1            03/28/96         00
    0380406257                           05           05/01/96          0
    30817369754                          O            04/01/11
    0


    1490705          686/728             F           51,000.00         ZZ
    TAUSZIK             JUDITH           180         50,859.03          1
    149 NW 70TH STREET UNIT 302B       8.500            502.22         75
                                       8.250            502.22       68,000.00
    BOCA RATON       FL   33487          1            03/29/96         00
    0380406265                           01           05/01/96          0
    30817379019                          O            04/01/11
    0


    1490706          686/728             F           37,500.00         ZZ
    SEE                 ESSIE    C       180         37,394.00          1
    4928 ALDER DRIVE #A                8.250            363.81         75
                                       8.000            363.81       50,000.00
1


    WEST PALM BEACH  FL   33417          2            03/25/96         00
    0380406273                           09           05/01/96          0
    30817380223                          O            04/01/11
    0


    1490708          686/728             F           51,300.00         ZZ
    DYSON               ROY      E       180         51,148.43          1
    1308 S CHICAGO AVENUE              7.750            482.88         77
                                       7.500            482.88       67,000.00
    FREEPORT         IL   61032          5            03/25/96         00
    0380406406                           05           05/01/96          0
    30817400278                          O            04/01/11
    0


    1490709          686/728             F           72,600.00         ZZ
    ABDELMALIK          ZARIF    G       180         72,399.32          1
    1005 BRITISH BOULEVARD             8.500            714.93         73
                                       8.250            714.93      100,000.00
    GRAND PRAIRIE    TX   75050          2            03/25/96         00
    0380406299                           05           05/01/96          0
    30817407042                          O            04/01/11
    0


    1490710          686/728             F           66,500.00         ZZ
    DAWSON              THOMAS   H       180         66,303.53          1
    3822 SECOND STREET                 7.750            625.95         95
                                       7.500            625.95       70,000.00
    BALTIMORE        MD   21225          2            03/25/96         10
    0380406323                           07           05/01/96         25
    30817506058                          O            04/01/11
    0


    1490711          686/728             F          140,500.00         ZZ
    SROUR               MIKE     J       180        140,093.97          1
    5239 NORTHEAST 193RD PLACE         8.000          1,342.70         71
                                       7.750          1,342.70      200,000.00
    SEATTLE          WA   98155          2            03/20/96         00
    0380407834                           05           05/01/96          0
    30817543572                          O            04/01/11
    0


    1490714          686/728             F           25,000.00         ZZ
    HELLEBRAND          BARBARA          180         25,000.00          1
    918 7TH AVENUE SOUTHWEST           7.600            233.18         42
                                       7.350            233.18       60,500.00
    LARGO            FL   34640          1            04/02/96         00
    0380408915                           05           06/01/96          0
    30816987770                          O            05/01/11
    0
1




    1490715          686/728             F          272,000.00         ZZ
    KEGLER              WILLIAM  L       180        271,206.97          1
    431 DOE TRAIL COVE                 7.900          2,583.70         64
                                       7.650          2,583.70      428,000.00
    CORDOVA          TN   38018          2            03/25/96         00
    0380408816                           05           05/01/96          0
    30817220841                          O            04/01/11
    0


    1490716          686/728             F           78,000.00         ZZ
    MONTENEGRO          ELSY     M       180         76,903.30          1
    730 LONGFELLOW LANE                7.750            734.20         62
                                       7.500            734.20      127,000.00
    MUNDELEIN        IL   60060          2            03/26/96         00
    0380406505                           05           05/01/96          0
    30817400591                          O            04/01/11
    0


    1490722          439/728             F          520,000.00         ZZ
    JOHNSON             KELLY    R       180        518,387.75          1
    9510 SUGAR BABE DRIVE              7.200          4,732.25         80
                                       6.950          4,732.25      650,000.00
    GILROY           CA   95020          1            03/26/96         00
    0380408949                           05           05/01/96          0
    1846925                              O            04/01/11
    0


    1490819          640/728             F          225,000.00         ZZ
    BLACKARD            HUGH     W       180        224,364.06          1
    6908 TANGLEBERRY COVE              8.250          2,182.82         71
                                       8.000          2,182.82      320,000.00
    MEMPHIS          TN   38119          2            03/25/96         00
    0380409111                           05           05/01/96          0
    5676507                              O            04/01/11
    0


    1490884          686/728             F           38,000.00         ZZ
    ERICKSON            CRAIG            180         37,888.96          1
    10441 GREENBRIER RD #309           7.875            360.42         70
                                       7.625            360.42       55,000.00
    MINNETONKA       MN   55305          2            03/26/96         00
    0380406448                           01           05/01/96          0
    30817400609                          O            04/01/11
    0


    1490885          686/728             F           57,800.00         ZZ
    WALDROP             CARL     A       180         57,629.23          1
1


    1411 MEARNS MEADOW BLVD            7.750            544.06         56
                                       7.500            544.06      104,000.00
    AUSTIN           TX   78758          2            03/26/96         00
    0380406364                           05           05/01/96          0
    30817406960                          O            04/01/11
    0


    1490887          686/728             F          184,500.00         ZZ
    SHIHADEH            NASER    A       180        184,500.00          1
    1521 BEULAH ROAD                   7.875          1,749.90         75
                                       7.625          1,749.90      246,000.00
    VIENNA           VA   22182          2            03/26/96         00
    0380407404                           05           06/01/96          0
    30817506462                          O            05/01/11
    0


    1491016          575/728             F          224,000.00         ZZ
    ESKANDER            ELHAMY           180        223,338.21          1
    9034 MOUNTAINBERRY CIRCLE          7.750          2,108.46         80
                                       7.500          2,108.46      280,000.00
    FREDERICK        MD   21702          1            03/26/96         00
    0380407743                           05           05/01/96          0
    452001089                            O            04/01/11
    0


    1491018          575/728             F          296,000.00         ZZ
    LEATHERBURY         JOHN     P       180        295,096.20          1
    3 BULL BRANCH COURT                7.375          2,722.97         80
                                       7.125          2,722.97      370,000.00
    CATONSVILLE      MD   21228          2            03/01/96         00
    0380407826                           03           05/01/96          0
    432012054                            O            04/01/11
    0


    1491128          A52/728             F          315,000.00         ZZ
    CUMANAN             ROMEO    M       180        315,000.00          1
    15 KNIGHT DRIVE                    7.875          2,987.62         70
                                       7.625          2,987.62      450,000.00
    NEWNAN           GA   30263          1            04/08/96         00
    0380402793                           05           06/01/96          0
    143009                               O            05/01/11
    0


    1491188          559/728             F          240,000.00         ZZ
    COOK                BURTON   R       180        239,321.66          1
    788 IRVINE ROAD                    8.250          2,328.34         66
                                       8.000          2,328.34      365,000.00
    SIMI VALLEY      CA   93065          1            03/22/96         00
    0380407883                           05           05/01/96          0
1


    0498006                              O            04/01/11
    0


    1491204          A50/A50             F          191,000.00         ZZ
    MANIS               PETER    M       180        191,000.00          1
    6435 DUNLIETH PLACE                7.000          1,716.76         47
                                       6.750          1,716.76      410,000.00
    PENSACOLA        FL   32504          2            03/29/96         00
    14469                                05           06/01/96          0
    14469                                O            05/01/11
    0


    1491205          814/728             F          422,000.00         ZZ
    CELLO               JOHN     P       180        422,000.00          1
    54 LOWER NORTH TERRACE             7.375          3,882.08         57
                                       7.125          3,882.08      750,000.00
    TIBURON          CA   94920          2            04/03/96         00
    0380411448                           05           06/01/96          0
    809603234                            O            05/01/11
    0


    1491231          317/728             F          270,000.00         ZZ
    CONNELLY            THOMAS           180        267,457.09          1
    615 S. PITT STREET                 7.125          2,445.75         75
                                       6.875          2,445.75      360,000.00
    ALEXANDRIA       VA   22314          5            01/25/96         00
    0380410960                           07           03/01/96          0
    232434                               O            02/01/11
    0


    1491234          317/728             F          247,000.00         ZZ
    NUYGEN              CHUNG    T       180        244,052.60          1
    14293 SPRING VISTA LANE            7.750          2,324.96         79
                                       7.500          2,324.96      315,000.00
    CHINO HILLS      CA   91709          2            12/22/95         00
    0380409905                           05           02/01/96          0
    227325                               O            01/01/11
    0


    1491440          232/232             F           90,000.00         ZZ
    IKAMIRE             RONALD   W       180         89,742.77          1
    1741 WEST TEAL DRIVE               8.125            866.60         45
                                       7.875            866.60      201,000.00
    PARK CITY        UT   84098          1            03/27/96         00
    11007771                             05           05/01/96          0
    11007771                             O            04/01/11
    0


1


    1491513          F45/F45             F           73,163.36         ZZ
    PAPA                ROBERT   J       130         72,433.69          1
    485 NEWBRIDGE ROAD                 7.625            828.57         51
                                       7.375            828.57      145,000.00
    LEVITTOWN        NY   11756          2            12/26/91         00
    120915                               05           04/01/96          0
    120915                               O            01/01/07
    0


    1491515          F45/F45             F           73,447.92         ZZ
    STRATICO            STEPHEN          132         72,753.40          1
    1 HOAGLAND AVENUE                  8.125            843.39         39
                                       7.875            843.39      190,000.00
    SYOSSET          NY   11791          2            02/18/92         00
    122085                               05           04/01/96          0
    122085                               O            03/01/07
    0


    1491519          F45/F45             F           96,093.95         ZZ
    SPEIGHT             JEFFREY  L       133         95,216.43          1
    29 CROCKER STREET                  8.500          1,117.88         45
                                       8.250          1,117.88      215,000.00
    ROCKVILLE CENTR  NY   11570          2            03/27/92         00
    122929                               05           04/01/96          0
    122929                               O            04/01/07
    0


    1491521          F45/F45             F           70,000.00         ZZ
    MUSSELWHITE         RICHARD  J       180         64,017.39          1
    148 AVONDALE DRIVE                 6.875            624.30         56
                                       6.625            624.30      126,000.00
    CENTEREACH       NY   11720          1            03/15/94         00
    131334                               05           05/01/94          0
    131334                               O            04/01/09
    0


    1491522          F45/F45             F          179,569.46         ZZ
    ROGENSTEIN          FREDRICK         147        168,385.21         62
    APT 9A 151 EAST 83RD STREET        8.250          1,944.93         42
                                       8.000          1,944.93      430,000.00
    NEW YORK         NY   10028          1            05/01/92         00
    135962                               11           03/01/95          0
    135962                               O            05/01/07
    0


    1491523          F45/F45             F          261,943.68         T
    CHERNOFF            ALEXANDERA       163        229,687.97          1
    12 EAST VIEW ROAD                  7.000          2,494.65         71
                                       6.750          2,494.65      370,000.00
1


    NEW FAIRFIELD    CT   06812          2            10/20/93         00
    136101                               05           12/01/93          0
    136101                               O            06/01/07
    0


    1491536          F45/F45             F          116,078.37         ZZ
    LAURENT             JEFFERY  P       141        115,061.06          1
    1807 BOLMER FARM ROAD              7.750          1,256.69         48
                                       7.500          1,256.69      245,000.00
    MARTINSVILLE     NJ   08836          2            11/12/92         00
    148668                               05           04/01/96          0
    148668                               O            12/01/07
    0


    1491537          F45/F45             F          240,000.00         ZZ
    JEBRAN              ANTOINE          180        207,176.60          1
    8314 FOURTH AVENUE                 7.500          2,224.83         80
                                       7.250          2,224.83      300,000.00
    BROOKLYN         NY   11209          1            12/29/92         00
    152421                               05           02/01/93          0
    152421                               O            01/01/08
    0


    1491541          F45/F45             F          121,888.98         ZZ
    BEIGELMAN           BARRY            146        120,805.38          1
    2262 ARTHUR STREET                 6.750          1,225.91         43
                                       6.500          1,225.91      290,000.00
    MERRICK          NY   11566          1            04/20/93         00
    159434                               05           04/01/96          0
    159434                               O            05/01/08
    0


    1491543          F45/F45             F          460,000.00         ZZ
    PENNETTA            VICTOR           180        410,955.16          1
    1 PENNA COURT                      7.500          4,264.26         80
                                       7.250          4,264.26      575,000.00
    FLORHAM PARK     NJ   07932          2            07/30/93         00
    167486                               01           10/01/93          0
    167486                               O            09/01/08
    0


    1491545          F45/F45             F          397,500.00         T
    CARNEY              ROBERT   A       180        292,638.38          1
    670 BAY AVENUE UNIT 7              8.500          3,914.34         75
                                       8.250          3,914.34      530,000.00
    SOMERS POINT     NJ   08244          1            04/03/92         00
    24786                                01           06/01/92          0
    24786                                O            05/01/07
    0
1




    1491546          F45/F45             F          850,000.00         ZZ
    TROCKI              IRA      M       180        775,258.41          1
    8201 BAYSHORE DRIVE WEST           7.125          7,699.56         70
                                       6.875          7,699.56    1,225,000.00
    MARGATE          NJ   08402          2            02/16/94         00
    354779                               05           04/01/94          0
    354779                               O            03/01/09
    0


    1491547          F45/F45             F          120,000.00         ZZ
    LOUIE               EDDIE            180         98,809.19         82
    151 EAST 83RD ST                   7.250          1,095.44         50
                                       7.000          1,095.44      244,000.00
    NEW YORK         NY   10028          5            01/01/94         00
    355156                               12           03/01/94          0
    355156                               O            02/01/09
    0


    1491548          F45/F45             F          300,000.00         ZZ
    MULLOY              JOHN             180        268,120.29          1
    21 CAROLINE LANE                   6.625          2,633.98         75
                                       6.375          2,633.98      400,000.00
    OCEAN CITY       NJ   08226          5            01/25/94         00
    356048                               05           03/01/94          0
    356048                               O            02/01/09
    0


    1491549          F45/F45             F          250,000.00         ZZ
    SHAFTAN             GERALD           180        223,058.66        154
    60 GRAMERCY PARK NORTH APT 11A     6.625          2,194.98         30
                                       6.375          2,194.98      850,000.00
    NEW YORK         NY   10010          2            02/18/94         00
    360107                               13           04/01/94          0
    360107                               O            03/01/09
    0


    1491550          F45/F45             F          100,000.00         ZZ
    ALESSI              VINCENT          180         91,036.57          1
    757 BOULEVARD UNIT C2              7.000            898.83         75
                                       6.750            898.83      133,500.00
    BAYONNE          NJ   07002          2            04/18/94         00
    367540                               01           06/01/94          0
    367540                               O            05/01/09
    0


    1491551          F45/F45             F          227,000.00         ZZ
    GRIMWOOD            HOWARD           180        208,909.73          1
1


    667  CASE ROAD                     6.625          1,993.05         80
                                       6.375          1,993.05      287,000.00
    NESHANIC STATIO  NJ   08853          2            04/29/94         00
    368480                               05           07/01/94          0
    368480                               O            06/01/09
    0


    1491552          F45/F45             F          225,000.00         ZZ
    KIMMELMAN           ALAN             180        207,917.05          1
    25 PEMBROKE TERRACE                7.250          2,053.94         75
                                       7.000          2,053.94      300,000.00
    BELLE MEAD       NJ   08502          5            05/16/94         00
    369389                               05           07/01/94          0
    369389                               O            06/01/09
    0


    1491553          F45/F45             F          220,000.00         ZZ
    CALLEGARI           ALFRED   J       180        204,989.23          1
    9  WALWORTH AVENUE                 8.000          2,102.43         31
                                       7.750          2,102.43      710,000.00
    SCARSDALE        NY   10583          2            06/09/94         00
    371336                               05           08/01/94          0
    371336                               O            07/01/09
    0


    1491554          F45/F45             F          460,000.00         ZZ
    AKELMAN             EDWARD           180        426,695.97          1
    3  HOLLY LANE                      7.250          4,199.17         74
                                       7.000          4,199.17      625,000.00
    BARRINGTON       RI   02806          2            06/15/94         00
    371617                               05           08/01/94          0
    371617                               O            07/01/09
    0


    1491555          F45/F45             F          225,000.00         ZZ
    KHULLAR             BHARAT   B       180        209,184.15          1
    403 SOUTH SEAVIEW AVENUE           7.625          2,101.79         75
                                       7.375          2,101.79      300,000.00
    GALLOWAY TWNSHI  NJ   08201          1            06/17/94         00
    372136                               05           08/01/94          0
    372136                               O            07/01/09
    0


    1491556          F45/F45             F          260,800.00         ZZ
    NELSON              JEFF     V       180        243,355.15          1
    433  8TH STREET                    8.250          2,530.13         69
                                       8.000          2,530.13      380,000.00
    BROOKLYN         NY   11215          1            06/24/94         00
    372532                               05           08/01/94          0
1


    372532                               O            07/01/09
    0


    1491557          F45/F45             F          280,000.00         ZZ
    LEBOVITCH           HERMAN           180        250,770.28          1
    425 MAYFAIR DRIVE SOUTH            7.500          2,595.63         77
                                       7.250          2,595.63      365,000.00
    BROOKLYN         NY   11234          1            07/19/94         00
    374967                               05           09/01/94          0
    374967                               O            08/01/09
    0


    1491558          F45/F45             F          203,000.00         ZZ
    HUGHES              GARY     E       180        189,784.52        625
    400 EAST 56TH ST APT 40P           8.000          1,939.97         49
                                       7.750          1,939.97      420,000.00
    NEW YORK         NY   10022          1            07/20/94         00
    375139                               12           09/01/94          0
    375139                               O            08/01/09
    0


    1491559          F45/F45             F          420,000.00         ZZ
    MISHRICK            ABDALLAHNS       180        394,124.54          1
    73 FIRST STREET                    8.000          4,013.74         67
                                       7.750          4,013.74      630,000.00
    GARDEN CITY      NY   11530          1            08/02/94         00
    379677                               05           10/01/94          0
    379677                               O            09/01/09
    0


    1491560          F45/F45             F          315,000.00         ZZ
    HERMAN              JOSEPH   C       180        296,552.17          1
    10 SERPENTINE DRIVE                8.625          3,125.05         89
                                       8.375          3,125.05      355,000.00
    MIDDLETOWN       NJ   07732          1            08/30/94         01
    381822                               05           10/01/94         20
    381822                               O            09/01/09
    0


    1491561          F45/F45             F          287,700.00         ZZ
    AHMAD               MEHMOOD          180        259,918.06          1
    4 DOGWOOD LANE                     6.875          2,565.87         62
                                       6.625          2,565.87      465,000.00
    BOONTON TWNSHIP  NJ   07005          2            12/14/93         00
    383778                               05           02/01/94          0
    383778                               O            01/01/09
    0


1


    1491562          F45/F45             F          347,000.00         ZZ
    ANDERSON            JON      C       168        304,916.83          1
    496 WEYMOUTH DRIVE                 6.750          3,198.28         61
                                       6.500          3,198.28      575,000.00
    WYCKOFF          NJ   07481          2            09/01/93         00
    384362                               05           11/01/93          0
    384362                               O            10/01/07
    0


    1491563          F45/F45             F          268,000.00         ZZ
    BERKOWITZ           IRWIN    H       180        241,401.37          1
    75 OLD STONE CHURCH ROAD           6.750          2,371.56         58
                                       6.500          2,371.56      469,000.00
    UPPER SADDLE RI  NJ   07458          5            12/16/93         00
    387068                               05           02/01/94          0
    387068                               O            01/01/09
    0


    1491564          F45/F45             F          350,000.00         ZZ
    BERLET              EMILE    J       180        310,917.00          1
    12 ARROWHEAD COURT                 6.875          3,121.50         67
                                       6.625          3,121.50      525,000.00
    RAMSEY           NJ   07446          2            08/05/93         00
    387100                               05           10/01/93          0
    387100                               O            09/01/08
    0


    1491565          F45/F45             F          295,000.00         ZZ
    BRACKETT            CHRISTOPHR       180        271,490.51          1
    CRESCENT AVENUE                    6.625          2,590.09         56
                                       6.375          2,590.09      534,000.00
    MAHWAH           NJ   07430          2            05/05/94         00
    388280                               05           07/01/94          0
    388280                               O            06/01/09
    0


    1491566          F45/F45             F          216,000.00         ZZ
    COSTA               MAX              180        195,141.77          1
    207 EAST CRESCENT AVENUE           6.875          1,926.41         80
                                       6.625          1,926.41      270,000.00
    RAMSEY           NJ   07446          2            12/03/93         00
    393082                               05           02/01/94          0
    393082                               O            01/01/09
    0


    1491568          F45/F45             F          224,000.00         ZZ
    DOTTO               MYLES    E       180        203,202.79          1
    633 BALDWIN DRIVE                  6.875          1,997.76         55
                                       6.625          1,997.76      410,000.00
1


    RIVER VALE       NJ   07675          2            01/19/94         00
    396416                               05           03/01/94          0
    396416                               O            02/01/09
    0


    1491569          F45/F45             F          240,000.00         ZZ
    DYRSTEN             THOMAS   H       180        214,589.28          1
    56 THUNDERBIRD DRIVE               7.125          2,174.00         72
                                       6.875          2,174.00      335,000.00
    OAKLAND          NJ   07436          2            09/23/93         00
    396952                               05           11/01/93          0
    396952                               O            10/01/08
    0


    1491570          F45/F45             F          266,000.00         ZZ
    ENGLEHARDT          ALLAN            180        235,391.95          1
    2 THORNWOOD COURT                  7.375          2,447.00         76
                                       7.125          2,447.00      350,000.00
    HARRIMAN         NY   10926          2            06/10/93         00
    397562                               05           08/01/93          0
    397562                               O            07/01/08
    0


    1491571          F45/F45             F          243,000.00         ZZ
    FOX                 GARY             180        220,224.57          1
    854 SHADOWLAWN DRIVE               6.750          2,150.34         74
                                       6.500          2,150.34      330,000.00
    WESTFIELD        NJ   07090          2            01/11/94         00
    399659                               05           03/01/94          0
    399659                               O            02/01/09
    0


    1491572          F45/F45             F          240,000.00         ZZ
    FREDERICKS          BARRY    I       180        217,505.83          1
    93 WINDING WAY                     6.750          2,123.79         56
                                       6.500          2,123.79      429,000.00
    WOODCLIFF LAKE   NJ   07675          2            01/19/94         00
    399915                               05           03/01/94          0
    399915                               O            02/01/09
    0


    1491573          F45/F45             F          318,750.00         ZZ
    GANCHI              AMIR             180        290,872.22          1
    32 BODIE ROAD                      7.125          2,887.34         75
                                       6.875          2,887.34      425,000.00
    WAYNE            NJ   07470          5            02/15/94         00
    400762                               05           04/01/94          0
    400762                               O            03/01/09
    0
1




    1491574          F45/F45             F          269,500.00         ZZ
    GROOM               ARTHUR   P       180        248,837.99          1
    132 AVONDALE ROAD                  7.125          2,441.22         65
                                       6.875          2,441.22      415,000.00
    RIDGEWOOD        NJ   07450          2            05/23/94         00
    403113                               05           07/01/94          0
    403113                               O            06/01/09
    0


    1491575          F45/F45             F          500,000.00         ZZ
    HAMMER              CHARLES          180        452,247.63          1
    7 COUNTRY CLUB WAY                 6.500          4,355.54         69
                                       6.250          4,355.54      730,000.00
    DEMAREST         NJ   07627          1            01/07/94         00
    403816                               05           03/01/94          0
    403816                               O            02/01/09
    0


    1491576          F45/F45             F          215,000.00         ZZ
    HENDERSON           MICHAEL  R       180        184,226.38          1
    8 ROBERTS DRIVE                    7.250          1,962.66         24
                                       7.000          1,962.66      925,000.00
    MOUNTAIN LAKES   NJ   07046          2            11/02/92         00
    404681                               05           01/01/93          0
    404681                               O            12/01/07
    0


    1491577          F45/F45             F          314,000.00         ZZ
    HERSHMAN            JERALD   B       144        275,420.87          1
    150 EAST ORCHARD STREET            6.500          3,146.04         58
                                       6.250          3,146.04      550,000.00
    ALLENDALE        NJ   07401          2            03/02/94         00
    404871                               05           05/01/94          0
    404871                               O            04/01/06
    0


    1491578          F45/F45             F           65,000.00         ZZ
    HUTCHINSON          DAVID    D       180         57,539.90          1
    24 HENNESSEY PLACE                 6.500            566.22         60
                                       6.250            566.22      109,000.00
    IRVINGTON        NJ   07111          2            08/30/93         00
    406249                               05           10/01/93          0
    406249                               O            09/01/08
    0


    1491579          F45/F45             F           98,000.00         ZZ
    KEELEY              DONALD   T       180         83,505.21          1
1


    956 BARNES DRIVE                   7.250            894.61         38
                                       7.000            894.61      261,500.00
    RIDGEWOOD        NJ   07450          2            11/13/92         00
    408310                               05           01/01/93          0
    408310                               O            12/01/07
    0


    1491580          F45/F45             F          320,000.00         ZZ
    KOCH                ERIC     G       180        290,007.76          1
    11 STURBRIDGE DRIVE                6.750          2,831.72         64
                                       6.500          2,831.72      506,000.00
    UPPER SADDLE RI  NJ   07458          2            01/20/94         00
    409391                               05           03/01/94          0
    409391                               O            02/01/09
    0


    1491581          F45/F45             F          350,000.00         ZZ
    KUIKEN              CONRAD   J       180        283,224.44          2
    6509 BAYVIEW AVENUE                6.875          3,121.50         64
                                       6.625          3,121.50      550,000.00
    BRANT BEACH      NJ   08008          1            03/25/93         00
    410134                               05           05/01/93          0
    410134                               O            04/01/08
    0


    1491582          F45/F45             F          246,000.00         ZZ
    LA GUARDIA          VINCENT  M       180        227,744.69          1
    44 BROOKSIDE TERRACE               8.125          2,368.70         75
                                       7.875          2,368.70      328,000.00
    NORTH HALEDON    NJ   07508          2            04/26/94         00
    410613                               05           06/01/94          0
    410613                               O            05/01/09
    0


    1491583          F45/F45             F          250,000.00         ZZ
    LA VIANO            ROBERT   C       180        222,533.99          1
    59 WOODCLIFF LAKE ROAD             6.625          2,194.99         40
                                       6.375          2,194.99      630,000.00
    SADDLE RIVER     NJ   07458          5            09/07/93         00
    411249                               05           11/01/93          0
    411249                               O            10/01/08
    0


    1491585          F45/F45             F          220,000.00         ZZ
    LUBELL              MICHAEL          180        200,758.87          1
    43 TIMBERLANE ROAD                 7.125          1,992.83         58
                                       6.875          1,992.83      380,000.00
    UPPER SADDLE RI  NJ   07458          2            02/03/94         00
    412825                               05           04/01/94          0
1


    412825                               O            03/01/09
    0


    1491586          F45/F45             F          300,000.00         ZZ
    MASUCCI             ROBERT   A       180        262,640.35          1
    1907 OCEAN AVENUE                  6.875          2,675.57         47
                                       6.625          2,675.57      650,000.00
    SPRING LAKE      NJ   07762          5            05/14/93         00
    414722                               05           07/01/93          0
    414722                               O            06/01/08
    0


    1491588          F45/F45             F          277,500.00         ZZ
    MCNEER              LINDA    S       180        248,609.84          1
    177 LAKE DRIVE                     6.375          2,398.30         75
                                       6.125          2,398.30      370,000.00
    MOUNTAIN LAKES   NJ   07046          5            11/23/93         00
    415851                               05           01/01/94          0
    415851                               O            12/01/08
    0


    1491591          F45/F45             F          275,000.00         ZZ
    NEWMAN              MARK     S       180        247,432.46          1
    191 CAMPBELL ROAD                  6.375          2,376.69         22
                                       6.125          2,376.69    1,300,000.00
    FAR HILLS        NJ   07931          2            12/06/93         00
    419093                               05           02/01/94          0
    419093                               O            01/01/09
    0


    1491592          F45/F45             F          250,000.00         T
    PENDERGAST          NORBERT  R       180        216,411.52          1
    127 E LOUISIANA AVENUE             7.750          2,353.19         41
                                       7.500          2,353.19      610,000.00
    BEACH HAVEN POR  NJ   08008          2            12/14/92         00
    421941                               05           02/01/93          0
    421941                               O            01/01/08
    0


    1491593          F45/F45             F          250,000.00         ZZ
    PIEGARI             PASQUALE         180        223,192.62          1
    432 GLENDALE ROAD                  6.750          2,212.28         77
                                       6.500          2,212.28      325,000.00
    WYCKOFF          NJ   07481          2            10/25/93         00
    422485                               05           12/01/93          0
    422485                               O            11/01/08
    0


1


    1491594          F45/F45             F          259,200.00         ZZ
    PIKOVSKI            VLAD             180        233,442.27          1
    855 WESTWOOD AVENUE                7.000          2,329.77         80
                                       6.750          2,329.77      324,000.00
    RIVER VALE       NJ   07675          2            11/29/93         00
    422600                               05           01/01/94          0
    422600                               O            12/01/08
    0


    1491595          F45/F45             F          403,000.00         ZZ
    PISTO               NICHOLAS D       180        365,583.71          1
    12 DENISON DRIVE EAST              6.875          3,594.18         37
                                       6.625          3,594.18    1,100,000.00
    SADDLE RIVER     NJ   07458          2            01/27/94         00
    422782                               05           03/01/94          0
    422782                               O            02/01/09
    0


    1491596          F45/F45             F          256,000.00         ZZ
    POST                WILLIAM  R       180        212,243.55          1
    24 METRO VISTA DRIVE               6.875          2,283.15         80
                                       6.625          2,283.15      320,000.00
    HAWTHORNE        NJ   07506          1            06/29/93         00
    423343                               03           08/01/93          0
    423343                               O            07/01/08
    0


    1491597          F45/F45             F          281,000.00         ZZ
    ROHDE               RODGER           180        255,387.22          1
    35 TOWNSEND ROAD                   7.125          2,545.86         56
                                       6.875          2,545.86      505,000.00
    WANAQUE          NJ   07465          2            01/14/94         00
    425884                               05           03/01/94          0
    425884                               O            02/01/09
    0


    1491598          F45/F45             F          285,000.00         ZZ
    ROHLMAN             THOMAS   R       180        246,942.77          1
    23 STANDISH COURT                  6.875          2,541.79         75
                                       6.625          2,541.79      380,000.00
    TENAFLY          NJ   07670          2            11/10/93         00
    425892                               05           01/01/94          0
    425892                               O            12/01/08
    0


    1491599          F45/F45             F          250,000.00         ZZ
    ROSE                TIMOTHY  P       180        227,404.29          1
    15 METRO VISTA DRIVE               7.125          2,264.58         87
                                       6.875          2,264.58      290,000.00
1


    HAWTHORNE        NJ   07506          2            02/15/94         10
    426114                               03           04/01/94         17
    426114                               O            03/01/09
    0


    1491600          F45/F45             F          200,000.00         ZZ
    SELIGMAN            MORTON   J       180        167,673.05          1
    162 FOX HOLLOW ROAD                7.750          1,882.56         50
                                       7.500          1,882.56      400,000.00
    WYCKOFF          NJ   07481          5            05/13/92         00
    428888                               05           07/01/92          0
    428888                               O            06/01/07
    0


    1491602          F45/F45             F          488,000.00         ZZ
    TAURO               JOSEPH   C       180        436,809.99          1
    747 BAY DRIVE                      7.250          4,454.78         80
                                       7.000          4,454.78      610,000.00
    BRICK            NJ   08723          2            09/24/93         00
    432831                               05           11/01/93          0
    432831                               O            10/01/08
    0


    1491603          F45/F45             F          140,000.00         ZZ
    THOMSEN             BARBARA          180        126,143.14          1
    538 WHITE AVENUE                   7.000          1,258.36         70
                                       6.750          1,258.36      200,000.00
    NORTHVALE        NJ   07647          5            04/21/94         00
    433441                               05           06/01/94          0
    433441                               O            05/01/09
    0


    1491604          F45/F45             F          250,000.00         ZZ
    TOOLE               JAMES    E       180        222,951.09          1
    32 FARLEY PLACE                    7.375          2,299.81         67
                                       7.125          2,299.81      375,000.00
    ALLENDALE        NJ   07401          2            08/02/93         00
    433797                               05           10/01/93          0
    433797                               O            09/01/08
    0


    1491605          F45/F45             F          388,000.00         ZZ
    TRAVA               BRIAN    P       180        362,990.26          1
    844 HIGH MOUNTAIN ROAD             8.250          3,764.15         80
                                       8.000          3,764.15      485,000.00
    FRANKLIN LAKES   NJ   07417          1            07/20/94         00
    434043                               05           09/01/94          0
    434043                               O            08/01/09
    0
1




    1491606          F45/F45             F          250,000.00         ZZ
    TREANOR             JAMES            180        226,788.92          1
    238 WAYFAIR CIRCLE                 6.875          2,229.64         55
                                       6.625          2,229.64      457,000.00
    FRANKLIN LAKES   NJ   07417          2            01/04/94         00
    434092                               05           03/01/94          0
    434092                               O            02/01/09
    0


    1491608          F45/F45             F          300,000.00         ZZ
    TUMINO              JOHN             180        277,443.78          1
    47 WEST WILDWOOD ROAD              7.375          2,759.78         27
                                       7.125          2,759.78    1,150,000.00
    SADDLE RIVER     NJ   07458          5            05/02/94         00
    434399                               05           07/01/94          0
    434399                               O            06/01/09
    0


    1491610          F45/F45             F          480,000.00         ZZ
    GREENWALD           STEVEN           180        478,469.10          1
    29 FROG ROCK ROAD                  6.875          4,280.90         40
                                       6.625          4,280.90    1,200,000.00
    ARMONK           NY   10504          1            03/22/96         00
    469577                               05           05/01/96          0
    469577                               O            04/01/11
    0


    1491611          F45/F45             F          236,000.00         ZZ
    WINANS              W        S       180        223,778.32          1
    RR 1 BOX 313 BEACON LIGHT RD       8.750          2,358.70         80
                                       8.500          2,358.70      295,000.00
    CALIFON          NJ   07830          2            10/07/94         00
    469783                               05           12/01/94          0
    469783                               O            11/01/09
    0


    1491612          F45/F45             F          282,000.00         ZZ
    ABRASH              RICHARD          180        266,310.87          1
    2 CLUB DRIVE NORTH                 7.875          2,674.63         77
                                       7.625          2,674.63      370,000.00
    JERICHO          NY   11753          2            10/13/94         00
    470187                               01           12/01/94          0
    470187                               O            11/01/09
    0


    1491613          F45/F45             F          300,000.00         ZZ
    KENNEDY JR          JOHN     C       180        283,309.48          1
1


    106  BRISCOE ROAD                  7.875          2,845.35         59
                                       7.625          2,845.35      510,000.00
    NEW CANAAN       CT   06847          1            10/14/94         00
    470351                               05           12/01/94          0
    470351                               O            11/01/09
    0


    1491614          F45/F45             F          240,000.00         ZZ
    BLESSINGER          LAWRENCE         180        186,622.10          1
    26 NASSAU BOULEVARD                8.375          2,345.82         75
                                       8.125          2,345.82      322,000.00
    GARDEN CITY      NY   11530          1            10/01/94         00
    471011                               05           12/01/94          0
    471011                               O            11/01/09
    0


    1491615          F45/F45             F          300,000.00         ZZ
    NICHOLSON           CAROLINE M       180        289,431.27          1
    324 BAY DRIVE                      8.250          2,910.42         50
                                       8.000          2,910.42      600,000.00
    MASSAPEQUA       NY   11758          1            04/13/95         00
    485417                               05           06/01/95          0
    485417                               O            05/01/10
    0


    1491616          F45/F45             F          100,000.00         ZZ
    DE OLIVEIRA         FIRMINO  G       180         96,402.17          2
    52 DEVON STREET                    8.000            955.65         56
                                       7.750            955.65      180,000.00
    NORTH ARLINGTON  NJ   07032          1            04/13/95         00
    485433                               05           06/01/95          0
    485433                               O            05/01/10
    0


    1491617          F45/F45             F          355,000.00         T
    MASTRANGELO         MICHAEL  A       180        343,012.86          1
    173  62ND STREET                   8.750          3,548.04         51
                                       8.500          3,548.04      705,000.00
    AVALON           NJ   08202          1            04/01/95         00
    485482                               05           06/01/95          0
    485482                               O            05/01/10
    0


    1491618          F45/F45             F          650,000.00         ZZ
    CROTTY              JOHN     G       180        626,858.55          1
    3  MAGNOLIA PLACE                  8.125          6,258.73         46
                                       7.875          6,258.73    1,425,000.00
    RYE              NY   10580          1            04/14/95         00
    485615                               05           06/01/95          0
1


    485615                               O            05/01/10
    0


    1491619          F45/F45             F          250,000.00         ZZ
    HASSANIEN           MOHAMED          180        241,376.99          1
    3 WINSTON COURT                    8.500          2,461.85         59
                                       8.250          2,461.85      426,500.00
    DIX HILLS        NY   11746          1            04/19/95         00
    486134                               05           06/01/95          0
    486134                               O            05/01/10
    0


    1491620          F45/F45             F           90,000.00         ZZ
    PLOTTS              BRYAN            180         86,588.57          2
    420 FOURTEENTH AVENUE              7.375            827.93         68
                                       7.125            827.93      134,000.00
    BELMAR           NJ   07719          1            04/12/95         00
    486308                               05           06/01/95          0
    486308                               O            05/01/10
    0


    1491621          F45/F45             F          300,000.00         ZZ
    WENTWORTH           NORMAN   R       180        289,319.27          1
    17 SANDPIPER COURT                 8.125          2,888.65         80
                                       7.875          2,888.65      375,000.00
    WESTHAMPTON      NY   11977          1            04/11/95         00
    486399                               05           06/01/95          0
    486399                               O            05/01/10
    0


    1491622          F45/F45             F          425,000.00         ZZ
    RABOY               ADLEY            180        402,656.66          1
    55 ADLERS LANE                     7.875          4,030.91         80
                                       7.625          4,030.91      532,000.00
    STATEN ISLAND    NY   10307          1            11/01/94         00
    486696                               03           01/01/95          0
    486696                               O            12/01/09
    0


    1491623          F45/F45             F          216,000.00         ZZ
    MILANKOVIC          JOEY             180        204,688.23          1
    19 NEWMARKET ROAD                  7.875          2,048.65         78
                                       7.625          2,048.65      278,000.00
    SYOSSET          NY   11791          1            11/28/94         00
    489039                               05           01/01/95          0
    489039                               O            12/01/09
    0


1


    1491624          F45/F45             F          300,000.00         ZZ
    RIZZO               THOMAS   F       180        249,695.73          1
    5 SENTRY COURT                     8.000          2,866.96         78
                                       7.750          2,866.96      385,000.00
    HOLMDEL          NJ   07733          1            05/04/92         00
    491738                               05           07/01/92          0
    491738                               O            06/01/07
    0


    1491625          F45/F45             F          270,000.00         ZZ
    LENGER              ELLIS    S       180        228,348.59          1
    62 INDEPENDENCE DRIVE              7.500          2,502.93         75
                                       7.250          2,502.93      360,000.00
    EAST BRUNSWICK   NJ   08816          5            08/25/92         00
    492470                               05           10/01/92          0
    492470                               O            09/01/07
    0


    1491626          F45/F45             F          244,800.00         T
    LENGER              ELLIS    S       180        197,937.34          1
    231 OCEANA DRIVE                   7.250          2,234.69         80
                                       7.000          2,234.69      306,000.00
    LOVELADIES       NJ   08008          2            08/25/92         00
    492488                               05           10/01/92          0
    492488                               O            09/01/07
    0


    1491628          F45/F45             F          400,000.00         ZZ
    GREEN               STUART   N       180        342,657.09          1
    19 EVAN DRIVE                      8.000          3,822.61         54
                                       7.750          3,822.61      750,000.00
    MORGANVILLE      NJ   07751          5            09/23/92         00
    492884                               05           11/01/92          0
    492884                               O            10/01/07
    0


    1491629          F45/F45             F          249,900.00         ZZ
    WEIL                MARC     L       180        213,172.16          1
    32 HIGH RIDGE ROAD                 7.625          2,334.39         79
                                       7.375          2,334.39      320,000.00
    OCEAN            NJ   07712          2            10/09/92         00
    493064                               05           12/01/92          0
    493064                               O            11/01/07
    0


    1491630          F45/F45             F          222,400.00         ZZ
    ROGERS              THOMAS   A       180        189,115.92          1
    1170 COOPER ROAD                   7.000          1,998.99         80
                                       6.750          1,998.99      278,000.00
1


    SCOTCH PLAINS    NJ   07076          2            10/09/92         00
    493072                               05           12/01/92          0
    493072                               O            11/01/07
    0


    1491631          F45/F45             F          236,800.00         ZZ
    COHEN               ALAN             180        203,464.19          1
    9 PAL DRIVE                        7.875          2,245.93         80
                                       7.625          2,245.93      296,000.00
    WAYSIDE          NJ   07712          2            10/22/92         00
    493189                               05           12/01/92          0
    493189                               O            11/01/07
    0


    1491632          F45/F45             F          286,000.00         ZZ
    ENG                 KENNETH  Y       180        243,559.47          1
    27 CHESTNUT DRIVE                  7.125          2,590.68         50
                                       6.875          2,590.68      575,000.00
    COLTS NECK       NJ   07722          2            10/30/92         00
    493254                               05           12/01/92          0
    493254                               O            11/01/07
    0


    1491633          F45/F45             F          211,000.00         ZZ
    FRISTENSKY          WARREN   C       180        180,234.58          1
    1004 CHIMNEY RIDGE DRIVE           7.375          1,941.04         58
                                       7.125          1,941.04      369,000.00
    MOUNTAINSIDE     NJ   07092          2            10/27/92         00
    493288                               05           12/01/92          0
    493288                               O            11/01/07
    0


    1491634          F45/F45             F          120,000.00         ZZ
    SARLE III           JOHN     R       180        101,872.12          1
    49 ROYAL DRIVE                     7.000          1,078.59         39
                                       6.750          1,078.59      311,000.00
    BRICK            NJ   08723          2            11/06/92         00
    493494                               05           01/01/93          0
    493494                               O            12/01/07
    0


    1491635          F45/F45             F          280,000.00         ZZ
    REILLY,JR           JAMES    P       180        237,341.03          1
    16 INLET TERRACE                   7.000          2,516.71         67
                                       6.750          2,516.71      420,000.00
    BELMAR           NJ   07719          2            11/01/92         00
    493510                               05           01/01/93          0
    493510                               O            12/01/07
    0
1




    1491636          F45/F45             F          250,000.00         ZZ
    MONGNO              EUGENE           120        180,437.01          1
    1111 WYCHWOOD ROAD                 7.125          2,918.84         46
                                       6.875          2,918.84      546,000.00
    WESTFIELD        NJ   07090          2            12/07/92         00
    493932                               05           02/01/93          0
    493932                               O            01/01/03
    0


    1491637          F45/F45             F          250,000.00         ZZ
    BARABAS             GABOR            180        175,503.01          1
    24 MUNCY DRIVE                     7.750          2,353.19         57
                                       7.500          2,353.19      445,000.00
    WEST LONG BRANC  NJ   07764          2            12/15/92         00
    494005                               05           02/01/93          0
    494005                               O            01/01/08
    0


    1491638          F45/F45             F          450,000.00         ZZ
    MIU                 LOUIS            180        397,496.36          1
    15 WHITE ROCK TERRACE              7.625          4,203.59         53
                                       7.375          4,203.59      850,000.00
    HOLMDEL          NJ   07733          2            05/13/93         00
    494138                               05           07/01/93          0
    494138                               O            06/01/08
    0


    1491639          F45/F45             F          230,000.00         ZZ
    DERSH               DAVID    A       180        198,174.24          1
    27 LINBERGER DRIVE                 8.000          2,198.00         77
                                       7.750          2,198.00      300,000.00
    TWNSH OF BRIDEW  NJ   08876          2            12/18/92         00
    494534                               05           02/01/93          0
    494534                               O            01/01/08
    0


    1491640          F45/F45             F          249,990.00         ZZ
    PENNER              GARY     J       180        215,865.32          1
    4 MIRO CIRCLE                      7.125          2,264.49         64
                                       6.875          2,264.49      395,000.00
    MARLBORO         NJ   07746          1            01/20/93         00
    494757                               05           03/01/93          0
    494757                               O            02/01/08
    0


    1491641          F45/F45             F          300,000.00         ZZ
    TELL                ROBERT   H       180        247,299.25          1
1


    849 KNOLLWOOD TERRACE              6.625          2,633.99         73
                                       6.375          2,633.99      416,000.00
    WESTFIELD        NJ   07090          5            05/27/93         00
    495572                               05           07/01/93          0
    495572                               O            06/01/08
    0


    1491643          F45/F45             F          506,250.00         ZZ
    BRICKLEY            JAMES    A       180        431,098.14          1
    110 RIDGE ROAD                     6.875          4,515.02         75
                                       6.625          4,515.02      675,000.00
    RUMSON           NJ   07760          2            05/06/93         00
    495960                               05           07/01/93          0
    495960                               O            06/01/08
    0


    1491644          F45/F45             F           70,000.00         ZZ
    KENT                ALLEN            180         58,179.42          1
    58 VANDERVEER ROAD                 6.500            609.78         46
                                       6.250            609.78      154,000.00
    FREEHOLD         NJ   07728          2            05/06/93         00
    496000                               05           07/01/93          0
    496000                               O            06/01/08
    0


    1491645          F45/F45             F           60,000.00         ZZ
    KEANE               LOUIS    M       180         52,708.39          1
    603 COVINGTON TERRACE              6.625            526.80         43
                                       6.375            526.80      142,000.00
    MOORESTOWN       NJ   08057          2            06/07/93         00
    496315                               05           08/01/93          0
    496315                               O            07/01/08
    0


    1491646          F45/F45             F          217,000.00         ZZ
    HARRIS              ANDREW   C       180        192,030.11          1
    7 WESTMINSTER DRIVE                7.375          1,996.24         53
                                       7.125          1,996.24      415,000.00
    COLTS NECK       NJ   07722          2            06/04/93         00
    496372                               05           08/01/93          0
    496372                               O            07/01/08
    0


    1491647          F45/F45             F          340,000.00         ZZ
    DEAN                DENNIS   R       120        203,740.96          1
    8 TAYLORR LAKE COURT               7.500          4,035.87         74
                                       7.250          4,035.87      465,000.00
    MANALAPAN        NJ   07726          2            06/08/93         00
    496406                               05           08/01/93          0
1


    496406                               O            07/01/03
    0


    1491648          F45/F45             F          215,000.00         ZZ
    COHEN               ANDREW           180        185,576.06          1
    19 CAMBRIDGE COURT                 7.625          2,008.38         80
                                       7.375          2,008.38      272,000.00
    MANALAPAN        NJ   07726          2            06/24/93         00
    496471                               05           08/01/93          0
    496471                               O            07/01/08
    0


    1491649          F45/F45             F          140,000.00         ZZ
    NISI                ROBERT           180        122,677.30          1
    10 DOGWOOD DRIVE                   6.375          1,209.96         70
                                       6.125          1,209.96      200,000.00
    HOWELL           NJ   07731          2            06/21/93         00
    496703                               05           08/01/93          0
    496703                               O            07/01/08
    0


    1491650          F45/F45             F          240,000.00         ZZ
    JANOW               GEORGE           180        206,510.77          1
    17 ADDINGTON COURT                 6.625          2,107.19         72
                                       6.375          2,107.19      335,000.00
    EAST BRUNSWICK   NJ   08816          1            06/28/93         00
    496927                               05           08/01/93          0
    496927                               O            07/01/08
    0


    1491651          F45/F45             F          250,000.00         ZZ
    LANGNER             BRUCE            180        218,221.49          1
    18 COUNTRY MEADOW DRIVE            6.875          2,229.64         33
                                       6.625          2,229.64      780,000.00
    COLTS NECK       NJ   07722          1            04/28/93         00
    497156                               05           06/01/93          0
    497156                               O            05/01/08
    0


    1491652          F45/F45             F          247,500.00         ZZ
    MODI                SURESH           180        216,599.66          1
    49 KNOBHILL ROAD                   7.125          2,241.94         75
                                       6.875          2,241.94      330,000.00
    MORGANVILLE      NJ   07751          2            04/13/93         00
    497198                               05           06/01/93          0
    497198                               O            05/01/08
    0


1


    1491653          F45/F45             F          398,000.00         ZZ
    ROSSI               STEWART          180        340,145.12          1
    31 OAKES ROAD                      7.375          3,661.30         38
                                       7.125          3,661.30    1,050,000.00
    RUMSON           NJ   07760          2            06/07/93         00
    497719                               05           08/01/93          0
    497719                               O            07/01/08
    0


    1491654          F45/F45             F          340,000.00         ZZ
    CRUZ JR             EVARISTO         180        310,263.71          1
    74 HICKORY LANE                    7.125          3,079.83         74
                                       6.875          3,079.83      460,000.00
    MIDDLETOWN       NJ   08838          5            02/16/94         00
    497974                               05           04/01/94          0
    497974                               O            03/01/09
    0


    1491655          F45/F45             F          250,000.00         ZZ
    ADELSON             RICHARD          180        227,732.50          1
    22 BRUNS ROAD                      7.000          2,247.08         56
                                       6.750          2,247.08      450,000.00
    OCEAN TOWNSHIP   NJ   07711          1            04/15/94         00
    498337                               05           06/01/94          0
    498337                               O            05/01/09
    0


    1491656          F45/F45             F          275,000.00         ZZ
    FEINSTEIN           HOWARD           180        247,415.38          1
    6 OLD SCOTS ROAD                   6.875          2,452.60         74
                                       6.625          2,452.60      375,000.00
    MARLBORO         NJ   07746          5            11/17/93         00
    498550                               05           01/01/94          0
    498550                               O            12/01/08
    0


    1491657          F45/F45             F          244,000.00         ZZ
    FREIBAUM            ROBERT   M       180        216,167.34          1
    14 WARREN STREET                   6.750          2,159.18         47
                                       6.500          2,159.18      525,000.00
    RUMSON           NJ   07760          2            11/29/93         00
    498840                               05           01/01/94          0
    498840                               O            12/01/08
    0


    1491658          F45/F45             F          295,000.00         ZZ
    KININGHAM           JOSEPH   F       180        207,329.63          1
    1261 RAHWAY ROAD                   7.000          2,651.55         59
                                       6.750          2,651.55      500,000.00
1


    SCOTH PLAINS     NJ   07076          2            12/08/93         00
    499012                               05           02/01/94          0
    499012                               O            01/01/09
    0


    1491659          F45/F45             F          531,000.00         ZZ
    MARZIANO            FREDRICK G       180        471,279.88          1
    47 PAAG CIRCLE                     7.000          4,772.78         43
                                       6.750          4,772.78    1,245,000.00
    LITTLE SILVER    NJ   07739          2            11/10/93         00
    499178                               05           01/01/94          0
    499178                               O            12/01/08
    0


    1491660          F45/F45             F          280,000.00         ZZ
    KIPNES              MARVIN           180        232,534.48          1
    14 TAYLOR LAKE COURT               6.750          2,477.75         58
                                       6.500          2,477.75      486,000.00
    MANALAPAN        NJ   07726          2            10/28/93         00
    499293                               05           12/01/93          0
    499293                               O            11/01/08
    0


    1491661          F45/F45             F          246,000.00         ZZ
    TORT                JOSEPH   R       180        221,092.78          1
    17 PACKARD DRIVE                   6.750          2,176.88         75
                                       6.500          2,176.88      332,000.00
    MIDDLETOWN       NJ   07748          2            11/24/93         00
    499400                               05           01/01/94          0
    499400                               O            12/01/08
    0


    1491662          F45/F45             F          243,750.00         ZZ
    BERRY JR            BERNARD  J       180        219,990.09          1
    101 LINCOLN AVENUE                 6.750          2,156.97         75
                                       6.500          2,156.97      325,000.00
    AVON BY THE SEA  NJ   07717          5            12/03/93         00
    499533                               05           02/01/94          0
    499533                               O            01/01/09
    0


    1491663          F45/F45             F          262,500.00         ZZ
    BROUSELL            GARY             180        228,785.35          1
    44 SEAVIEW AVENUE                  6.875          2,341.12         75
                                       6.625          2,341.12      350,000.00
    MONMOUTH BEACH   NJ   07750          2            03/09/94         00
    499913                               05           05/01/94          0
    499913                               O            04/01/09
    0
1




    1491664          F45/F45             F          288,750.00         ZZ
    ARNOLD              GEORGE   W       180        260,866.80          1
    3 CHARM COURT                      6.875          2,575.23         75
                                       6.625          2,575.23      385,000.00
    HOLMDEL          NJ   00773          5            12/15/93         00
    500041                               05           02/01/94          0
    500041                               O            01/01/09
    0


    1491665          F45/F45             F          295,000.00         ZZ
    KATES               ERIC     H       168        263,237.00          1
    900 LOVETT ROAD                    6.875          2,739.18         78
                                       6.625          2,739.18      380,000.00
    COLTS NECK       NJ   07722          2            12/27/93         00
    500371                               05           02/01/94          0
    500371                               O            01/01/08
    0


    1491666          F45/F45             F          350,000.00         T
    LICHTENSTEIN        DAVID            180        318,501.73          1
    1096 H LONG BEACH BLVD             6.750          3,097.19         70
                                       6.500          3,097.19      500,000.00
    LONG BEACH       NJ   08008          1            02/02/94         00
    501148                               05           04/01/94          0
    501148                               O            03/01/09
    0


    1491667          F45/F45             F           33,336.94         ZZ
    HAY                 RICHARD  W        90         21,977.63          1
    20 LARK LANE                       6.750            473.07         44
                                       6.500            473.07       76,000.00
    LAKEWOOD         NJ   08723          1            05/03/93         00
    505677                               05           06/01/93          0
    505677                               O            11/01/00
    0


    1491668          F45/F45             F          298,091.74         ZZ
    WOOLLEY             JOHN     A       118        201,451.43          1
    103 WEST CENTENNIAL                8.625          3,755.66         52
                                       8.375          3,755.66      579,000.00
    MEDFORD          NJ   08055          1            03/04/92         00
    506196                               05           04/01/92          0
    506196                               O            01/01/02
    0


    1491669          F45/F45             F          245,000.00         ZZ
    KALMAN              GEORGE           180        204,180.69          1
1


    28 WEAVER DRIVE                    8.750          2,448.65         56
                                       8.500          2,448.65      445,000.00
    MARTINSVILLE     NJ   08836          2            04/27/92         00
    510180                               05           06/01/92          0
    510180                               O            05/01/07
    0


    1491671          F45/F45             F          239,388.22         ZZ
    CLEAVELAND          JOHN     K       164        198,215.12          1
    94 W RIVER ROAD                    7.875          2,387.78         19
                                       7.625          2,387.78    1,320,000.00
    RUMSON           NJ   07760          5            10/06/92         00
    515999                               05           11/01/92          0
    515999                               O            06/01/06
    0


    1491672          F45/F45             F          250,000.00         ZZ
    CARTON              PETER    J       180        206,935.61          1
    17 WIGWAM ROAD                     7.875          2,371.12         26
                                       7.625          2,371.12      975,000.00
    LOCUST           NJ   07760          5            02/04/92         00
    516021                               05           04/01/92          0
    516021                               O            03/01/07
    0


    1491673          F45/F45             F          243,750.00         ZZ
    CALICDAN            RAUL     G       180        235,431.28          1
    172-36 HIGHLAND AVENUE             8.625          2,418.20         75
                                       8.375          2,418.20      325,000.00
    JAMAICA          NY   11432          5            04/19/95         00
    519280                               05           06/01/95          0
    519280                               O            05/01/10
    0


    1491674          F45/F45             F          266,250.00         ZZ
    RICHMAN             STEVEN           180        256,770.93          1
    200 BROADVIEW AVENUE               8.125          2,563.67         73
                                       7.875          2,563.67      365,000.00
    NEW ROCHELLE     NY   10804          1            04/20/95         00
    519413                               05           06/01/95          0
    519413                               O            05/01/10
    0


    1491675          F45/F45             F          355,000.00         ZZ
    EHRLICH             HAROLD   W       180        342,361.22          1
    5 LEA PLACE                        8.125          3,418.23         55
                                       7.875          3,418.23      655,000.00
    RYE              NY   10580          1            04/25/95         00
    520015                               05           06/01/95          0
1


    520015                               O            05/01/10
    0


    1491677          F45/F45             F          747,500.00         ZZ
    MILITANA            FRED     A       180        713,259.32          1
    SOUSA DRIVE                        8.875          7,526.16         65
                                       8.625          7,526.16    1,150,000.00
    SANDS POINT      NY   11050          1            12/15/94         00
    522581                               05           02/01/95          0
    522581                               O            01/01/10
    0


    1491678          F45/F45             F          210,000.00         T
    SCHRODER            MICHAEL  T       180        196,718.38          1
    91  BAYSIDE AVENUE                 8.500          2,067.95         69
                                       8.250          2,067.95      308,000.00
    JAMESPORT        NY   11947          1            01/03/95         00
    524587                               05           03/01/95          0
    524587                               O            02/01/10
    0


    1491679          F45/F45             F          564,000.00         ZZ
    GRILLO              ANTHONY  J       180        555,560.20          1
    25 MARY COURT                      7.750          5,308.80         70
                                       7.500          5,308.80      810,000.00
    MELVILLE         NY   11747          2            01/19/95         00
    524702                               05           01/01/96          0
    524702                               O            12/01/10
    0


    1491680          F45/F45             F          900,000.00         T
    HILTZ               WILLIAM  O       180        862,388.74          1
    118 LILY POND LANE                 9.000          9,128.40         52
                                       8.750          9,128.40    1,756,000.00
    EAST HAMPTON     NY   11937          1            01/10/95         00
    525105                               05           03/01/95          0
    525105                               O            02/01/10
    0


    1491681          F45/F45             F          462,000.00         ZZ
    LIPP                BRADY            180        450,346.35          1
    16 CATHERINE PLACE AND MANOR L     7.250          4,217.43         80
                                       7.000          4,217.43      580,000.00
    KATONAH          NY   10536          2            08/25/95         00
    527309                               05           10/01/95          0
    527309                               O            09/01/10
    0


1


    1491682          F45/F45             F          351,600.00         ZZ
    SUGAVANAM           RAGHURAM         180        335,944.44          1
    15 CARTON ROAD                     8.375          3,436.63         70
                                       8.125          3,436.63      505,000.00
    MORRIS           NJ   07960          1            01/27/95         00
    527655                               05           03/01/95          0
    527655                               O            02/01/10
    0


    1491683          F45/F45             F          350,000.00         ZZ
    BEHAR               CAREN    F       180        331,061.98          1
    30 WOODLANDS ROAD                  8.375          3,420.99         44
                                       8.125          3,420.99      800,000.00
    HARRISON         NY   10528          1            01/31/95         00
    528158                               05           03/01/95          0
    528158                               O            02/01/10
    0


    1491684          F45/F45             F          344,000.00         ZZ
    BEN-ZION            AMIR             180        330,633.41          1
    22 ANDREA LANE                     9.000          3,489.08         79
                                       8.750          3,489.08      440,000.00
    SCARSDALE        NY   10583          1            02/01/95         00
    528430                               05           04/01/95          0
    528430                               O            03/01/10
    0


    1491685          F45/F45             F          350,000.00         ZZ
    ASSOULIN            MEYER            180        329,352.38          1
    16  GREENBRIAR ROAD                8.375          3,420.99         78
                                       8.125          3,420.99      450,000.00
    OCEAN TWP.       NJ   07755          2            02/06/95         00
    529123                               05           04/01/95          0
    529123                               O            03/01/10
    0


    1491686          F45/F45             F          340,000.00         ZZ
    BLANEY              PAUL     M       180        321,992.82          1
    2 OVERLOOK ROAD                    8.875          3,423.27         72
                                       8.625          3,423.27      475,000.00
    BROOKHAVEN       NY   11719          1            03/10/95         00
    532036                               05           05/01/95          0
    532036                               O            04/01/10
    0


    1491687          F45/F45             F          250,000.00         ZZ
    SPERLING            ROBERT   J       180        240,821.09          1
    52  BROWER AVENUE                  8.750          2,498.62         68
                                       8.500          2,498.62      370,000.00
1


    WOODMERE         NY   11598          5            03/01/95         00
    532051                               05           05/01/95          0
    532051                               O            04/01/10
    0


    1491688          F45/F45             F          212,000.00         T
    GREENLY             MICHAEL  S       180        204,298.39          1
    920 CEDAR BIRCH LANE               8.875          2,134.51         80
                                       8.625          2,134.51      265,000.00
    ORIENT           NY   11957          1            03/10/95         00
    532143                               05           05/01/95          0
    532143                               O            04/01/10
    0


    1491690          F45/F45             F          210,000.00         ZZ
    SMUTEK              RICHARD  J       180        193,800.35          1
    1  ENFIELD CIRCLE                  7.750          1,976.68         65
                                       7.500          1,976.68      327,000.00
    CRANBURY         NJ   08512          1            03/28/95         00
    534347                               05           05/01/95          0
    534347                               O            04/01/10
    0


    1491691          F45/F45             F           40,000.00         ZZ
    GEROFSKY            DANIEL           180         38,468.04        675
    144-34 VILLAGE RD APT 68B          8.250            388.06         50
                                       8.000            388.06       80,000.00
    KEW GARDENS      NY   11435          1            03/01/95         00
    534404                               13           05/01/95          0
    534404                               O            04/01/10
    0


    1491693          F45/F45             F          237,000.00         ZZ
    REED                ROBERT   B       180        229,453.50          1
    164 LOCKTOWN SERGEANTSVILLE RD     8.375          2,316.50         73
                                       8.125          2,316.50      329,000.00
    DELAWARE         NJ   08559          1            05/01/95         00
    637447                               05           07/01/95          0
    637447                               O            06/01/10
    0


    1491695          F45/F45             F          292,000.00         ZZ
    PASSINI             ADRIANA          180        283,080.79          1
    84 64 AVON STREET                  9.000          2,961.66         80
                                       8.750          2,961.66      365,000.00
    JAMACIA ESTATES  NY   11400          1            05/05/95         00
    637959                               05           07/01/95          0
    637959                               O            06/01/10
    0
1




    1491696          F45/F45             F          350,000.00         ZZ
    HARRISON            SCOTT            180        339,206.35          1
    32 OLD MILL ROAD                   8.750          3,498.07         61
                                       8.500          3,498.07      575,000.00
    HARRISON         NY   10604          1            05/08/95         00
    638353                               05           07/01/95          0
    638353                               O            06/01/10
    0


    1491697          F45/F45             F          400,000.00         ZZ
    WEISSNER            DAVID    W       180        387,127.41          1
    6 SHANNON DRIVE                    8.250          3,880.56         64
                                       8.000          3,880.56      626,000.00
    WOODBURY         NY   11797          1            05/09/95         00
    638593                               05           07/01/95          0
    638593                               O            06/01/10
    0


    1491698          F45/F45             F          600,000.00         ZZ
    BURKLAND            SKOTT    B       180        580,069.37          1
    8 RANNEY HILL ROAD                 7.875          5,690.70         60
                                       7.625          5,690.70    1,000,000.00
    MORRIS TOWNSHIP  NJ   07960          2            05/01/95         00
    638759                               05           07/01/95          0
    638759                               O            06/01/10
    0


    1491699          F45/F45             F          880,000.00         ZZ
    ROMOFF              ADAM     J       180        858,267.36          1
    12 PHILIPS LANE                    7.500          8,157.71         72
                                       7.250          8,157.71    1,230,000.00
    RYE              NY   10580          2            08/01/95         00
    639088                               05           10/01/95          0
    639088                               O            09/01/10
    0


    1491703          F45/F45             F          284,650.00         ZZ
    KANE                HOWARD   J       180        275,586.33         64
    161 WEST 15TH STREET               8.375          2,782.24         80
                                       8.125          2,782.24      356,100.00
    NEW YORK         NY   10011          1            05/17/95         00
    640086                               12           07/01/95          0
    640086                               O            06/01/10
    0


    1491705          F45/F45             F          127,000.00         ZZ
    EDELMAN             ROCHELLE M       180        122,825.56          1
1


    138 CASTLE RIDGE DRIVE             8.000          1,213.68         62
                                       7.750          1,213.68      206,000.00
    EAST HANOVER     NJ   07936          1            05/19/95         00
    640326                               01           07/01/95          0
    640326                               O            06/01/10
    0


    1491706          F45/F45             F          100,000.00         ZZ
    LOMBARDI            JUDY             180         96,471.73        263
    201 EAST 21ST ST                   8.250            970.14         68
                                       8.000            970.14      148,000.00
    NEW YORK         NY   10010          1            05/23/95         00
    640920                               11           07/01/95          0
    640920                               O            06/01/10
    0


    1491707          F45/F45             F           35,000.00         ZZ
    DAVIS               WILLIAM  F       180         33,837.36          2
    35-37 SOUTH STREET                 7.875            331.96         20
                                       7.625            331.96      175,000.00
    OYSTER BAY       NY   11771          5            05/22/95         00
    641084                               05           07/01/95          0
    641084                               O            06/01/10
    0


    1491708          F45/F45             F          300,000.00         T
    LIBERMAN            MICHAEL          180        289,608.37          1
    403 OAK GROVE ROAD                 7.375          2,759.77         74
                                       7.125          2,759.77      409,000.00
    BERN (READING)   PA   19601          1            05/23/95         00
    641373                               05           07/01/95          0
    641373                               O            06/01/10
    0


    1491709          F45/F45             F          213,750.00         ZZ
    ZHONG               MINGYI           180        199,498.61          1
    81 HICKORY KINGDOM ROAD            8.500          2,104.88         68
                                       8.250          2,104.88      315,000.00
    BEDFORD          NY   10506          1            05/24/95         00
    641571                               05           07/01/95          0
    641571                               O            06/01/10
    0


    1491710          F45/F45             F          330,000.00         ZZ
    AZIZ                RAMIN            180        319,492.20          1
    14  ELLARD AVENUE                  8.375          3,225.51         75
                                       8.125          3,225.51      440,000.00
    GREAT NECK       NY   11024          1            05/26/95         00
    642165                               05           07/01/95          0
1


    642165                               O            06/01/10
    0


    1491711          F45/F45             F          378,000.00         ZZ
    LIPTON              EWA              180        366,979.54          1
    80 NEPTUNE AVENUE                  8.250          3,667.13         89
                                       8.000          3,667.13      426,000.00
    WOODMERE         NY   11590          1            06/05/95         10
    644351                               05           08/01/95         12
    644351                               O            07/01/10
    0


    1491712          F45/F45             F          400,000.00         ZZ
    RUBENSTEIN          ERIC             180        387,832.90          1
    ORCHARD LANE                       7.750          3,765.10         62
                                       7.500          3,765.10      655,000.00
    MUTTONTOWN       NY   11771          1            06/08/95         00
    644666                               05           08/01/95          0
    644666                               O            07/01/10
    0


    1491713          F45/F45             F          236,000.00         ZZ
    AHARONI             GABRIEL          180        227,070.93          1
    15 WEST TERRACE ROAD               8.250          2,289.53         69
                                       8.000          2,289.53      345,000.00
    GREAT NECK       NY   11021          1            06/08/95         00
    644815                               05           08/01/95          0
    644815                               O            07/01/10
    0


    1491714          F45/F45             F          400,000.00         ZZ
    DIEHL               RICHARD          180        330,060.26          1
    250 CROTON FALLS ROAD              8.000          3,822.61         54
                                       7.750          3,822.61      750,000.00
    MAHOPAC          NY   10541          5            01/06/92         00
    64501                                05           03/01/92          0
    64501                                O            02/01/07
    0


    1491715          F45/F45             F          280,000.00         ZZ
    BERMAN              DEAN             180        255,608.95          1
    1962 CYNTHIA LANE                  6.625          2,458.38         70
                                       6.375          2,458.38      400,000.00
    MERRICK          NY   11566          1            03/02/94         00
    64725                                05           05/01/94          0
    64725                                O            04/01/09
    0


1


    1491716          F45/F45             F          435,000.00         ZZ
    FUSELIER            LINDA    M       180        421,200.63          1
    601 QUEEN STREET                   7.250          3,970.96         55
                                       7.000          3,970.96      805,000.00
    ALEXANDRIA       VA   22314          1            06/22/95         00
    647354                               05           08/01/95          0
    647354                               O            07/01/10
    0


    1491717          F45/F45             F          230,000.00         ZZ
    WICKS               ELLIOT   K       180        222,472.35          1
    11411 GREAT MEADOW DRIVE           6.875          2,051.27         74
                                       6.625          2,051.27      312,000.00
    RESTON           VA   22091          2            06/26/95         00
    647495                               03           08/01/95          0
    647495                               O            07/01/10
    0


    1491718          F45/F45             F          391,000.00         ZZ
    CREEMER             LAURENCE         180        379,987.10          1
    322 GREENHILL STREET               7.375          3,596.90         54
                                       7.125          3,596.90      730,000.00
    GREAT FALLS      VA   22066          2            07/25/95         00
    648071                               05           09/01/95          0
    648071                               O            08/01/10
    0


    1491719          F45/F45             F          600,000.00         ZZ
    KIPPUR              STEPHEN  A       180        582,131.38         24
    37 RIVERSIDE DRIVE APT 4A          8.000          5,733.91         66
                                       7.750          5,733.91      915,000.00
    NEW YORK         NY   10023          1            06/12/95         00
    655258                               13           08/01/95          0
    655258                               O            07/01/10
    0


    1491720          F45/F45             F           80,000.00         ZZ
    KEIM                CHRISTOPHN       180         77,408.76          1
    1257 EDGEMERE AVENUE               7.000            719.06         60
                                       6.750            719.06      135,000.00
    FORKED RIVER     NJ   08731          1            06/12/95         00
    655563                               05           08/01/95          0
    655563                               O            07/01/10
    0


    1491721          F45/F45             F          113,000.00         ZZ
    GARITO              ARLENE   G       180        107,454.11          1
    28  HOLLAND ROAD                   7.500          1,047.52         38
                                       7.250          1,047.52      300,000.00
1


    COLTS NECK       NJ   07722          2            06/13/95         00
    655878                               05           08/01/95          0
    655878                               O            07/01/10
    0


    1491722          F45/F45             F          350,000.00         ZZ
    FONSECA             SARA             180        338,572.19          1
    621  CHESTER AVENUE                7.125          3,170.41         73
                                       6.875          3,170.41      480,000.00
    MOORESTOWN       NJ   08057          1            06/16/95         00
    656769                               05           08/01/95          0
    656769                               O            07/01/10
    0


    1491723          F45/F45             F          216,000.00         ZZ
    BRAGDON             CLIFFORD R       180        209,360.14          1
    23 SHORE ROAD                      7.625          2,017.72         80
                                       7.375          2,017.72      270,000.00
    REMSENBURG       NY   11960          1            06/26/95         00
    657684                               05           08/01/95          0
    657684                               O            07/01/10
    0


    1491724          F45/F45             F          405,000.00         ZZ
    COHEN               NISSAN           180        392,810.26          1
    5 BAYSIDE DRIVE                    7.875          3,841.22         60
                                       7.625          3,841.22      680,000.00
    GREAT NECK       NY   11023          5            06/26/95         00
    657791                               05           08/01/95          0
    657791                               O            07/01/10
    0


    1491726          F45/F45             F          270,000.00         ZZ
    RABANIPOUR          HERSEL           180        261,873.56          1
    18 SOUTHGATE ROAD                  7.875          2,560.81         70
                                       7.625          2,560.81      390,000.00
    GREAT NECK       NY   11021          1            06/27/95         00
    657940                               05           08/01/95          0
    657940                               O            07/01/10
    0


    1491727          F45/F45             F          250,000.00         ZZ
    BISACCO             JOHN     F       180        242,233.76          1
    7 BARNES LANE                      7.500          2,317.53         62
                                       7.250          2,317.53      405,000.00
    GARDEN CITY      NY   11530          1            06/21/95         00
    658286                               05           08/01/95          0
    658286                               O            07/01/10
    0
1




    1491728          F45/F45             F          292,000.00         ZZ
    BERK                SANFORD          180        280,652.25          1
    101 MUNSON ROAD                    7.250          2,665.56         73
                                       7.000          2,665.56      401,000.00
    PLEASANTVILLE    NY   10570          2            06/28/95         00
    660399                               05           09/01/95          0
    660399                               O            08/01/10
    0


    1491729          F45/F45             F          136,800.00         ZZ
    SCOLNIK             HERBERT          180        132,550.33        315
    444 EAST 86TH ST APT 16H           7.500          1,268.15         74
                                       7.250          1,268.15      186,000.00
    NEW YORK         NY   10028          1            06/29/95         00
    660886                               12           08/01/95          0
    660886                               O            07/01/10
    0


    1491730          F45/F45             F          203,000.00         ZZ
    BLUM                LARRY            120        191,035.93          1
    10 TANGLEWOOD ROAD                 7.125          2,370.10         23
                                       6.875          2,370.10      900,000.00
    PLEASANTVILLE    NY   10570          1            06/30/95         00
    661835                               05           08/01/95          0
    661835                               O            07/01/05
    0


    1491731          F45/F45             F          240,000.00         ZZ
    SHARMA              SATYA            180         55,972.81          1
    6 KENWOOD ROAD                     7.125          2,173.99         51
                                       6.875          2,173.99      475,000.00
    SETAUKET         NY   11733          1            06/29/95         00
    662023                               05           08/01/95          0
    662023                               O            07/01/10
    0


    1491732          F45/F45             F          342,400.00         ZZ
    STANGEL             PETER            180        332,094.41          1
    168  RIDGE ROAD                    7.875          3,247.49         80
                                       7.625          3,247.49      428,000.00
    NEW CITY         NY   10956          1            06/30/95         00
    662247                               05           08/01/95          0
    662247                               O            07/01/10
    0


    1491734          F45/F45             F          584,000.00         ZZ
    LANDUYT             WILLIAM  M       180        567,202.04          1
1


    17  BRANDYWINE LANE                7.125          5,290.05         80
                                       6.875          5,290.05      739,000.00
    COLTS NECK       NJ   07722          1            07/10/95         00
    681825                               05           09/01/95          0
    681825                               O            08/01/10
    0


    1491735          F45/F45             F           80,000.00         ZZ
    ROWEHL              GREGORY  C       180         77,785.42         76
    136 WAVERLY PLACE APT 4D           7.750            753.02         51
                                       7.500            753.02      158,000.00
    NEW YORK         NY   10014          5            07/10/95         00
    681940                               11           09/01/95          0
    681940                               O            08/01/10
    0


    1491736          F45/F45             F          223,000.00         ZZ
    HEINEY              JOSEPH   A       180        216,915.00          1
    151-18 25TH AVENUE                 7.750          2,099.04         79
                                       7.500          2,099.04      285,000.00
    WHITESTONE       NY   11435          1            07/12/95         00
    683284                               05           09/01/95          0
    683284                               O            08/01/10
    0


    1491737          F45/F45             F          250,000.00         ZZ
    CONKLIN JR          WILLIAM  E       180        243,178.20          1
    491 NORMANDY DRIVE                 7.750          2,353.19         60
                                       7.500          2,353.19      417,000.00
    BRICK TOWNSHIP   NJ   08738          1            07/12/95         00
    683334                               05           09/01/95          0
    683334                               O            08/01/10
    0


    1491738          F45/F45             F          105,750.00         ZZ
    PANSTER             MICHAEL          180        102,833.68        378
    201 WEST 70TH ST UNIT 31A          7.625            987.84         75
                                       7.375            987.84      141,000.00
    NEW YORK         NY   10023          1            07/14/95         00
    684324                               10           09/01/95          0
    684324                               O            08/01/10
    0


    1491739          F45/F45             F          110,000.00         ZZ
    BUTLER              RICHARD  J       180        106,735.38          1
    29 EATON WOODS                     6.750            973.40         78
                                       6.500            973.40      142,000.00
    HAMDEN           CT   06518          1            07/14/95         00
    684357                               01           09/01/95          0
1


    684357                               O            08/01/10
    0


    1491740          F45/F45             F           26,000.00         ZZ
    DORST               JOHN     T       180         20,853.69      1,396
    251-16 58TH AVENUE, UNIT 26        8.125            250.35         60
                                       7.875            250.35       44,000.00
    LITTLE NECK      NY   11362          1            07/11/95         00
    684811                               10           09/01/95          0
    684811                               O            08/01/10
    0


    1491741          F45/F45             F          250,000.00         ZZ
    CARRIERO            VINCENT          180        243,178.20          1
    9 GAUL ROAD NORTH                  7.750          2,353.19         66
                                       7.500          2,353.19      382,000.00
    SETAUKET         NY   11733          5            07/01/95         00
    685081                               05           09/01/95          0
    685081                               O            08/01/10
    0


    1491742          F45/F45             F           55,000.00         ZZ
    RIVERA              CECILIO          180         53,499.22          1
    64  EVERETT PLACE                  7.750            517.70         72
                                       7.500            517.70       77,000.00
    PLAINFIELD       NJ   07060          5            07/20/95         00
    686212                               05           09/01/95          0
    686212                               O            08/01/10
    0


    1491744          F45/F45             F          250,000.00         ZZ
    LINDBERG            ROBERT   C       180        242,657.20          1
    66 HERITAGE COURT                  6.875          2,229.64         59
                                       6.625          2,229.64      424,000.00
    RANDOLPH TOWNSH  NJ   07869          1            07/01/95         00
    686998                               05           09/01/95          0
    686998                               O            08/01/10
    0


    1491745          F45/F45             F          275,000.00         ZZ
    TALASSAZAN          EBRAHIM          180        267,335.61          1
    8 PINE DRIVE                       7.500          2,549.28         50
                                       7.250          2,549.28      550,000.00
    GREAT NECK       NY   11021          1            07/25/95         00
    687772                               05           09/01/95          0
    687772                               O            08/01/10
    0


1


    1491746          F45/F45             F          300,000.00         ZZ
    POUDEROYEN          CAS              180        291,550.22          1
    65 DELLWOOD AVENUE                 7.375          2,759.77         79
                                       7.125          2,759.77      380,000.00
    CHATHAM TOWNSHI  NJ   07928          1            07/01/95         00
    688879                               05           09/01/95          0
    688879                               O            08/01/10
    0


    1491747          F45/F45             F           75,000.00         ZZ
    PANETTI             JOSEPH   W       180         72,750.85          1
    30 SUMMERWINDS AVE                 6.625            658.50         53
                                       6.375            658.50      142,000.00
    LAKEWOOD         NJ   08701          1            07/28/95         00
    688937                               03           09/01/95          0
    688937                               O            08/01/10
    0


    1491748          F45/F45             F          262,500.00         ZZ
    KAPPEL              BRUCE    I       180        255,878.60          1
    69 AUBURN LANE                     7.250          2,396.27         75
                                       7.000          2,396.27      350,000.00
    EAST NORWICH     NY   11732          5            08/03/95         00
    689232                               05           10/01/95          0
    689232                               O            09/01/10
    0


    1491749          F45/F45             F          445,000.00         ZZ
    CANTOR              MICHAEL  C       180        433,656.26          1
    12 CLUB WAY                        7.125          4,030.95         63
                                       6.875          4,030.95      710,000.00
    GREENBURGH       NY   10530          2            08/01/95         00
    690966                               05           10/01/95          0
    690966                               O            09/01/10
    0


    1491750          F45/F45             F          335,000.00         ZZ
    STIPP               JUDITH   B       180        326,900.86          1
    9 DUKE OF GLOUCESTER               7.750          3,153.27         60
                                       7.500          3,153.27      560,000.00
    MANHASSET        NY   11030          1            08/01/95         00
    691162                               01           10/01/95          0
    691162                               O            09/01/10
    0


    1491751          F45/F45             F           51,350.00         ZZ
    KALAJIAN            HENRI            180         50,082.53        197
    301 EAST 48TH ST APT 6L            7.875            487.03         74
                                       7.625            487.03       70,000.00
1


    NEW YORK         NY   10017          1            08/07/95         00
    692608                               11           10/01/95          0
    692608                               O            09/01/10
    0


    1491752          F45/F45             F          750,000.00         ZZ
    SWEETWOOD           MATTHEW          180        731,867.53          1
    71 GREAT HILLS ROAD                7.750          7,059.57         60
                                       7.500          7,059.57    1,250,000.00
    MILLBURN TWP/SH  NJ   07078          2            08/09/95         00
    693176                               05           10/01/95          0
    693176                               O            09/01/10
    0


    1491753          F45/F45             F          750,000.00         ZZ
    MCINTOSH            CHARLES  F       180        731,280.67          1
    624 (TAX ID #37-A-23)              7.375          6,899.42         48
                                       7.125          6,899.42    1,580,000.00
    MILLWOOD-CLARKE  VA   22646          2            08/09/95         00
    693341                               05           10/01/95          0
    693341                               O            09/01/10
    0


    1491754          F45/F45             F          500,000.00         ZZ
    FALIVENA            RICHARD  P       180        488,039.99          1
    376 OYSTER BAY ROAD                7.875          4,742.25         64
                                       7.625          4,742.25      790,000.00
    MATINECOCK       NY   11560          1            08/01/95         00
    694273                               05           10/01/95          0
    694273                               O            09/01/10
    0


    1491755          F45/F45             F          212,000.00         ZZ
    NAMIGOHAR           KOUROSH          180        206,874.60          1
    5 MORELAND COURT                   7.750          1,995.50         80
                                       7.500          1,995.50      265,000.00
    GREAT NECK       NY   11024          1            08/14/95         00
    694851                               05           10/01/95          0
    694851                               O            09/01/10
    0


    1491756          F45/F45             F          260,000.00         ZZ
    MILLER              EDWARD           180        253,088.65          1
    281 FOREST AVENUE                  6.625          2,282.78         72
                                       6.375          2,282.78      365,000.00
    GLEN RIDGE       NJ   07028          5            08/15/95         00
    694935                               05           10/01/95          0
    694935                               O            09/01/10
    0
1




    1491759          F45/F45             F          325,000.00         ZZ
    MARCH               RONALD   E       180        316,973.74          1
    163  BREWSTER STREET               7.500          3,012.79         52
                                       7.250          3,012.79      625,000.00
    WYCKOFF          NJ   07481          1            08/18/95         00
    696914                               01           10/01/95          0
    696914                               O            09/01/10
    0


    1491761          F45/F45             F          288,750.00         ZZ
    SINHA               RENUKA           180        281,989.28          1
    30  SYCAMORE ROAD                  8.125          2,780.32         75
                                       7.875          2,780.32      385,000.00
    WOODBRIDGE       NJ   07067          5            08/21/95         00
    697607                               05           10/01/95          0
    697607                               O            09/01/10
    0


    1491762          F45/F45             F          332,000.00         ZZ
    PATEL               SUNIL            180        324,143.08          1
    71 THE DELL                        8.000          3,172.76         80
                                       7.750          3,172.76      419,000.00
    SEARINGTON       NY   11509          1            08/22/95         00
    698050                               05           10/01/95          0
    698050                               O            09/01/10
    0


    1491763          F45/F45             F          415,000.00         ZZ
    WANG                HUEY     C       180        404,966.74          1
    22 WEST 66TH STREET UNIT 5         7.750          3,906.29         50
                                       7.500          3,906.29      830,000.00
    NEW YORK         NY   10023          1            08/01/95         00
    698209                               01           10/01/95          0
    698209                               O            09/01/10
    0


    1491764          F45/F45             F          218,000.00         ZZ
    GUILMETTE           ROBERT   A       180        212,558.92          1
    870 MAIN STREET                    7.375          2,005.43         79
                                       7.125          2,005.43      278,000.00
    SOUTH WINDSOR    CT   06074          2            08/23/95         00
    698779                               05           10/01/95          0
    698779                               O            09/01/10
    0


    1491765          F45/F45             F          180,000.00         ZZ
    DENT                DAVID    B       180        173,713.58        190
1


    301 EAST 48TH STREET APT 2D        7.875          1,707.21         74
                                       7.625          1,707.21      245,000.00
    NEW YORK         NY   10017          2            08/28/95         00
    700633                               12           10/01/95          0
    700633                               O            09/01/10
    0


    1491766          F45/F45             F          128,000.00         ZZ
    MASSARO             JEANNE           180        124,872.24         88
    305 W 98TH STREET APT 6AN          7.625          1,195.69         79
                                       7.375          1,195.69      163,000.00
    NEW YORK         NY   10025          1            08/30/95         00
    702225                               11           10/01/95          0
    702225                               O            09/01/10
    0


    1491768          F45/F45             F          240,000.00         ZZ
    SASAKI-SCANLON      MARK             180        232,900.76          1
    258 CHESTNUT HILL ROAD             7.625          2,241.91         74
                                       7.375          2,241.91      325,000.00
    NORWALK          CT   06851          1            08/30/95         00
    702381                               05           10/01/95          0
    702381                               O            09/01/10
    0


    1491769          F45/F45             F           90,000.00         ZZ
    ENG                 ELIZABETHY       180         68,323.33          1
    64 PICKET PLACE                    7.000            808.95         70
                                       6.750            808.95      129,000.00
    HOWELL           NJ   07731          1            08/30/95         00
    702605                               01           10/01/95          0
    702605                               O            09/01/10
    0


    1491770          F45/F45             F          304,000.00         ZZ
    FARNAM              AMIN             180        296,728.29          1
    38 HILLSIDE AVENUE                 7.875          2,883.29         80
                                       7.625          2,883.29      380,000.00
    ROSLYN HEIGHTS   NY   11577          1            08/31/95         00
    703173                               05           10/01/95          0
    703173                               O            09/01/10
    0


    1491771          F45/F45             F          224,000.00         ZZ
    ORTWINE             BRUCE    A       180        219,475.77        175
    APT 13F/G 77 EAST 12TH STREET      8.250          2,173.11         80
                                       8.000          2,173.11      280,000.00
    NEW YORK         NY   10003          2            09/01/95         00
    703686                               13           11/01/95          0
1


    703686                               O            10/01/10
    0


    1491772          F45/F45             F          115,000.00         ZZ
    LUPI                LAWRENCE L       180        112,415.41          1
    57 SAPPHIRE LANE                   7.000          1,033.65         48
                                       6.750          1,033.65      244,500.00
    MATAWAN          NJ   07747          2            09/01/95         00
    704197                               05           11/01/95          0
    704197                               O            10/01/10
    0


    1491773          F45/F45             F          284,000.00         ZZ
    BARCAS              PETER            180        277,947.16          1
    1352 WINTER VIEW ROAD              7.625          2,652.93         80
                                       7.375          2,652.93      355,500.00
    WALL             NJ   08736          2            09/06/95         00
    704924                               05           11/01/95          0
    704924                               O            10/01/10
    0


    1491775          F45/F45             F          275,000.00         ZZ
    VENEZIA             PASQUALE         180        267,421.39          1
    565 EAST FREEHOLD ROAD             7.875          2,608.24         74
                                       7.625          2,608.24      375,000.00
    FREEHOLD         NJ   07728          1            09/08/95         00
    706663                               05           11/01/95          0
    706663                               O            10/01/10
    0


    1491776          F45/F45             F          275,000.00         ZZ
    RIVERA              RICHARD          180        268,819.37          1
    22  WILLETTS COURT                 7.000          2,471.78         65
                                       6.750          2,471.78      425,000.00
    ROCKVILLE CENTR  NY   11570          5            09/11/95         00
    706887                               05           11/01/95          0
    706887                               O            10/01/10
    0


    1491777          F45/F45             F          650,000.00         ZZ
    BOSCH               HANS E.R.        180        638,163.58          1
    1280 RIDGE ROAD                    7.625          6,071.84         50
                                       7.375          6,071.84    1,300,000.00
    LAUREL HOLLOW    NY   11791          5            10/18/95         00
    707240                               05           12/01/95          0
    707240                               O            11/01/10
    0


1


    1491778          F45/F45             F          475,000.00         ZZ
    ORZECK              LIDA             180        464,767.82        198
    320 CENTRAL PARK WEST APT 18D      7.500          4,403.31         62
                                       7.250          4,403.31      775,000.00
    NEW YORK         NY   10025          1            09/19/95         00
    709428                               12           11/01/95          0
    709428                               O            10/01/10
    0


    1491779          F45/F45             F          385,000.00         ZZ
    CONRAD              THOMAS   L       180        364,480.34          1
    1504 HAMPTON HILLS CIRCLE          7.250          3,514.52         75
                                       7.000          3,514.52      514,000.00
    MCLEAN           VA   22101          2            09/20/95         00
    709832                               07           11/01/95          0
    709832                               O            10/01/10
    0


    1491780          F45/F45             F          280,000.00         ZZ
    NASARY              ABDUL    B       180        274,344.70          1
    175 ROBBY LANE                     8.250          2,716.39         73
                                       8.000          2,716.39      384,000.00
    MANHASSET        NY   11040          1            09/12/95         00
    710210                               05           11/01/95          0
    710210                               O            10/01/10
    0


    1491781          F45/F45             F          224,000.00         ZZ
    MOON                MILTON   G       180        219,327.09          1
    39 PUTTER DRIVE                    7.875          2,124.53         75
                                       7.625          2,124.53      300,000.00
    STAMFORD         CT   06907          5            09/02/95         00
    711390                               05           11/01/95          0
    711390                               O            10/01/10
    0


    1491782          F45/F45             F           95,000.00         ZZ
    BALLES              WILLIAM          180         93,325.08          1
    21 BROKAW AVENUE                   8.000            907.87         52
                                       7.750            907.87      185,000.00
    FLORAL PARK      NY   11001          5            09/27/95         00
    712315                               05           12/01/95          0
    712315                               O            11/01/10
    0


    1491783          F45/F45             F          500,000.00         ZZ
    STARNELLA           VINCENT          180        491,184.65          1
    3 ASHTON ROAD                      8.000          4,778.26         80
                                       7.750          4,778.26      630,000.00
1


    KATONAH          NY   10536          2            09/27/95         00
    712661                               05           12/01/95          0
    712661                               O            11/01/10
    0


    1491785          F45/F45             F          125,000.00         ZZ
    KURTZ               BARBARA          180        122,529.47        360
    425 E 58TH STREET APT 35F          8.500          1,230.92         27
                                       8.250          1,230.92      475,000.00
    NEW YORK         NY   10022          1            09/27/95         00
    712695                               11           11/01/95          0
    712695                               O            10/01/10
    0


    1491786          F45/F45             F          330,000.00         ZZ
    KOBY                ELIZABETHB       180        324,118.73          1
    16201 WHITEHAVEN ROAD              7.875          3,129.88         75
                                       7.625          3,129.88      440,000.00
    SILVER SPRING    MD   20906          5            10/10/95         00
    713099                               05           12/01/95          0
    713099                               O            11/01/10
    0


    1491787          F45/F45             F          300,000.00         ZZ
    GALLUZZO JR         DOMINICK E       180        293,674.19          1
    12 FIELDCREST DRIVE                7.750          2,823.83         74
                                       7.500          2,823.83      410,000.00
    NEW CITY         NY   10956          1            09/28/95         00
    713743                               05           11/01/95          0
    713743                               O            10/01/10
    0


    1491788          F45/F45             F          487,500.00         ZZ
    OZZIMO              GREGORY  F       180        479,180.37          1
    170 NOEL STREET                    8.375          4,764.95         75
                                       8.125          4,764.95      650,000.00
    STATEN ISLAND    NY   10312          5            09/29/95         00
    714006                               05           12/01/95          0
    714006                               O            11/01/10
    0


    1491789          F45/F45             F          500,000.00         ZZ
    BLOM                HENRY    A       180        490,992.37          1
    16 CROWS NEST ROAD                 7.750          4,706.38         79
                                       7.500          4,706.38      635,000.00
    BRONXVILLE       NY   10708          2            10/02/95         00
    716027                               05           12/01/95          0
    716027                               O            11/01/10
    0
1




    1491790          F45/F45             F          300,000.00         ZZ
    SELLIS              ZANE             180        294,653.36          1
    11 WINCHESTER DRIVE                7.875          2,845.35         34
                                       7.625          2,845.35      900,000.00
    MUTTONTOWN       NY   11545          1            10/06/95         00
    717645                               05           12/01/95          0
    717645                               O            11/01/10
    0


    1491791          F45/F45             F           31,500.00         ZZ
    CO                  FELY     S       180         30,932.53        197
    105-20 66TH AVENUE                 7.750            296.50         60
    APT. #3F                           7.500            296.50       53,000.00
    FOREST HILLS     NY   11375          2            10/01/95         00
    717884                               10           12/01/95          0
    717884                               O            11/01/10
    0


    1491792          F45/F45             F          228,000.00         ZZ
    NOORI               MARY     F       180        223,892.52          1
    RURAL ROUTE                        7.750          2,146.11         76
                                       7.500          2,146.11      300,000.00
    MILFORD          PA   18337          1            10/16/95         00
    718023                               05           12/01/95          0
    718023                               O            11/01/10
    0


    1491793          F45/F45             F          500,000.00         ZZ
    AZIZ                BENYAMIN         180        490,992.37          1
    15 BROADLAWN AVENUE                7.750          4,706.38         69
                                       7.500          4,706.38      725,000.00
    KINGS POINT      NY   11024          1            10/12/95         00
    719039                               05           12/01/95          0
    719039                               O            11/01/10
    0


    1491795          F45/F45             F           35,000.00         ZZ
    CASSELLI JR         ANTHONY  T       120         33,801.15          1
    25 MIMOSA DRIVE                    7.500            415.46         31
                                       7.250            415.46      115,000.00
    LOWER            NJ   08204          1            10/13/95         00
    719906                               05           12/01/95          0
    719906                               O            11/01/05
    0


    1491796          F45/F45             F          270,000.00         ZZ
    SHIGEMOTO           HIROMI           180        264,813.84          1
1


    99  OVERLOOK DRIVE                 7.000          2,426.84         56
                                       6.750          2,426.84      490,000.00
    GREENWICH        CT   06830          2            10/16/95         00
    720060                               05           12/01/95          0
    720060                               O            11/01/10
    0


    1491797          F45/F45             F          300,000.00         ZZ
    BEBAWI              MAGDI            180        294,418.74          2
    51 BURTON AVENUE                   7.375          2,759.77         53
                                       7.125          2,759.77      570,000.00
    STATEN ISLAND    NY   10309          1            10/01/95         00
    721308                               05           12/01/95          0
    721308                               O            11/01/10
    0


    1491798          F45/F45             F          240,000.00         ZZ
    DIBARTOLOMEO        GARY     C       180        235,676.35          1
    7605  BURK AVENUE                  7.750          2,259.06         80
                                       7.500          2,259.06      300,000.00
    MARGATE          NJ   08402          1            10/19/95         00
    721449                               05           12/01/95          0
    721449                               O            11/01/10
    0


    1491799          F45/F45             F          210,000.00         ZZ
    MICCIO              ROBERT           180        206,175.94          1
    21 STACEY DRIVE                    7.625          1,961.67         64
                                       7.375          1,961.67      329,000.00
    UPPER FREEHOLD   NJ   08514          2            10/20/95         00
    721977                               05           12/01/95          0
    721977                               O            11/01/10
    0


    1491801          F45/F45             F          108,750.00         ZZ
    DIVGI               SHEELA           180        106,748.29        195
    301 EAST 69TH STREET APT 7G        7.500          1,008.13         75
                                       7.250          1,008.13      145,000.00
    NEW YORK         NY   10021          1            10/27/95         00
    724773                               10           12/01/95          0
    724773                               O            11/01/10
    0


    1491802          F45/F45             F          220,000.00         ZZ
    GOETSCHIUS          JOHN     W       180        216,101.36          1
    208  WOODLAND AVENUE               7.750          2,070.81         68
                                       7.500          2,070.81      325,000.00
    RAMSEY           NJ   07446          5            11/01/95         00
    727065                               05           01/01/96          0
1


    727065                               O            12/01/10
    0


    1491803          F45/F45             F          555,000.00         ZZ
    HALL                DAVID            180        546,784.32          1
    24 SCHOOLHOUSE ROAD                7.875          5,263.90         69
                                       7.625          5,263.90      805,000.00
    WACCABUC         NY   10597          1            11/03/95         00
    728014                               05           01/01/96          0
    728014                               O            12/01/10
    0


    1491804          F45/F45             F          236,000.00         ZZ
    MIRSKY              BURTON           180        232,430.08          1
    21 WOODCREST DRIVE                 7.625          2,204.55         79
                                       7.375          2,204.55      300,000.00
    MORRIS TOWNSHIP  NJ   07960          1            11/13/95         00
    730465                               07           01/01/96          0
    730465                               O            12/01/10
    0


    1491805          F45/F45             F          261,000.00         ZZ
    JORDAN              JAMES    R       180        256,553.05          1
    1004 AUTUMN GOLD DRIVE             7.750          2,456.73         90
                                       7.500          2,456.73      290,000.00
    GAMBRILLS        MD   21054          2            11/13/95         10
    730606                               03           01/01/96         25
    730606                               O            12/01/10
    0


    1491806          F45/F45             F          144,000.00         ZZ
    GRAUBY              JEAN     L       180        141,891.37          5
    158 CHAMBERS STREET 4TH FLOOR      8.000          1,376.14         52
                                       7.750          1,376.14      280,000.00
    NEW YORK         NY   10007          1            11/17/95         00
    732164                               11           01/01/96          0
    732164                               O            12/01/10
    0


    1491807          F45/F45             F          400,000.00         ZZ
    SCOTTI JR           GAVIN    A       180        395,069.35          2
    6 PEABODY LANE                     7.375          3,679.69         67
                                       7.125          3,679.69      600,000.00
    WESTPORT         CT   06880          2            12/06/95         00
    734996                               05           02/01/96          0
    734996                               O            01/01/11
    0


1


    1491808          F45/F45             F          202,000.00         ZZ
    GORDON              EDWARD           180        200,117.99          1
    388 HARDSCRABBLE ROAD              7.250          1,843.98         42
                                       7.000          1,843.98      485,000.00
    NORTH SALEM      NY   10560          5            01/12/96         00
    736033                               05           03/01/96          0
    736033                               O            02/01/11
    0


    1491809          F45/F45             F          229,500.00         ZZ
    GROSS               BARRY            180        225,990.83          1
    48 VALLEYWOOD ROAD                 7.500          2,127.49         77
                                       7.250          2,127.49      300,000.00
    COMMACK          NY   11725          1            11/30/95         00
    736579                               05           01/01/96          0
    736579                               O            12/01/10
    0


    1491810          F45/F45             F          275,000.00         ZZ
    VOGEL               ALLEN    S       180        270,036.62          1
    4 CORNELL DRIVE                    7.125          2,491.04         64
                                       6.875          2,491.04      435,000.00
    GREAT NECK       NY   11020          5            12/01/95         00
    737395                               05           02/01/96          0
    737395                               O            01/01/11
    0


    1491811          F45/F45             F          300,000.00         ZZ
    PARK                KIHYO            180        296,420.19          1
    54 NORTH CREEK ROAD                7.750          2,823.83         75
                                       7.500          2,823.83      400,000.00
    EATON'S NECK     NY   11768          1            12/01/95         00
    737510                               05           02/01/96          0
    737510                               O            01/01/11
    0


    1491812          F45/F45             F          628,000.00         ZZ
    HANDAL              DONALD   J       180        620,174.99          1
    11 BRYON ROAD                      7.250          5,732.78         53
                                       7.000          5,732.78    1,200,000.00
    GREENWICH        CT   06870          2            12/01/95         00
    737601                               05           02/01/96          0
    737601                               O            01/01/11
    0


    1491814          F45/F45             F          210,000.00         ZZ
    STECKLOW            RICK             180        207,505.00          1
    1106 BARLEY SHEAF ROAD             7.875          1,991.74         61
                                       7.625          1,991.74      345,000.00
1


    READINGTON TWP   NJ   08822          2            12/08/95         00
    739656                               05           02/01/96          0
    739656                               O            01/01/11
    0


    1491815          F45/F45             F          144,000.00         ZZ
    HICKEY              WILLIAM  M       180        142,244.02          1
    58-35 69TH STREET                  7.500          1,334.90         80
                                       7.250          1,334.90      180,000.00
    MASPETH          NY   11378          2            12/11/95         00
    740548                               05           02/01/96          0
    740548                               O            01/01/11
    0


    1491817          F45/F45             F          294,400.00         ZZ
    KONG                MING     C       180        290,810.03          1
    6  DELAWARE ROAD                   7.500          2,729.12         76
                                       7.250          2,729.12      390,000.00
    READINGTON       NJ   08889          2            12/15/95         00
    742627                               05           02/01/96          0
    742627                               O            01/01/11
    0


    1491818          F45/F45             F          600,000.00         ZZ
    ORCHULLI            JOHN     O       180        592,683.48          1
    55 PECKSLAND ROAD                  7.500          5,562.07         42
                                       7.250          5,562.07    1,460,000.00
    GREENWICH        CT   06831          1            12/18/95         00
    743450                               05           02/01/96          0
    743450                               O            01/01/11
    0


    1491819          F45/F45             F          332,000.00         ZZ
    ROONEY              RONALD           180        327,012.43          1
    144 NASSAU BOULEVARD               7.750          3,125.04         53
                                       7.500          3,125.04      630,000.00
    GARDEN CITY      NY   11530          5            12/28/95         00
    746255                               05           03/01/96          0
    746255                               O            02/01/11
    0


    1491820          F45/F45             F          325,000.00         ZZ
    HARGEST JR          THOMAS   E       180        321,802.76          1
    2901 SEDGEFIELD COURT              7.375          2,989.75         78
                                       7.125          2,989.75      420,000.00
    FALLSTON         MD   21047          2            12/29/95         00
    746883                               05           03/01/96          0
    746883                               O            02/01/11
    0
1




    1491821          F45/F45             F          384,000.00         ZZ
    HOSHIA              JACOB    H       180        380,536.91          1
    26 SIXTH STREET                    7.625          3,587.06         80
                                       7.375          3,587.06      480,000.00
    ENGLEWOOD CLIFF  NJ   07632          1            01/04/96         00
    747972                               05           03/01/96          0
    747972                               O            02/01/11
    0


    1491822          F45/F45             F          100,000.00         ZZ
    DERASMO             ROBERT   S       180         99,047.97          1
    8  THE TRAIL                       7.000            898.83         50
                                       6.750            898.83      204,000.00
    HAMPTON BAYS     NY   11946          5            01/11/96         00
    749382                               05           03/01/96          0
    749382                               O            02/01/11
    0


    1491823          F45/F45             F          582,700.00         ZZ
    WEISS               RONALD           180        552,021.26          1
    258 EAST LINDEN AVENUE             7.375          5,360.39         47
                                       7.125          5,360.39    1,250,000.00
    ENGLEWOOD        NJ   07631          2            01/12/96         00
    749853                               05           03/01/96          0
    749853                               O            02/01/11
    0


    1491824          F45/F45             F          650,000.00         ZZ
    THORKILSEN          ERIC     G       180        643,811.90          1
    229 LOST DISTRICT DRIVE            7.000          5,842.38         68
                                       6.750          5,842.38      965,000.00
    NEW CANAAN       CT   06840          1            01/12/96         00
    749903                               05           03/01/96          0
    749903                               O            02/01/11
    0


    1491825          F45/F45             F          120,000.00         ZZ
    GROUP               SHELLEY          180        118,929.53          1
    18  DURANT ROAD                    7.750          1,129.53         49
                                       7.500          1,129.53      245,000.00
    NEW CITY         NY   10956          1            01/16/96         00
    750166                               05           03/01/96          0
    750166                               O            02/01/11
    0


    1491826          F45/F45             F           75,000.00         ZZ
    MAIN                VICTOR           180         74,323.61          1
1


    48 RIVER AVENUE                    7.625            700.60         20
                                       7.375            700.60      385,000.00
    MONMOUTH BEACH   NJ   07750          5            01/17/96         00
    750604                               05           03/01/96          0
    750604                               O            02/01/11
    0


    1491827          F45/F45             F           70,000.00         ZZ
    CALDERARO           JOHN             180         69,296.97          1
    608 PINE STREET                    6.375            604.98         61
                                       6.125            604.98      116,000.00
    LACEY TOWNSHIP   NJ   08734          5            01/18/96         00
    750919                               05           03/01/96          0
    750919                               O            02/01/11
    0


    1491828          F45/F45             F           38,000.00         ZZ
    HENNINGSEN          ELLENA           120         37,355.28          1
    1442 PINEACRES BOULEVARD           7.500            451.07         33
                                       7.250            451.07      116,000.00
    BAYSHORE         NY   11706          2            01/19/96         00
    751172                               05           03/01/96          0
    751172                               O            02/01/06
    0


    1491829          F45/F45             F          200,000.00         ZZ
    JACOBS              BARBARA          180        198,095.96          1
    5 GENERAL WATERBURY LANE           7.000          1,797.66         32
                                       6.750          1,797.66      640,000.00
    STAMFORD         CT   06902          5            01/22/96         00
    751677                               05           03/01/96          0
    751677                               O            02/01/11
    0


    1491830          F45/F45             F           74,300.00         ZZ
    ATAMANIUK           GLENN            180         73,619.21          1
    6 CANTERBERRY CIRCLE               7.500            688.77         61
                                       7.250            688.77      122,000.00
    RARITAN TWP      NJ   08822          2            01/19/96         00
    751693                               09           03/01/96          0
    751693                               O            02/01/11
    0


    1491831          F45/F45             F          126,000.00         ZZ
    CHRISTIE            ANN      M       180        124,851.23          1
    45 ROLLINS AVENUE                  7.500          1,168.04         84
                                       7.250          1,168.04      150,000.00
    PEARL RIVER      NY   10965          1            01/22/96         14
    751743                               05           03/01/96         25
1


    751743                               O            02/01/11
    0


    1491832          F45/F45             F          120,000.00         ZZ
    LAU                 SEN      H       180        118,845.22          1
    80 ELIZABETH STREET 3L             6.875          1,070.23         71
                                       6.625          1,070.23      170,000.00
    NEW YORK         NY   10013          1            01/22/96         00
    751776                               01           03/01/96          0
    751776                               O            02/01/11
    0


    1491833          F45/F45             F           75,000.00         ZZ
    WALKER              STEPHEN  J       180         74,254.74          1
    35 GABLES DRIVE                    6.500            653.33         50
                                       6.250            653.33      153,000.00
    HICKSVILLE       NY   11801          1            01/22/96         00
    751859                               05           03/01/96          0
    751859                               O            02/01/11
    0


    1491834          F45/F45             F           56,500.00         ZZ
    ROBINSON            GARY     H       180         55,984.90          1
    46 UNION STREET #3G                7.500            523.76         66
                                       7.250            523.76       86,500.00
    NEW ROCHELLE     NY   10801          1            01/22/96         00
    751958                               01           03/01/96          0
    751958                               O            02/01/11
    0


    1491835          F45/F45             F          138,000.00         ZZ
    MARKOWITCH          ROBERT           180        136,621.73          1
    125 EVANS DRIVE                    6.875          1,230.76         84
                                       6.625          1,230.76      165,000.00
    MANVILLE         NJ   08835          2            01/25/96         01
    752113                               05           03/01/96          6
    752113                               O            02/01/11
    0


    1491836          F45/F45             F          135,000.00         ZZ
    PROVOST             ROBERT           180        133,769.18          1
    30 BOHL ROAD                       7.500          1,251.47         52
                                       7.250          1,251.47      260,000.00
    HOPEWELL JUNCTI  NY   12533          5            01/22/96         00
    752147                               05           03/01/96          0
    752147                               O            02/01/11
    0


1


    1491837          F45/F45             F          615,000.00         ZZ
    GALLAGHER           BERNARD  P       180        609,207.85          1
    115 LONE TREE FARM ROAD            7.125          5,570.86         67
                                       6.875          5,570.86      925,000.00
    NEW CANAAN       CT   06840          2            01/23/96         00
    752246                               05           03/01/96          0
    752246                               O            02/01/11
    0


    1491838          F45/F45             F          164,000.00         ZZ
    KARSAI              GABOR            180        162,504.79          1
    37  NORTHFIELD ROAD                7.500          1,520.30         80
                                       7.250          1,520.30      205,000.00
    GLEN COVE        NY   11542          1            01/23/96         00
    752337                               05           03/01/96          0
    752337                               O            02/01/11
    0


    1491839          F45/F45             F          140,000.00         ZZ
    PURDY JR            WILLIAM  W       180        138,652.76          1
    124 CROOKED HILL ROAD              6.875          1,248.60         60
                                       6.625          1,248.60      235,000.00
    HUNTINGTON       NY   11743          5            01/23/96         00
    752360                               05           03/01/96          0
    752360                               O            02/01/11
    0


    1491840          F45/F45             F          118,000.00         ZZ
    FELICIANO           DAVID    E       180        116,698.78          1
    31-3 SADDLE TRAIL                  7.250          1,077.18         72
                                       7.000          1,077.18      164,000.00
    OSSINING         NY   10562          2            01/24/96         00
    752485                               01           03/01/96          0
    752485                               O            02/01/11
    0


    1491841          F45/F45             F           40,000.00         ZZ
    DONOHUE             EILEEN           180         39,610.94          1
    41 MANOR DRIVE                     6.750            353.96         50
                                       6.500            353.96       81,000.00
    RED BANK         NJ   07701          1            01/24/96         00
    752840                               01           03/01/96          0
    752840                               O            02/01/11
    0


    1491842          F45/F45             F          100,000.00         ZZ
    ADAMS               RALPH            120         98,232.88          1
    15  FERRY LANE EAST                6.750          1,148.24         22
                                       6.500          1,148.24      475,000.00
1


    WESTPORT         CT   06880          2            01/25/96         00
    753426                               05           03/01/96          0
    753426                               O            02/01/06
    0


    1491843          F45/F45             F           30,000.00         ZZ
    PETRELLESE          JEFFREY          180         29,714.39          1
    14 CLEVELAND AVENUE                7.000            269.65         19
                                       6.750            269.65      165,000.00
    NEW ROCHELLE     NY   10801          5            01/26/96         00
    753566                               05           03/01/96          0
    753566                               O            02/01/11
    0


    1491844          F45/F45             F          100,000.00         ZZ
    SILVA               JOAQUIM          120         98,208.90          2
    1037 GIFFORD COURT                 6.500          1,135.48         41
                                       6.250          1,135.48      245,000.00
    UNION            NJ   07083          1            01/26/96         00
    753632                               05           03/01/96          0
    753632                               O            02/01/06
    0


    1491845          F45/F45             F           48,000.00         ZZ
    NWAKO               TIMOTHY          180         47,705.98          1
    36-A MELMORE GARDENS               7.375            441.56         69
                                       7.125            441.56       70,000.00
    EAST ORANGE      NJ   07017          2            01/29/96         00
    754689                               05           04/01/96          0
    754689                               O            03/01/11
    0


    1491846          F45/F45             F           44,000.00         ZZ
    SARGENT             RONALD           180         43,733.39          1
    17 FLORAL DRIVE EAST               7.500            407.89         20
                                       7.250            407.89      228,000.00
    PLAINVIEW        NY   11803          2            01/30/96         00
    754846                               05           04/01/96          0
    754846                               O            03/01/11
    0


    1491847          F45/F45             F          184,000.00         ZZ
    MARIANO             CARLOS   A       180        182,262.03          2
    23 PATTERSON STREET                7.125          1,666.73         80
                                       6.875          1,666.73      230,000.00
    HARRISON         NJ   07029          1            01/31/96         00
    755512                               05           03/01/96          0
    755512                               O            02/01/11
    0
1




    1491849          F45/F45             F          413,000.00         ZZ
    MILANO              CONSTANTIT       180        410,470.15          1
    8  HEATHER LANE                    7.375          3,799.28         78
                                       7.125          3,799.28      535,000.00
    RANDOLPH         NJ   07869          2            02/01/96         00
    755959                               05           04/01/96          0
    755959                               O            03/01/11
    0


    1491850          F45/F45             F           85,000.00         ZZ
    MOORE               KEVIN            180         84,517.86          1
    7 SIXTH STREET                     8.250            824.62         68
                                       8.000            824.62      125,000.00
    EAST HAMPTON     NY   11937          2            02/02/96         00
    756445                               05           04/01/96          0
    756445                               O            03/01/11
    0


    1491851          F45/F45             F           85,000.00         ZZ
    NIX                 JOSEPH           180         84,450.37          1
    54 ALLENS ROAD                     6.750            752.17         48
                                       6.500            752.17      180,000.00
    WASHINGTON TWP   NJ   08520          2            02/02/96         00
    756510                               05           04/01/96          0
    756510                               O            03/01/11
    0


    1491852          F45/F45             F          194,000.00         ZZ
    BLASKOVIC           ALDO             180        192,862.55          1
    29-29 169TH STREET                 7.875          1,839.99         70
                                       7.625          1,839.99      279,000.00
    FLUSHING         NY   11358          5            02/02/96         00
    756601                               05           04/01/96          0
    756601                               O            03/01/11
    0


    1491853          F45/F45             F          272,000.00         ZZ
    CIPRUS              JOHN     S       180        270,325.41          1
    121 SAYBROOK RD                    7.375          2,502.19         85
                                       7.125          2,502.19      320,000.00
    ESSEX            CT   06426          2            02/05/96         10
    756767                               05           04/01/96         12
    756767                               O            03/01/11
    0


    1491854          F45/F45             F          325,000.00         ZZ
    GERBSMAN            MICHAEL          180        323,952.17          1
1


    15 ELI CIRCLE                      6.750          2,875.96         64
                                       6.500          2,875.96      512,000.00
    MARLBORO         NJ   07751          2            02/27/96         00
    756965                               05           05/01/96          0
    756965                               O            04/01/11
    0


    1491855          F45/F45             F           84,000.00         ZZ
    COSTA               JOSE     L       180         83,456.84          2
    1321 AVY ST                        6.750            743.32         75
                                       6.500            743.32      113,000.00
    HILLSIDE         NJ   07206          1            02/07/96         00
    757302                               05           04/01/96          0
    757302                               O            03/01/11
    0


    1491856          F45/F45             F          185,000.00         ZZ
    BREWER              RICHARD          180        183,764.63          1
    8 FAIRMOUNT COURT                  6.375          1,598.86         73
                                       6.125          1,598.86      254,000.00
    MONROE           NJ   08831          1            02/18/86         00
    757450                               09           04/01/96          0
    757450                               O            03/01/11
    0


    1491857          F45/F45             F          165,000.00         ZZ
    PORTNER             WILLIAM  J       180        163,955.82          1
    4 HARVEST COURT                    7.000          1,483.07         75
                                       6.750          1,483.07      220,000.00
    EGG HARBOR TWP   NJ   08234          5            02/08/96         00
    757773                               05           04/01/96          0
    757773                               O            03/01/11
    0


    1491858          F45/F45             F           85,000.00         ZZ
    RODRIGUES           LICINIO          180         84,456.25          1
    1048  LORRAINE AVENUE              6.875            758.08         59
                                       6.625            758.08      145,000.00
    UNION            NJ   07083          1            02/09/96         00
    757823                               05           04/01/96          0
    757823                               O            03/01/11
    0


    1491859          F45/F45             F           72,000.00         ZZ
    SAUNDERS            LAURI    A       180         71,512.11          1
    3 MEADOWVIEW DRIVE                 6.875            642.14         75
                                       6.625            642.14       96,000.00
    CLINTON          NJ   08801          5            02/09/96         00
    757898                               01           04/01/96          0
1


    757898                               O            03/01/11
    0


    1491861          F45/F45             F          145,000.00         ZZ
    RIZZO III           CARLO            180        144,082.39          1
    197 EUSTON RD                      7.000          1,303.30         52
                                       6.750          1,303.30      284,000.00
    GARDEN CITY      NY   11530          1            02/15/96         00
    761460                               05           04/01/96          0
    761460                               O            03/01/11
    0


    1491862          F45/F45             F           50,000.00         ZZ
    DEVICO              PETER    J       180         49,686.99          1
    38 JOHNNY DRIVE                    7.125            452.92         24
                                       6.875            452.92      215,900.00
    HOWELL           NJ   07727          1            02/14/96         00
    761478                               05           04/01/96          0
    761478                               O            03/01/11
    0


    1491863          F45/F45             F          185,000.00         ZZ
    HANAPOLE            PHILIP           180        183,841.87          1
    30  MAHORAS DRIVE                  7.125          1,675.79         80
                                       6.875          1,675.79      232,000.00
    OCEAN            NJ   07712          2            02/15/96         00
    761494                               05           04/01/96          0
    761494                               O            03/01/11
    0


    1491864          F45/F45             F          140,000.00         ZZ
    FORESTIAR           ALBERT           180        139,075.07          1
    36 DEBORAH DRIVE                   6.500          1,219.55         80
                                       6.250          1,219.55      177,000.00
    PISCATAWAY       NJ   08854          2            02/15/96         00
    761783                               05           04/01/96          0
    761783                               O            03/01/11
    0


    1491865          F45/F45             F          200,000.00         ZZ
    FERENCE             JOHN     R       180        198,801.35          1
    819 FOREPEAK DRIVE                 7.625          1,868.26         67
                                       7.375          1,868.26      300,000.00
    LACEY (FORKED R  NJ   08731          1            02/15/96         00
    761841                               05           04/01/96          0
    761841                               O            03/01/11
    0


1


    1491866          F45/F45             F          757,650.00         ZZ
    WEISS               ROBERT           180        752,958.19          1
    268 CHESTNUT ST                    7.250          6,916.31         69
                                       7.000          6,916.31    1,110,000.00
    ENGLEWOOD        NJ   07631          2            02/15/96         00
    761908                               05           04/01/96          0
    761908                               O            03/01/11
    0


    1491867          F45/F45             F          146,000.00         ZZ
    LEVY                RALPH    L       180        145,025.05          1
    25 OAK RIDGE DRIVE                 6.375          1,261.81         38
                                       6.125          1,261.81      385,000.00
    HUNTINGTON       NY   11743          2            02/16/96         00
    761932                               05           04/01/96          0
    761932                               O            03/01/11
    0


    1491868          F45/F45             F          217,000.00         ZZ
    HILL-BYRNE          MATTHEW  J       180        214,696.29          1
    9447 EMORY GROVE ROAD              7.625          2,027.06         70
                                       7.375          2,027.06      310,000.00
    GAITHERSBURG     MD   20877          5            02/16/96         00
    762013                               05           04/01/96          0
    762013                               O            03/01/11
    0


    1491869          F45/F45             F          203,000.00         ZZ
    LODHIA              JITENDRA         180        201,769.99          1
    259 BENNETT ROAD                   7.500          1,881.84         79
                                       7.250          1,881.84      260,000.00
    OLD BRIDGE       NJ   07747          1            02/16/96         00
    762088                               05           04/01/96          0
    762088                               O            03/01/11
    0


    1491870          F45/F45             F          150,000.00         ZZ
    COSTELLO            PATRICK          180        149,091.13          1
    36 DAISY FARMS DRIVE               7.500          1,390.52         43
                                       7.250          1,390.52      350,000.00
    NEW ROCHELLE     NY   10804          5            02/16/96         00
    762187                               05           04/01/96          0
    762187                               O            03/01/11
    0


    1491871          F45/F45             F           68,000.00         ZZ
    MARCHETTI JR        CARMINE          180         67,569.69          1
    410 45TH STREET                    7.000            611.20         54
                                       6.750            611.20      127,000.00
1


    LINDENHURST      NY   11757          5            02/20/96         00
    762385                               05           04/01/96          0
    762385                               O            03/01/11
    0


    1491872          F45/F45             F          200,000.00         ZZ
    MONAGLE             EDWARD   J       120        197,666.38          1
    190 STONEHENGE TERRACE             6.875          2,309.31         68
                                       6.625          2,309.31      296,000.00
    CLARK            NJ   07066          5            02/21/96         00
    762518                               05           04/01/96          0
    762518                               O            03/01/06
    0


    1491873          F45/F45             F          235,000.00         ZZ
    SUMNER              NORMAN   E       180        233,528.87          1
    279  WOODCOCK LANE                 7.125          2,128.70         44
                                       6.875          2,128.70      540,000.00
    WHITEMARSH       PA   19002          5            02/21/96         00
    762609                               05           04/01/96          0
    762609                               O            03/01/11
    0


    1491874          F45/F45             F          104,000.00         ZZ
    GIACOMO             ANGELO           180        103,341.86          1
    8 HARRINGTON PLACE                 7.000            934.78         35
                                       6.750            934.78      305,000.00
    HARRISON         NY   10543          2            02/21/96         00
    762682                               05           04/01/96          0
    762682                               O            03/01/11
    0


    1491875          F45/F45             F          175,000.00         ZZ
    SCALO               PHILIP           180        173,868.40          1
    2 FORT AVENUE                      6.750          1,548.59         49
                                       6.500          1,548.59      360,000.00
    DOVER TOWNSHIP   NJ   08751          2            02/21/96         00
    763037                               05           04/01/96          0
    763037                               O            03/01/11
    0


    1491876          F45/F45             F           60,000.00         ZZ
    HERNANDEZ           ENRIQUE          180         59,599.34          1
    222 BRIGHTON AVENUE                6.375            518.55         75
                                       6.125            518.55       80,000.00
    PERTH AMBOY      NJ   08861          5            02/23/96         00
    763318                               05           04/01/96          0
    763318                               O            03/01/11
    0
1




    1491877          F45/F45             F           51,000.00         ZZ
    STEPHENS            MICHAEL  C       180         50,663.75          1
    19 RIVERDALE DRIVE                 6.875            464.85         46
                                       6.625            464.85      112,000.00
    HAMPTON BAYS     NY   11946          5            02/23/96         00
    763334                               05           04/01/96          0
    763334                               O            03/01/11
    0


    1491878          F45/F45             F          128,000.00         ZZ
    BUONO               JOSEPH   N       180        127,207.36          1
    21 BROADWAY                        7.250          1,168.46         64
                                       7.000          1,168.46      202,000.00
    CAPE MAY         NJ   08204          2            02/23/96         00
    763623                               05           04/01/96          0
    763623                               O            03/01/11
    0


    1491879          F45/F45             F          593,000.00         ZZ
    SHOUN               ROBERT   E       180        589,247.32          1
    11800 VALE ROAD                    7.000          5,330.05         68
                                       6.750          5,330.05      880,000.00
    OAKTON           VA   22124          2            02/23/96         00
    763755                               05           04/01/96          0
    763755                               O            03/01/11
    0


    1491880          F45/F45             F          149,850.00         ZZ
    DOOBAY              KAMPTA           180        149,412.14          1
    31 TRUMAN BLVD                     7.875          1,421.25         73
                                       7.625          1,421.25      207,000.00
    OAKLAND          NJ   07436          2            02/26/96         00
    763896                               05           05/01/96          0
    763896                               O            04/01/11
    0


    1491881          F45/F45             F          140,000.00         T
    MASTROPIERRO        MARIO            180        139,133.03          1
    192 HALSEY STREET                  7.250          1,278.01         70
                                       7.000          1,278.01      200,000.00
    SOUTHAMPTON      NY   11968          2            02/26/96         00
    763904                               05           04/01/96          0
    763904                               O            03/01/11
    0


    1491882          F45/F45             F           88,000.00         ZZ
    TRAUB               MARK     A       180         87,731.30          1
1


    2892 CARLYLE ROAD                  7.375            809.53         54
                                       7.125            809.53      165,000.00
    WANTAGH          NY   11793          2            02/27/96         00
    764043                               05           05/01/96          0
    764043                               O            04/01/11
    0


    1491883          F45/F45             F          207,000.00         ZZ
    CIOFFE              THOMAS           180        206,339.80          1
    12  STARVIEW COURT                 6.875          1,846.14         36
                                       6.625          1,846.14      575,000.00
    WAYNE            NJ   07470          1            03/08/96         00
    764837                               05           05/01/96          0
    764837                               O            04/01/11
    0


    1491884          F45/F45             F          129,000.00         ZZ
    GOVAN               BARBARA  A       180        128,183.65          1
    62  J.F. KENNEDY DR                7.000          1,159.49         60
                                       6.750          1,159.49      216,000.00
    MILLTOWN         NJ   08850          1            02/29/96         00
    764902                               05           04/01/96          0
    764902                               O            03/01/11
    0


    1491885          F45/F45             F           94,400.00         ZZ
    CARPOVICH           FERNANDO G       180         93,846.51          1
    120 WEST SANTA BARBARA ROAD        7.875            895.34         72
                                       7.625            895.34      132,000.00
    LINDENHURST      NY   11757          1            02/29/96         00
    765057                               05           04/01/96          0
    765057                               O            03/01/11
    0


    1491886          F45/F45             F          130,000.00         ZZ
    VAROLIAN            HAMPARSUM        180        129,589.85          1
    34 MARTIN PLACE                    7.000          1,168.48         61
                                       6.750          1,168.48      216,000.00
    SYOSSET          NY   11791          1            03/12/96         00
    765081                               05           05/01/96          0
    765081                               O            04/01/11
    0


    1491887          F45/F45             F          496,000.00         ZZ
    WILKEY              WILLIAM  S       180        494,435.14          1
    80 HILLSBURY LANE                  7.000          4,458.19         77
                                       6.750          4,458.19      650,000.00
    STAMFORD         CT   06903          2            02/29/96         00
    765354                               05           05/01/96          0
1


    765354                               O            04/01/11
    0


    1491888          F45/F45             F          170,000.00         ZZ
    BRANQUINHO          JOSE             180        162,867.74          2
    419-421 JOHN STREET                6.750          1,504.35         76
                                       6.500          1,504.35      225,000.00
    ELIZABETH        NJ   07202          2            03/01/96         00
    765453                               05           05/01/96          0
    765453                               O            04/01/11
    0


    1491890          F45/F45             F          350,000.00         ZZ
    PALLAY              ARNOLD           180        344,625.10          1
    10 WOODSHIRE TERRACE               7.000          3,145.90         54
                                       6.750          3,145.90      650,000.00
    MONTVILLE        NJ   07082          1            03/05/96         00
    766014                               05           05/01/96          0
    766014                               O            04/01/11
    0


    1491891          F45/F45             F          203,000.00         ZZ
    BARATIAN            RAMIN            180        202,345.51          1
    42  PLYMOUTH ROAD                  6.750          1,796.37         55
                                       6.500          1,796.37      370,000.00
    GREAT NECK       NY   11023          1            03/04/96         00
    766048                               05           05/01/96          0
    766048                               O            04/01/11
    0


    1491892          F45/F45             F          155,000.00         ZZ
    VESKOV              ILIJA            180        154,510.99          1
    46  STANFORD COURT                 7.000          1,393.18         38
                                       6.750          1,393.18      412,000.00
    TOTOWA           NJ   07512          5            03/05/96         00
    766188                               05           05/01/96          0
    766188                               O            04/01/11
    0


    1491893          F45/F45             F          203,000.00         ZZ
    GRUNEBAUM           ANDREW   M       180        202,324.01          1
    5  SPOKE DRIVE                     6.375          1,754.43         70
                                       6.125          1,754.43      290,000.00
    WOODBRIDGE       CT   06525          2            03/05/96         00
    766212                               05           05/01/96          0
    766212                               O            04/01/11
    0


1


    1491894          F45/F45             F          113,000.00         ZZ
    NEVES               VICTOR   J       180        112,651.17          1
    582  SELFMASTER PARK               7.250          1,031.54         74
                                       7.000          1,031.54      153,000.00
    UNION            NJ   07083          1            03/06/96         00
    766402                               05           05/01/96          0
    766402                               O            04/01/11
    0


    1491896          F45/F45             F          250,000.00         ZZ
    PROROKOVIC          MILE             180        249,219.80          1
    9  GUILFORD LANE                   7.125          2,264.58         64
                                       6.875          2,264.58      395,000.00
    GREENWICH        CT   06831          5            03/01/96         00
    766667                               05           05/01/96          0
    766667                               O            04/01/11
    0


    1491897          F45/F45             F          207,000.00         ZZ
    MCCLEAN             LEON     A       180        206,367.95          1
    2726 CHESHIRE DRIVE                7.375          1,904.24         69
                                       7.125          1,904.24      304,000.00
    BALDWIN          NY   11510          5            03/07/96         00
    766717                               05           05/01/96          0
    766717                               O            04/01/11
    0


    1491898          F45/F45             F           55,700.00         ZZ
    HEARD JR            JOHN     A       180         55,528.06          1
    RR3 BOX 5371-A                     7.250            508.46         47
                                       7.000            508.46      120,000.00
    BERRYVILLE       VA   22611          2            03/08/96         00
    766758                               05           05/01/96          0
    766758                               O            04/01/11
    0


    1491899          F45/F45             F           55,000.00         ZZ
    WILLIX              JOSEPH   J       120         54,677.85          1
    5 CHARLESTON SPRING ROAD           6.750            631.53         20
                                       6.500            631.53      280,000.00
    MILLSTONE TOWNS  NJ   07726          5            03/07/96         00
    766774                               05           05/01/96          0
    766774                               O            04/01/06
    0


    1491900          F45/F45             F          329,000.00         ZZ
    CHAMBERLAIN         STEVEN   R       180        328,038.66          1
    14015 TWELVE OAKS COURT            7.875          3,120.40         64
                                       7.625          3,120.40      520,000.00
1


    CLARKSVILLE      MD   21029          2            03/07/96         00
    766873                               05           05/01/96          0
    766873                               O            04/01/11
    0


    1491901          F45/F45             F           75,000.00         ZZ
    ROSTRON             EDWARD   G       180         74,771.00          1
    12 INGRID COURT                    7.375            689.94         32
                                       7.125            689.94      235,000.00
    HAUPPAUGE        NY   11788          5            03/08/96         00
    766998                               05           05/01/96          0
    766998                               O            04/01/11
    0


    1491902          F45/F45             F          147,000.00         ZZ
    VERDE               ANTHONY          180        146,556.04          2
    266 WOODLAWN ROAD                  7.500          1,362.71         70
                                       7.250          1,362.71      210,000.00
    WEST HEMPSTEAD   NY   11552          1            03/08/96         00
    767004                               05           05/01/96          0
    767004                               O            04/01/11
    0


    1491903          F45/F45             F           50,000.00         ZZ
    KENNEDY             CARMELLA         180         49,840.53          1
    139  FRANGORMA DRIVE               6.875            445.93         36
                                       6.625            445.93      141,500.00
    KINGSTON         PA   18708          1            03/08/96         00
    767038                               05           05/01/96          0
    767038                               O            04/01/11
    0


    1491904          F45/F45             F          450,000.00         ZZ
    TERPANJIAN          SETRAK           180        448,610.87          1
    305  RIVERDALE DRIVE               7.250          4,107.88         77
                                       7.000          4,107.88      592,000.00
    FORT LEE         NJ   07024          2            03/11/96         00
    767228                               05           05/01/96          0
    767228                               O            04/01/11
    0


    1491905          F45/F45             F          200,000.00         ZZ
    LOZINA              MILAN            180        199,395.98          1
    2 REMSENS LANE                     7.500          1,854.02         37
                                       7.250          1,854.02      550,000.00
    UPPER BROOKVILL  NY   11771          5            03/11/96         00
    767434                               05           05/01/96          0
    767434                               O            04/01/11
    0
1




    1491906          F45/F45             F           75,000.00         ZZ
    OLSEN               MARYANNE         180         74,768.48          1
    740 PLYMPTON STREET                7.250            684.65         30
                                       7.000            684.65      250,000.00
    NEW MILFORD      NJ   07646          5            03/21/96         00
    767467                               05           05/01/96          0
    767467                               O            04/01/11
    0


    1491907          F45/F45             F          189,000.00         ZZ
    MONACO              RICHARD  G       180        188,384.03          1
    256 BARRACK HILL ROAD              6.625          1,659.41         70
                                       6.375          1,659.41      270,000.00
    RIDGEFIELD       CT   06877          5            03/14/96         00
    767863                               05           05/01/96          0
    767863                               O            04/01/11
    0


    1491908          F45/F45             F          242,500.00         ZZ
    KELLEY              GARY     G       180        241,844.57          1
    17 ANNJIM DRIVE                    8.750          2,423.66         70
                                       8.500          2,423.66      350,000.00
    GREENWICH        CT   06807          1            03/13/96         00
    767954                               05           05/01/96          0
    767954                               O            04/01/11
    0


    1491909          F45/F45             F          438,000.00         ZZ
    VU                  BAN      T       180        436,662.61          1
    8812 GALLANT GREEN DRIVE           7.375          4,029.26         56
                                       7.125          4,029.26      790,000.00
    MCLEAN           VA   22102          5            03/14/96         00
    768150                               05           05/01/96          0
    768150                               O            04/01/11
    0


    1491910          F45/F45             F           62,500.00         ZZ
    KIRKPARTRICK        RICHARD          180         62,294.10          1
    446  SHORELINE PLACE               6.500            544.44         56
                                       6.250            544.44      112,500.00
    BRICK            NJ   08723          2            03/15/96         00
    768192                               05           05/01/96          0
    768192                               O            04/01/11
    0


    1491911          F45/F45             F           75,000.00         ZZ
    GONZALEZ            JOSE             180         74,780.85          1
1


    548 NORTH 7TH STREET               7.875            711.34         78
                                       7.625            711.34       97,000.00
    NEWARK           NJ   07107          1            03/15/96         00
    768564                               05           05/01/96          0
    768564                               O            04/01/11
    0


    1491912          F45/F45             F          137,000.00         ZZ
    CRUZ                JOAO     D       180        136,572.45          1
    792 RARITAN ROAD                   7.125          1,240.99         70
                                       6.875          1,240.99      198,000.00
    CLARK            NJ   07060          2            03/15/96         00
    768663                               05           05/01/96          0
    768663                               O            04/01/11
    0


    1491913          F45/F45             F          378,750.00         ZZ
    HEKMATI             KAMRAN           180        377,679.50          1
    24 HILLCREST DRIVE                 8.250          3,674.41         75
                                       8.000          3,674.41      505,500.00
    GREAT NECK ESTA  NY   11021          1            03/18/96         00
    768804                               05           05/01/96          0
    768804                               O            04/01/11
    0


    1491914          F45/F45             F          600,000.00         ZZ
    TIERNEY JR          WILLIAM  J       180        598,147.82          1
    67 GREEN WOODS ROAD                7.250          5,477.18         69
                                       7.000          5,477.18      875,000.00
    OLD TAPPAN       NJ   07675          5            03/18/96         00
    768895                               05           05/01/96          0
    768895                               O            04/01/11
    0


    1491916          F45/F45             F          110,000.00         ZZ
    NUNES               ANIBAL   S       180        109,667.79          1
    76 HAVELL STREET                   7.500          1,019.71         38
                                       7.250          1,019.71      290,000.00
    OSSINING         NY   10562          2            03/19/96         00
    769224                               05           05/01/96          0
    769224                               O            04/01/11
    0


    1491917          F45/F45             F          100,000.00         ZZ
    PERINI              RAYMOND  G       180         99,681.07          1
    17  CARLEY AVENUE                  6.875            891.85         23
                                       6.625            891.85      436,500.00
    HUNTINGTON       NY   11743          5            03/19/96         00
    770123                               05           05/01/96          0
1


    770123                               O            04/01/11
    0


    1491918          F45/F45             F          154,000.00         ZZ
    VUONG               ABRAM    B       180        153,574.33          1
    404 EAST HIGHLANDS AVENUE          8.500          1,516.50         80
                                       8.250          1,516.50      194,000.00
    GALLOWAY         NJ   08201          1            03/19/96         00
    770164                               05           05/01/96          0
    770164                               O            04/01/11
    0


    1491920          F45/F45             F          335,000.00         ZZ
    VU                  BAO      T       180        333,977.11          1
    8805 MIRADOR PLACE                 7.375          3,081.74         50
                                       7.125          3,081.74      680,000.00
    MCLEAN           VA   22102          2            03/20/96         00
    770412                               09           05/01/96          0
    770412                               O            04/01/11
    0


    1491921          F45/F45             F           52,000.00         ZZ
    MCHUTCHINSON        THOMAS           180         51,834.16          1
    10 ROUSHEY STREET                  6.875            463.76         69
                                       6.625            463.76       75,500.00
    DALLAS           PA   18612          5            03/20/96         00
    770438                               05           05/01/96          0
    770438                               O            04/01/11
    0


    1491922          F45/F45             F          990,000.00         ZZ
    O'HANLON            MICHAEL  J       180        986,910.40          1
    41 RIPPOWAM ROAD                   7.125          8,967.73         55
                                       6.875          8,967.73    1,800,000.00
    NEW CANAAN       CT   06840          2            03/20/96         00
    770453                               05           05/01/96          0
    770453                               O            04/01/11
    0


    1491923          F45/F45             F          300,000.00         ZZ
    ABELSON             ROGER    T       180        299,123.40          1
    8 CARDINAL COURT                   7.875          2,845.35         64
                                       7.625          2,845.35      470,000.00
    GLEN COVE        NY   11542          1            03/21/96         00
    770677                               09           05/01/96          0
    770677                               O            04/01/11
    0


1


    1491924          F45/F45             F          292,500.00         ZZ
    FELDMAN             TOBY             180        291,587.16          1
    UNIT 32F 20 WEST 64TH STREET       7.125          2,649.56         75
                                       6.875          2,649.56      390,000.00
    NEW YORK         NY   10023          1            03/22/96         00
    770826                               01           05/01/96          0
    770826                               O            04/01/11
    0


    1491925          F45/F45             F          250,000.00         ZZ
    STUDER              JAMES    E       180        249,193.98          1
    737 ROCK RIMMON ROAD               6.750          2,212.27         60
                                       6.500          2,212.27      420,000.00
    STAMFORD         CT   06903          2            03/22/96         00
    770875                               05           05/01/96          0
    770875                               O            04/01/11
    0


    1491926          F45/F45             F          117,600.00         ZZ
    PANTAZIS            LOUISE           180        117,278.56          1
    865  EAST BAY DRIVE                8.625          1,166.69         80
                                       8.375          1,166.69      148,000.00
    WEST ISLIP       NY   11795          1            03/25/96         00
    771329                               05           05/01/96          0
    771329                               O            04/01/11
    0


    1491927          F45/F45             F          200,000.00         ZZ
    WALSH               J        C       180        199,395.98          1
    14  CHERRY LANE                    7.500          1,854.02         76
                                       7.250          1,854.02      265,000.00
    SETAUKET         NY   11733          1            03/25/96         00
    771394                               05           05/01/96          0
    771394                               O            04/01/11
    0


    1491928          F45/F45             F           95,000.00         ZZ
    MYZWINSKI           EDWARD   J       180         94,719.33          1
    14 BALSAM DRIVE                    7.750            894.21         44
                                       7.500            894.21      219,000.00
    HICKSVILLE       NY   11801          1            03/26/96         00
    771410                               05           05/01/96          0
    771410                               O            04/01/11
    0


    1491929          F45/F45             F           92,250.00         ZZ
    BURNS               TIMOTHY  J       180         91,958.95          1
    202 BEECH STREET                   7.000            829.17         75
    (WAVERLY)                          6.750            829.17      123,000.00
1


    ABINGTON TWP     PA   18471          5            03/25/96         00
    771691                               05           05/01/96          0
    771691                               O            04/01/11
    0


    1491931          F45/F45             F           44,000.00         ZZ
    SEARIGHT            GEORGE           180         43,870.01          1
    25 COGSWELL PLACE                  7.750            414.16         52
                                       7.500            414.16       85,000.00
    NEW BRUNSWICK    NJ   08901          1            03/28/96         00
    772285                               05           05/01/96          0
    772285                               O            04/01/11
    0


    1491934          363/728             F          266,000.00         ZZ
    MILLER              R        A       180        265,231.30          1
    535 RETREAT LANE NORTH             8.000          2,542.03         70
                                       7.750          2,542.03      380,000.00
    POWELL           OH   43065          2            04/01/96         00
    0380410317                           05           05/01/96          0
    1814000156                           O            04/01/11
    0


    1492270          F45/F45             F          405,000.00         T
    BRODSKY             BERT             180        400,271.42          1
    42  JACOBS WAY                     8.000          3,870.39         63
                                       7.750          3,870.39      650,000.00
    SAGOPONACK       NY   11962          1            12/22/95         00
    485581                               05           02/01/96          0
    485581                               O            01/01/11
    0


    1492279          F45/F45             F          185,000.00         ZZ
    PAHIAKOS            GEORGE           180        184,422.65          1
    47 CRANFORD DRIVE                  7.125          1,675.79         49
                                       6.875          1,675.79      385,000.00
    NEW CITY         NY   10956          1            03/11/96         00
    487678                               05           05/01/96          0
    487678                               O            04/01/11
    0


    1492381          F45/F45             F          364,000.00         ZZ
    SUSSMAN             EDWARD           180        362,839.07          1
    49 EATON COURT                     6.875          3,246.35         61
                                       6.625          3,246.35      600,000.00
    NORTH HILLS      NY   11030          1            02/29/96         00
    532168                               01           05/01/96          0
    532168                               O            04/01/11
    0
1




    1493656          450/728             F          240,000.00         ZZ
    HUNT                JAMES    L       180        240,000.00          1
    11083    KINGSBURY RD              7.000          2,157.19         80
                                       6.750          2,157.19      300,000.00
    BARRY TWP        MI   49048          5            03/27/96         00
    0380410119                           05           06/01/96          0
    4208443                              O            05/01/11
    0


    1493768          721/728             F          270,000.00         ZZ
    TWELMEYER           JOHN     M       180        269,193.48          1
    6169 MEADOW LANE                   7.625          2,522.15         75
                                       7.375          2,522.15      360,000.00
    HAZELHURST       WI   54531          2            03/07/96         00
    0380413295                           05           05/01/96          0
    0921718                              O            04/01/11
    0


    1493895          450/728             F          487,000.00         ZZ
    DINUCCI             JOSEPH   E       180        479,553.50          1
    20367 LJEPAVA DRIVE                7.500          4,514.55         64
                                       7.250          4,514.55      770,000.00
    SARATOGA         CA   95070          2            11/17/95         00
    0380406711                           05           01/01/96          0
    3960697                              O            12/01/10
    0


    1493912          668/728             F          435,000.00         ZZ
    FREEMAN             MICHAEL  L       180        433,671.77          1
    13905 212TH DRIVE NORTHEAST        7.375          4,001.67         75
                                       7.125          4,001.67      580,000.00
    WOODINVILLE      WA   98072          1            03/12/96         00
    0380415092                           03           05/01/96          0
    6330302                              O            04/01/11
    0


    1493927          698/698             F          335,250.00         ZZ
    PORE, III           STANLEY  C       180        334,323.35          1
    10934 OSO AVENUE                   8.500          3,301.34         75
                                       8.250          3,301.34      450,000.00
    CHATSWORTH (ARE  CA   91311          1            03/21/96         00
    16252132                             03           05/01/96          0
    16252132                             O            04/01/11
    0


    1493941          637/728             F          300,000.00         ZZ
    DOBSON              WILLIAM  K       180        300,000.00          1
1


    6 SOUTH QUIETWOOD LANE             8.000          2,866.96         58
                                       7.750          2,866.96      520,000.00
    SANDY            UT   84092          5            04/08/96         00
    0380416017                           03           06/01/96          0
    4943064                              O            05/01/11
    0


    1493942          637/728             F          243,750.00         ZZ
    SOOKNANDAN          ANGAAD           180        243,750.00          1
    3834 CARREL BLVD                   8.375          2,382.48         75
                                       8.125          2,382.48      325,000.00
    OCEANSIDE        NY   11572          1            04/02/96         00
    0380416108                           05           06/01/96          0
    4741567                              O            05/01/11
    0


    1493944          637/728             F          133,000.00         ZZ
    AWAD                KARAM    S       180        132,611.37          2
    25-80 42ND STREET                  7.875          1,261.44         70
                                       7.625          1,261.44      190,000.00
    ASTORIA          NY   11103          1            03/28/96         00
    0380415654                           05           05/01/96          0
    4737409                              O            04/01/11
    0


    1493945          637/728             F          450,000.00         ZZ
    TREPANIER           JOHN     M       180        448,699.56          1
    132 RIVERSIDE AVENUE               8.000          4,300.44         75
                                       7.750          4,300.44      600,000.00
    GREENWICH        CT   06879          5            03/25/96         00
    0380416280                           05           05/01/96          0
    4829131                              O            04/01/11
    0


    1493965          025/025             F          375,000.00         ZZ
    WOLF                RODNEY   K       171        372,476.60          1
    2498 PRINCETON COURT               7.250          3,523.53         50
                                       7.000          3,523.53      756,690.00
    FORT LAUDERDALE  FL   33327          4            02/08/96         00
    432816                               03           04/01/96          0
    432816                               O            06/01/10
    0


    1494037          375/728             F           73,000.00         ZZ
    SIEGEL              KURT     E       180         72,784.33          1
    648 TEICH DRIVE                    7.750            687.13         28
                                       7.500            687.13      267,500.00
    YARDLEY          PA   19067          2            03/04/96         00
    0380411497                           05           05/01/96          0
1


    323981                               O            04/01/11
    0


    1494157          E22/728             F          230,000.00         ZZ
    SOLANKI             PRATAP   P       180        230,000.00          1
    3900 SOMERSET AVENUE               7.875          2,181.43         61
                                       7.625          2,181.43      380,000.00
    CASTRO VALLEY    CA   94546          5            03/28/96         00
    0410036255                           05           06/01/96          0
    410036255                            O            05/01/11
    0


    1494193          267/267             F          250,000.00         ZZ
    MARK                JOHN     G       180        249,253.21          1
    1640 SIERRA BONITA LN              7.625          2,335.33         63
                                       7.375          2,335.33      400,000.00
    PASADENA         CA   91106          5            03/15/96         00
    4397271                              05           05/01/96          0
    4397271                              O            04/01/11
    0


    1494195          267/267             F          286,000.00         ZZ
    PATEL               LALLUBHAI        180        285,097.68          1
    113 ALDENGLEN DRIVE                7.000          2,570.65         74
                                       6.750          2,570.65      388,000.00
    SOUTH SAN FRANC  CA   94080          2            03/16/96         00
    4401127                              05           05/01/96          0
    4401127                              O            04/01/11
    0


    1494213          232/232             F          536,000.00         ZZ
    POWERS JR           ROBERT   R       180        534,468.12          1
    2005 SALT MYRTLE LANE              8.125          5,161.05         77
                                       7.875          5,161.05      700,000.00
    ORANGE PARK      FL   32073          2            03/25/96         00
    379403                               03           05/01/96          0
    379403                               O            04/01/11
    0


    1494223          961/728             F          432,000.00         ZZ
    STOUTLAND           FREDERICKA       180        430,737.70          1
    24492 PARK GRANADA                 7.875          4,097.30         80
                                       7.625          4,097.30      540,000.00
    CALABASAS        CA   91302          2            03/20/96         00
    0380415274                           03           05/01/96          0
    9108727                              O            04/01/11
    0


1


    1494385          450/450             F          330,557.11         ZZ
    BARDWELL            CHARLES  W       180        319,631.11          1
    8776    BOULDER RISE               9.000          3,352.73         72
                                       8.750          3,352.73      460,000.00
    EDEN PRAIRIE     MN   55347          2            04/11/95         00
    2347870                              05           06/01/95          0
    2347870                              O            05/01/10
    0


    1494394          559/728             F          272,000.00         ZZ
    SHAVER              CHRISTOPHJ       180        272,000.00          1
    3640 SW 44TH AVENUE                7.250          2,482.99         80
                                       7.000          2,482.99      340,000.00
    PORTLAND         OR   97221          1            04/05/96         00
    0380416405                           03           06/01/96          0
    1603019                              O            05/01/11
    0


    1494412          E19/728             F          350,000.00         ZZ
    IONOV               STANISLAV        180        350,000.00          1
    26025 MULHOLLAND HIGHWAY           8.375          3,420.99         90
    LOS ANGELES COUNTY                 8.125          3,420.99      392,500.00
    CALABASAS AREA   CA   91302          1            04/09/96         11
    0380416157                           05           06/01/96         25
    146532                               O            05/01/11
    0


    1494521          721/728             F          405,000.00         ZZ
    HERBEK              EUGENE   N       180        403,749.79          1
    3909 SYLVIAN WAY                   7.250          3,697.09         90
                                       7.000          3,697.09      450,000.00
    SIOUX CITY       IA   51104          2            03/15/96         04
    0380414806                           05           05/01/96         12
    0940908                              O            04/01/11
    0


    1494543          403/403             F          254,800.00         ZZ
    RALABATE            JAMES    P       180        254,800.00          1
    25 ARROWWOOD PLACE                 6.875          2,272.45         66
                                       6.625          2,272.45      387,000.00
    STRATFORD        CT   06497          2            04/11/96         00
    6441620                              05           06/01/96          0
    6441620                              O            05/01/11
    0


    1494587          B76/728             F          315,000.00         ZZ
    DINGWALL            DOUGLAS  J       180        313,995.35          1
    848 MILFORD ROAD                   6.875          2,809.34         69
                                       6.625          2,809.34      460,000.00
1


    HOLLY            MI   48442          5            03/11/96         00
    0380422312                           05           05/01/96          0
    000187097                            O            04/01/11
    0


    1494602          B76/728             F          550,000.00         ZZ
    PATEL               PIYUSH   C       180        548,245.84          1
    5106 MERRIMAN RD                   6.875          4,905.20         51
                                       6.625          4,905.20    1,080,000.00
    JACKSON          MI   49201          5            03/07/96         00
    0380414012                           05           05/01/96          0
    187797                               O            04/01/11
    0


    1494656          375/728             F          224,000.00         ZZ
    LIN                 SHAN     C       180        223,352.66          1
    9 WARREN DRIVE                     8.000          2,140.67         70
                                       7.750          2,140.67      324,000.00
    SAN FRANCISCO    CA   94131          1            03/12/96         00
    0380418039                           05           05/01/96          0
    613764                               O            04/01/11
    0


    1494659          766/728             F           39,000.00         ZZ
    THURSTON            GENE     H       180         39,000.00          1
    1264 PORPOISE ROAD                 8.750            389.78         75
                                       8.500            389.78       52,000.00
    VENICE           FL   34293          1            04/11/96         00
    0380426099                           05           06/01/96          0
    96GR0067                             O            05/01/11
    0


    1494690          E22/728             F          206,000.00         ZZ
    BAUER               MANFRED          180        206,000.00          1
    213 DONALD TERRACE                 8.500          2,028.56         55
                                       8.250          2,028.56      380,000.00
    GLENVIEW         IL   60025          2            04/08/96         00
    0410100168                           05           06/01/96          0
    410100168                            O            05/01/11
    0


    1494740          976/728             F          350,000.00         ZZ
    KROON               DAVID            180        348,919.55          1
    16403 AGUSTA COURT                 7.250          3,195.03         64
                                       7.000          3,195.03      550,000.00
    SPRING           TX   77379          2            03/21/96         00
    0380417494                           03           05/01/96          0
    851193                               O            04/01/11
    0
1




    1494741          375/728             F          185,000.00         ZZ
    PEITSCH             HARRY            180        184,459.43          1
    830 50TH COURT                     7.875          1,754.63         34
    3                                  7.625          1,754.63      550,000.00
    MARATHON         FL   33050          2            03/21/96         00
    0380421769                           05           05/01/96          0
    3007255318                           O            04/01/11
    0


    1494742          976/728             F          330,000.00         ZZ
    MAZAREAS            JEAN     R       180        329,056.85          1
    2 SEAN WAY                         8.125          3,177.52         51
                                       7.875          3,177.52      650,000.00
    MARBLEHEAD       MA   01945          2            03/25/96         00
    0380416850                           05           05/01/96          0
    797985                               O            04/01/11
    0


    1494847          375/728             F          138,000.00         ZZ
    BRIZZI              CHARLES  R       180        137,583.22          1
    8237 RESERVOIR RD                  7.500          1,279.28         53
                                       7.250          1,279.28      265,000.00
    FULTON           MD   20759          2            03/22/96         00
    0380425588                           05           05/01/96          0
    324328                               O            04/01/11
    0


    1494989          998/728             F          350,000.00         ZZ
    YONG                CARLOS   J       180        348,965.95          1
    1905 SYCAMORE DRIVE                7.750          3,294.47         75
                                       7.500          3,294.47      468,000.00
    SAN MARINO       CA   91108          2            03/15/96         00
    0380412826                           05           05/01/96          0
    99349854                             O            04/01/11
    0


    1495053          E57/728             F          200,000.00         ZZ
    NGUYEN              MINH     K       180        199,428.40          1
    7 MAHOGANY DRIVE                   8.125          1,925.77         41
                                       7.875          1,925.77      495,990.00
    IRVINE           CA   92720          1            03/28/96         00
    0380421587                           03           05/01/96          0
    45742005179                          O            04/01/11
    0


    1495073          998/728             F          299,000.00         ZZ
    DALE                LINDA    E       180        298,096.98          1
1


    3565 THIRD AVENUE                  7.500          2,771.77         75
                                       7.250          2,771.77      400,000.00
    SAN DIEGO        CA   92103          5            03/25/96         00
    0380412818                           05           05/01/96          0
    79994653                             O            04/01/11
    0


    1495092          533/728             F          416,000.00         T
    MARKOVITZ           JACK             180        416,000.00          1
    38898 WATERVIEW DRIVE              8.500          4,096.52         75
                                       8.250          4,096.52      555,000.00
    BIG BEAR LAKE    CA   92315          4            04/15/96         00
    0380418591                           05           06/01/96          0
    2221570                              O            05/01/11
    0


    1495126          317/728             F          320,000.00         ZZ
    BRETTON             PAUL     H       180        318,103.05          1
    9652 MEADOW MESA DRIVE             7.750          3,012.09         66
                                       7.500          3,012.09      485,000.00
    ESCONDIDO        CA   92026          5            02/07/96         00
    0380415498                           05           04/01/96          0
    227568                               O            03/01/11
    0


    1495164          686/728             F          170,000.00         ZZ
    JARDINE             BRUCE            180        170,000.00          1
    1098 PLEASANT STREET, LOT 16       7.400          1,566.28         68
                                       7.150          1,566.28      252,858.00
    SOUTHINGTON      CT   06489          1            04/04/96         00
    0380417940                           05           06/01/96          0
    30817328271                          O            05/01/11
    0


    1495165          686/728             F           50,000.00         ZZ
    ASCAREGGI           JAMES            180         48,992.60          1
    6811 W SHAKESPEARE                 8.000            477.83         39
                                       7.750            477.83      130,000.00
    CHICAGO          IL   60635          2            03/29/96         00
    0380417957                           05           05/01/96          0
    30817399595                          O            04/01/11
    0


    1495169          686/728             F          280,000.00         ZZ
    BERHANE             TSEGAI   B       180        280,000.00          1
    13154 SW 25TH PLACE                7.150          2,540.26         80
                                       6.900          2,540.26      350,000.00
    DAVIE            FL   33330          1            04/04/96         00
    0380418054                           03           06/01/96          0
1


    30816726426                          O            05/01/11
    0


    1495170          686/728             F          128,900.00         ZZ
    LYN                 JEAN             180        128,900.00          1
    18997 N 90TH WAY                   7.700          1,209.62         68
                                       7.450          1,209.62      190,000.00
    SCOTTSDALE       AZ   85255          2            03/27/96         00
    0380418062                           03           06/01/96          0
    30816727911                          O            05/01/11
    0


    1495171          686/728             F          110,000.00         ZZ
    DZIURKIEWICZ        MIROSLAW         180        110,000.00          1
    5411 NORTH LIEB AVENUE             8.250          1,067.16         67
                                       8.000          1,067.16      165,000.00
    CHICAGO          IL   60630          5            04/01/96         00
    0380418070                           05           06/01/96          0
    30817400641                          O            05/01/11
    0


    1495172          686/728             F          150,000.00         ZZ
    CHOI                WON      H       180        149,546.98          1
    10941 NW SUPREME COURT             7.500          1,390.52         70
                                       7.250          1,390.52      215,517.00
    PORTLAND         OR   97229          1            03/25/96         00
    0380418088                           05           05/01/96          0
    30817466782                          O            04/01/11
    0


    1495177          686/728             F           51,500.00         ZZ
    RAGER               GERALD   J       180         51,500.00          1
    420 COTTONPATCH ROAD               7.200            468.68         57
                                       6.950            468.68       91,500.00
    LAWRENCEVILLE    GA   30245          1            04/05/96         00
    0380418559                           05           06/01/96          0
    30816927479                          O            05/01/11
    0


    1495180          686/728             F           85,000.00         ZZ
    PINDER              JOSEPH   W       180         84,762.41          1
    17356 66 COURT NORTH               8.375            830.82         68
                                       8.125            830.82      126,000.00
    LOXAHATCHEE      FL   33470          5            04/04/96         00
    0380418583                           05           05/01/96          0
    30817380652                          O            04/01/11
    0


1


    1495186          686/728             F          400,000.00         ZZ
    PURDY               H        M       180        400,000.00          1
    2617 AQUA VISTA BLVD               8.370          3,908.54         56
                                       8.120          3,908.54      725,000.00
    FORT LAUDERDALE  FL   33301          5            04/05/96         00
    0380419284                           05           06/01/96          0
    30817349707                          O            05/01/11
    0


    1495187          686/728             F           57,500.00         ZZ
    PETERSON            RICHARD  I       180         57,500.00          1
    5182 MILLER ROAD                   8.000            549.50         71
                                       7.750            549.50       82,000.00
    LILBURN          GA   30247          2            04/05/96         00
    0380419300                           05           06/01/96          0
    30817380918                          O            05/01/11
    0


    1495188          686/728             F          443,100.00         ZZ
    ESTBY               DWIGHT   B       180        443,100.00          1
    33030 OLD PARRETT MTN RD           8.375          4,330.98         71
                                       8.125          4,330.98      625,000.00
    NEWBERG          OR   97132          2            03/28/96         00
    0380419326                           05           06/01/96          0
    30817466873                          O            05/01/11
    0


    1495189          686/728             F           87,000.00         ZZ
    DAGDA               ZENABBEN G       180         87,000.00          1
    10 CIPOLLA DRIVE                   7.500            806.51         75
                                       7.250            806.51      116,000.00
    EAST HARTFORD    CT   06118          2            04/05/96         00
    0380419342                           05           06/01/96          0
    30817503394                          O            05/01/11
    0


    1495197          686/728             F           60,000.00         ZZ
    CARROLL III         CHARLES  R       180         60,000.00          1
    4711 OLDS AVENUE                   8.250            582.09         75
                                       8.000            582.09       80,000.00
    MEMPHIS          TN   38128          1            04/12/96         00
    0380419219                           05           06/01/96          0
    30817220957                          O            05/01/11
    0


    1495198          686/728             F           63,000.00         ZZ
    WEINSIER            RICHARD  H       180         63,000.00          1
    1855 NE 197TH TERRACE              7.550            585.81         32
                                       7.300            585.81      200,000.00
1


    MIAMI            FL   33179          5            04/08/96         00
    0380418740                           05           06/01/96          0
    30817324056                          O            05/01/11
    0


    1495203          686/728             F           66,700.00         ZZ
    TALLYN              PEGGY    L       180         66,700.00          1
    715 NE 21 DRIVE                    8.625            661.72         75
                                       8.375            661.72       89,000.00
    WILTON MANORS    FL   33305          1            04/15/96         00
    0380418856                           05           06/01/96          0
    30817380595                          O            05/01/11
    0


    1495205          686/728             F          295,000.00         ZZ
    PAUL                DARNELL  V       180        295,000.00          1
    18383 CORRAL DEL CIELO             7.350          2,709.61         76
                                       7.100          2,709.61      390,000.00
    SALINAS          CA   93908          2            04/05/96         00
    0380418294                           05           06/01/96          0
    30817547730                          O            05/01/11
    0


    1495207          686/728             F          288,000.00         ZZ
    BRIGHT              KENNETH  M       180        288,000.00          1
    9167 HIGHLAND RIDGE WAY            7.850          2,727.40         80
                                       7.600          2,727.40      360,000.00
    TAMPA            FL   33647          1            04/16/96         00
    0380418328                           03           06/01/96          0
    30817278104                          O            05/01/11
    0


    1495214          686/728             F           72,000.00         ZZ
    DABROWSKI           ZBIGNIEW         180         72,000.00          1
    4840 9TH AVENUE E                  7.500            667.45         75
                                       7.250            667.45       96,000.00
    BRADENTON        FL   34208          1            04/15/96         00
    0380418187                           03           06/01/96          0
    30817378367                          O            05/01/11
    0


    1495215          686/728             F           25,000.00         ZZ
    PARPANA             FELICITASS       180         25,000.00          1
    4211 N SAWYER                      8.500            246.19         21
                                       8.250            246.19      120,000.00
    CHICAGO          IL   60618          2            04/11/96         00
    0380419235                           05           06/01/96          0
    30817401128                          O            05/01/11
    0
1




    1495216          686/728             F           56,000.00         ZZ
    HIGGINS             CHARLIE          180         56,000.00          1
    4516 OAK DRIVE                     8.000            535.17         70
                                       7.750            535.17       80,500.00
    PINSON           AL   35126          5            04/12/96         00
    0380418146                           05           06/01/96          0
    30817425093                          O            05/01/11
    0


    1495225          686/728             F           45,000.00         ZZ
    ROSATI              COLLEEN  M       180         45,000.00          1
    3116 MAGEE AVENUE                  8.750            449.76         55
                                       8.500            449.76       82,000.00
    PHILADELPHIA     PA   19149          1            04/08/96         00
    0380418179                           07           06/01/96          0
    30817506793                          O            05/01/11
    0


    1495245          181/181             F          287,600.00         ZZ
    DUKE                BEN      T       180        285,819.00          1
    360 ROSELAND PLACE                 7.250          2,625.40         53
                                       7.000          2,625.40      550,000.00
    MEMPHIS          TN   38111          5            02/12/96         00
    5052963                              05           04/01/96          0
    5052963                              O            03/01/11
    0


    1495253          601/728             F          270,000.00         ZZ
    NIELSEN JR          RICHARD  M       180        270,000.00          1
    29495 EAST RIVER RD                7.250          2,464.73         80
                                       7.000          2,464.73      340,000.00
    GROSSE ILE       MI   48138          1            04/02/96         00
    0380417148                           05           06/01/96          0
    1064990                              O            05/01/11
    0


    1495413          018/728             F          300,000.00         ZZ
    NELSON III          WAYNE    B       180        300,000.00          1
    2024 TRAMMEL CHASE DRIVE           7.125          2,717.50         78
                                       6.875          2,717.50      385,000.00
    BIRMINGHAM       AL   35244          1            04/16/96         00
    0380422643                           05           06/01/96          0
    232612                               O            05/01/11
    0


    1495462          439/439             F          457,500.00         ZZ
    BAHL                KENNETH  S       180        457,500.00          1
1


    20915 SULLIVAN WAY                 7.900          4,345.74         75
                                       7.650          4,345.74      610,000.00
    SARATOGA         CA   95070          1            04/01/96         00
    1839453                              05           06/01/96          0
    1839453                              O            05/01/11
    0


    1495466          439/728             F          245,000.00         ZZ
    SEAMAN              JESSE            180        245,000.00          1
    33 PONDVIEW ROAD                   8.550          2,419.80         56
                                       8.300          2,419.80      445,000.00
    RYE              NY   10580          1            04/09/96         00
    0380422965                           05           06/01/96          0
    1846637                              O            05/01/11
    0


    1495467          439/728             F          235,000.00         ZZ
    GREENSPOON          JEFFREY          180        235,000.00          1
    123 NORTH LA JOLLA AVENUE          8.300          2,286.68         74
                                       8.050          2,286.68      320,000.00
    LOS ANGELES      CA   90048          2            04/05/96         00
    0380421272                           05           06/01/96          0
    1848485                              O            05/01/11
    0


    1495468          439/728             F          259,000.00         ZZ
    GARRETT             KENDIS   N       180        259,000.00          1
    5945 NW 80TH TERRACE               8.200          2,505.14         71
                                       7.950          2,505.14      365,000.00
    PARKLAND         FL   33067          2            04/08/96         00
    0380422379                           05           06/01/96          0
    1848655                              O            05/01/11
    0


    1495469          439/728             F          368,000.00         ZZ
    LEE                 ROBERT   Y       180        368,000.00          1
    7628 MARINA COVE DRIVE             8.100          3,538.08         67
                                       7.850          3,538.08      555,000.00
    SACRAMENTO       CA   95831          5            04/08/96         00
    0380421330                           05           06/01/96          0
    1848877                              O            05/01/11
    0


    1495470          439/728             F          300,000.00         ZZ
    BIKHAZI             GEORGE   B       180        299,144.50          1
    8850 SW 67TH COURT                 8.150          2,893.00         67
                                       7.900          2,893.00      450,000.00
    MIAMI            FL   33156          1            03/29/96         00
    0380422338                           07           05/01/96          0
1


    1849135                              O            04/01/11
    0


    1495491          232/232             F           62,000.00         ZZ
    ALLRED              GERALD           180         62,000.00          1
    133 BRIARPATCH ROAD                7.875            588.04         46
                                       7.625            588.04      137,000.00
    EATONTON         GA   31024          2            04/10/96         00
    12913493                             05           06/01/96          0
    12913493                             O            05/01/11
    0


    1495507          163/728             F          243,650.00         ZZ
    HOCK                RICHARD  A       180        242,173.68          1
    6948 LAKEWOOD DRIVE                7.500          2,258.67         90
                                       7.250          2,258.67      270,770.00
    MASON            OH   45040          1            02/28/96         14
    0380425034                           03           04/01/96         25
    960241                               O            03/01/11
    0


    1495508          163/728             F          331,000.00         ZZ
    KRATTLI             GENE     M       180        330,000.34          1
    877 A MT DALLAS ROAD               7.500          3,068.41         62
                                       7.250          3,068.41      535,000.00
    FRIDAY HARBOR    WA   98250          5            03/22/96         00
    0380424995                           05           05/01/96          0
    2115215199                           O            04/01/11
    0


    1495511          163/728             F          260,000.00         ZZ
    MCMAHON             DAVID    F       180        259,231.85          1
    29 PURITAN LANE                    7.750          2,447.32         80
                                       7.500          2,447.32      329,000.00
    SWAMPSCOTT       MA   01907          1            03/19/96         00
    0380424979                           05           05/01/96          0
    372149011                            O            04/01/11
    0


    1495517          163/728             F          322,000.00         ZZ
    AIZPURU             RICHARD  N       180        321,089.90          1
    200 MEADOW STREET                  8.250          3,123.85         72
                                       8.000          3,123.85      453,000.00
    LITCHFIELD       CT   06759          2            02/28/96         00
    0380425059                           05           05/01/96          0
    21516268                             O            04/01/11
    0


1


    1495528          E22/728             F          945,000.00         ZZ
    FESHBACH            JOSEPH           180        945,000.00          1
    27600 EDGERTON ROAD                8.250          9,167.83         70
                                       8.000          9,167.83    1,350,000.00
    LOS ALTOS HILLS  CA   94022          2            03/29/96         00
    0410097273                           05           06/01/96          0
    410097273                            O            05/01/11
    0


    1495581          106/106             F          232,200.00         ZZ
    SCHMIDT             HARRIS   J       180        231,483.21          1
    9033 HYLAND CREEK ROAD             7.250          2,119.67         90
                                       7.000          2,119.67      258,000.00
    BLOOMINGTON      MN   55437          1            03/07/96         14
    9913948                              05           05/01/96         12
    9913948                              O            04/01/11
    0


    1495612          593/728             F          266,250.00         ZZ
    RICHMAN             GLEN     M       180        266,250.00          1
    6972 SOUTH SUNRISE HILLS CIR       8.000          2,544.43         75
    CIRCLE                             7.750          2,544.43      355,000.00
    SALT LAKE CITY   UT   84121          5            04/10/96         00
    0380421280                           05           06/01/96          0
    6587265                              O            05/01/11
    0


    1495628          439/728             F          258,500.00         ZZ
    OGLES               STEVEN   L       180        257,715.86          1
    828 "H" AVENUE                     7.450          2,388.99         56
                                       7.200          2,388.99      465,000.00
    CORONADO         CA   92118          2            03/04/96         00
    0380422981                           05           05/01/96          0
    18403196                             O            04/01/11
    0


    1495635          559/728             F          305,600.00         ZZ
    BERRYHILL           MICHAEL  J       180        305,600.00          1
    102 MEADOWLAND DRIVE               8.250          2,964.75         80
                                       8.000          2,964.75      382,000.00
    MILPITAS         CA   95035          2            04/09/96         00
    0380423948                           03           06/01/96          0
    0473439                              O            05/01/11
    0


    1495995          253/253             F          361,000.00         ZZ
    STEWART             THOMAS   B       180        361,000.00          1
    616 REDBUD COURT                   7.875          3,423.91         79
                                       7.625          3,423.91      460,000.00
1


    CEDAR HILL       TX   75104          2            04/18/96         00
    316903                               05           06/01/96          0
    316903                               O            05/01/11
    0


    1496007          163/728             F          240,000.00         ZZ
    NAKAMURA            BRUCE    K       180        237,073.38          1
    4358 PEBBLE BEACH DRIVE            7.500          2,224.83         75
                                       7.250          2,224.83      320,000.00
    STOCKTON         CA   95219          1            12/13/95         00
    0380426065                           03           02/01/96          0
    715045265                            O            01/01/11
    0


    1496077          369/728             F          260,000.00         ZZ
    SMITH               RONALD   J       180        260,000.00          1
    7821 PAYNE'S LANDING ROAD          7.500          2,410.24         80
                                       7.250          2,410.24      325,000.00
    GLOUCESTER       VA   23061          4            04/12/96         00
    0380425711                           05           06/01/96          0
    0048547434                           O            05/01/11
    0


    1496460          626/728             F          265,000.00         ZZ
    SOLIS               JOSE     R       180        265,000.00          1
    6362 BUCKEYE LANE                  8.500          2,609.56         67
                                       8.250          2,609.56      400,000.00
    ROSEVILLE        CA   95746          5            04/15/96         00
    0380425885                           05           06/01/96          0
    6607196                              O            05/01/11
    0


    1496467          976/728             F          293,500.00         ZZ
    HERNANDEZ           EDWARD   P       180        293,500.00          1
    1044 EAST HILLS DRIVE              7.375          2,699.98         78
                                       7.125          2,699.98      380,000.00
    WEST COVINA      CA   91791          2            04/04/96         00
    0380425661                           05           06/01/96          0
    817519                               O            05/01/11
    0


    1496468          976/728             F          399,000.00         ZZ
    CHEN                GEORGE   C       180        399,000.00          1
    515 ALSTER AVENUE                  8.000          3,813.06         72
                                       7.750          3,813.06      560,000.00
    ARCADIA          CA   91006          2            04/02/96         00
    0380425109                           05           06/01/96          0
    867720                               O            05/01/11
    0
1




    1496584          025/025             F          223,000.00         ZZ
    MAIDA               THOMAS   J       180        221,619.06          1
    1978 CHATSWORTH WAY                7.250          2,035.68         75
                                       7.000          2,035.68      300,000.00
    TALLAHASSEE      FL   32308          2            02/21/96         00
    365558                               05           04/01/96          0
    365558                               O            03/01/11
    0


    1496585          317/728             F          255,000.00         ZZ
    DECKER              WILLIAM  A       180        253,386.27          1
    11017 BLENHEIM DRIVE               7.000          2,292.02         75
                                       6.750          2,292.02      340,000.00
    OAKTON           VA   22124          5            02/14/96         00
    0380424847                           05           04/01/96          0
    232700                               O            03/01/11
    0


    1496592          025/025             F          440,000.00         ZZ
    CAMPBELL            PHILIP   D       180        437,275.26          1
    810 ISKAGNA DRIVE                  7.250          4,016.60         80
                                       7.000          4,016.60      550,000.00
    KNOXVILLE        TN   37919          2            02/23/96         00
    313555                               05           04/01/96          0
    313555                               O            03/01/11
    0


    1496594          025/025             F          225,000.00         ZZ
    MILLER              JAY      H       180        224,305.44          1
    13 MOUNTAIN LAKE DRIVE             7.250          2,053.94         75
                                       7.000          2,053.94      300,000.00
    FLAT ROCK        NC   28731          2            03/04/96         00
    564721                               05           05/01/96          0
    564721                               O            04/01/11
    0


    1496598          025/025             F          247,700.00         ZZ
    BHANSALI            SANJAY   A       180        246,199.16          1
    2048 KINSMON DRIVE                 7.500          2,296.21         68
                                       7.125          2,296.21      365,000.00
    MARIETTA         GA   30062          2            02/23/96         00
    508458                               05           04/01/96          0
    508458                               O            03/01/11
    0


    1496599          025/025             F          277,500.00         ZZ
    ELSAYED             MOHAMED  H       180        275,781.57          1
1


    560 NW 108 AVENUE                  7.250          2,533.19         78
                                       7.000          2,533.19      360,000.00
    PLANTATION       FL   33324          1            01/31/96         00
    473665                               05           04/01/96          0
    473665                               O            03/01/11
    0


    1496602          025/025             F          281,250.00         ZZ
    VEDROS              LOUIS    A       180        280,391.24          1
    138 MOCKINGBIRD LANE               7.375          2,587.28         75
                                       7.000          2,587.28      375,000.00
    MARATHON         FL   33050          1            03/15/96         00
    474249                               05           05/01/96          0
    474249                               O            04/01/11
    0


    1496606          025/025             F          239,900.00         ZZ
    CALVERT             STEPHEN  E       180        239,167.49          1
    767 CUMBERLAND ROAD                7.375          2,206.90         80
                                       7.000          2,206.90      299,900.00
    ATLANTA          GA   30306          1            03/08/96         00
    816021                               05           05/01/96          0
    816021                               O            04/01/11
    0


    1496676          601/728             F          267,700.00         ZZ
    BROWN SR            DAVID    A       180        267,700.00          1
    121 ATLANTIC AVENUE                7.375          2,462.63         56
                                       7.125          2,462.63      478,000.00
    PAWLEYS ISLAND   SC   29585          2            04/04/96         00
    0380417866                           05           06/01/96          0
    1066867                              O            05/01/11
    0


    1496698          936/728             F          294,000.00         ZZ
    BOTTS               DELMAN   C       180        290,216.91          1
    37900 VULTURE MINE ROAD            6.875          2,622.06         70
                                       6.625          2,622.06      420,000.00
    WICKENBURG       AZ   85390          2            12/01/95         00
    0380421660                           05           02/01/96          0
    2003150                              O            01/01/11
    0


    1496725          163/728             F          330,000.00         ZZ
    SACHDEV             ARVINDER         180        330,000.00          1
    203 ROXBURY PARK                   7.625          3,082.63         60
                                       7.375          3,082.63      550,000.00
    AMHERST          NY   14051          5            04/01/96         00
    0380427337                           05           06/01/96          0
1


    371614903                            O            05/01/11
    0


    1496865          686/728             F          263,200.00         ZZ
    GARCIA              GUILLERMO        180        263,200.00          1
    912 SE 6TH STREET                  7.750          2,477.44         90
                                       7.500          2,477.44      292,500.00
    FT. LAUDERDALE   FL   33316          1            04/19/96         10
    0380419946                           05           06/01/96         12
    17458342                             O            05/01/11
    0


    1496915          936/728             F          300,000.00         ZZ
    JONES               ROBERT   F       180        299,123.40          1
    2085 MIDDLE MESA DRIVE             7.875          2,845.35         73
                                       7.625          2,845.35      415,000.00
    WICKENBURG       AZ   85390          5            03/22/96         00
    0380425463                           03           05/01/96          0
    1848159                              O            04/01/11
    0


    1496933          025/025             F          256,000.00         T
    BATCHELOR           NATALIE  J       180        254,379.95          1
    HEDDEN COVE                        7.000          2,301.00         80
                                       6.750          2,301.00      320,000.00
    HIAWASSEE        GA   30546          2            02/09/96         00
    522370                               05           04/01/96          0
    522370                               O            03/01/11
    0


    1496942          025/025             F          256,000.00         ZZ
    COLES               ROBERT   A       180        255,192.33          1
    38 COOL SPRINGS ROAD               7.000          2,301.00         80
                                       6.750          2,301.00      320,000.00
    SIGNAL MOUNTAIN  TN   37377          2            02/28/96         00
    326391                               05           05/01/96          0
    326391                               O            04/01/11
    0


    1496950          025/025             F          275,000.00         ZZ
    FREEMAN             THOMAS   B       180        272,381.95          1
    14002 SHADY SHORES DRIVE           7.000          2,471.78         70
                                       6.750          2,471.78      395,000.00
    TAMPA            FL   33613          2            01/26/96         00
    444685                               03           03/01/96          0
    444685                               O            02/01/11
    0


1


    1496959          025/025             F          300,000.00         ZZ
    BLAZE               KENNETH          180        298,101.52          1
    10773 DENVER DRIVE                 7.000          2,696.48         77
                                       6.750          2,696.48      390,000.00
    COOPER CITY      FL   33026          1            02/26/96         00
    474137                               03           04/01/96          0
    474137                               O            03/01/11
    0


    1496963          025/025             F          250,000.00         ZZ
    CASCIO              JOHN     T       180        247,619.95          1
    890 GEORGIA AVE                    7.000          2,247.07         38
                                       6.750          2,247.07      660,000.00
    WINTER PARK      FL   32789          5            01/26/96         00
    458614                               05           03/01/96          0
    458614                               O            02/01/11
    0


    1496970          025/025             F          210,000.00         ZZ
    SEIZ                WILLIAM  T       180        208,671.06          1
    1044 HUTCHINGS MOUNTAIN ROAD       7.000          1,887.54         60
                                       6.750          1,887.54      350,000.00
    ROCKMART         GA   30153          5            02/09/96         00
    876109                               05           04/01/96          0
    876109                               O            03/01/11
    0


    1496979          098/098             F          232,000.00         ZZ
    BRAHMBHATT          DEVENDRA         180        220,109.07          1
    446 HUNGRY HARBOR ROAD             8.875          2,335.88         80
                                       8.625          2,335.88      290,000.00
    NORTH WOODMERE   NY   11598          1            11/01/94         00
    945950409                            05           12/01/94          0
    945950409                            O            11/01/09
    0


    1497021          025/025             F          460,000.00         ZZ
    BROTHERTON III      WILLIAM  D       180        457,088.96          1
    2311 GOLF CLUB LANE                7.000          4,134.62         64
                                       6.750          4,134.62      730,000.00
    NASHVILLE        TN   37215          5            02/22/96         00
    255965                               05           04/01/96          0
    255965                               O            03/01/11
    0


    1497022          025/025             F          403,000.00         ZZ
    GREENFIELD III      ROBERT   T       180        395,101.20          1
    5446 LICHENHEARTH COURT            7.000          3,622.28         74
                                       6.750          3,622.28      550,000.00
1


    STONE MOUNTAIN   GA   30087          2            01/31/96         00
    508459                               05           03/01/96          0
    508459                               O            02/01/11
    0


    1497036          025/025             F          236,000.00         ZZ
    MUTCHLER            DAVID    K       180        233,801.18          1
    85 S ATLANTIC AVENUE #504          7.250          2,154.36         66
                                       7.000          2,154.36      360,000.00
    COCOA BEACH      FL   32931          2            01/22/96         00
    458615                               08           03/01/96          0
    458615                               O            02/01/11
    0


    1497038          025/025             F          219,000.00         ZZ
    BATCHELOR           NATALIE  J       180        217,614.11          1
    5061 HODGKINS PLACE                7.000          1,968.43         75
                                       6.750          1,968.43      292,000.00
    LILBURN          GA   30247          5            02/09/96         00
    522369                               05           04/01/96          0
    522369                               O            03/01/11
    0


    1497050          025/025             F          270,000.00         ZZ
    KATZELL             LAWRENCE A       180        268,346.10          1
    1730 SW 2 AVENUE                   7.375          2,483.79         74
                                       7.125          2,483.79      368,368.00
    BOCA RATON       FL   33432          1            02/09/96         00
    473882                               03           04/01/96          0
    473882                               O            03/01/11
    0


    1497141          375/728             F          167,000.00         ZZ
    JACOBS              JEFFREY          180        166,495.64          1
    59 POLDER DRIVE                    7.500          1,548.11         51
                                       7.250          1,548.11      331,500.00
    LANGHORNE        PA   19053          2            03/21/96         00
    0380426321                           05           05/01/96          0
    UNKNOWN                              O            04/01/11
    0


    1497356          171/728             F          269,100.00         ZZ
    BALCHUM             AMY              180        269,100.00          1
    2608 GEMINI COURT                  8.250          2,610.65         90
                                       8.000          2,610.65      299,000.00
    CAMARILLO        CA   93010          1            04/09/96         10
    0380427360                           05           06/01/96         12
    25029192                             O            05/01/11
    0
1




    1497404          F45/F45             F           78,614.26         ZZ
    MCGEENEY            PATRICK          124         77,756.26          1
    643 NORTH DIRE AVENUE              7.250            902.67         55
                                       7.000            902.67      145,000.00
    WEST ISLIP       NY   11795          2            06/12/91         00
    119214                               05           04/01/96          0
    119214                               O            07/01/06
    0


    1497407          601/728             F          260,000.00         ZZ
    MROTEK              JOHN     R       180        260,000.00          1
    4 JAMISON ROAD                     7.250          2,373.45         55
                                       7.000          2,373.45      480,000.00
    LURAY            VA   22835          2            04/09/96         00
    0380423559                           05           06/01/96          0
    1060685110                           O            05/01/11
    0


    1497410          F45/F45             F          148,885.35         ZZ
    TAN                 ANGELINA Y       167        134,812.26        240
    115 CENTRAL PARK WEST APT F-W      7.125          1,407.85         44
                                       6.875          1,407.85      340,000.00
    NEW YORK         NY   10023          5            02/08/93         00
    155234                               11           05/01/94          0
    155234                               O            03/01/08
    0


    1497416          F45/F45             F           57,630.52         ZZ
    BRADLEY             WILLIAM  R       130         57,630.52          1
    65 BELMONT LANE                    8.000            664.21         62
                                       7.750            664.21       94,000.00
    WILLMINGBORO     NJ   08046          2            02/12/92         00
    24240                                05           06/01/96          0
    24240                                O            03/01/07
    0


    1497420          601/728             F          279,000.00         ZZ
    PATEL               JITENDRA K       180        279,000.00          1
    204 FORK RIVER ROAD                7.000          2,507.74         90
                                       6.750          2,507.74      310,000.00
    SHERWOOD         AR   72120          2            04/08/96         04
    0380423849                           05           06/01/96         12
    1061487                              O            05/01/11
    0


    1497565          608/728             F          260,000.00         ZZ
    BARDIN              SIMEON   L       180        260,000.00          1
1


    122 DERWEN ROAD                    7.250          2,373.44         73
                                       7.000          2,373.44      360,000.00
    BALA CYNWYD      PA   19004          2            04/20/96         00
    0380432972                           05           06/01/96          0
    50012361                             O            05/01/11
    0


    1497582          668/728             F          331,178.00         ZZ
    CURTIS              SYDNEY   H       180        331,178.00          1
    4001 RANDOM WAY                    8.375          3,237.03         70
                                       8.125          3,237.03      475,000.00
    SACRAMENTO       CA   95864          5            04/09/96         00
    0380431974                           05           06/01/96          0
    6699342                              O            05/01/11
    0


    1497637          562/728             F           68,300.00         ZZ
    HOFSTEIN            SHELDON          180         68,300.00          1
    866 LONG ACRE AVENUE               7.750            642.90         22
                                       7.500            642.90      317,000.00
    NORTH WOODMERE   NY   11581          2            04/16/96         00
    0380427634                           05           06/01/96          0
    510685                               O            05/01/11
    0


    1497932          998/728             F          226,000.00         ZZ
    NOORI               BAHMAN   S       180        226,000.00          1
    110 WOODVIEW CIRCLE                8.250          2,192.52         65
                                       8.000          2,192.52      352,000.00
    SAN RAMON        CA   94583          2            04/09/96         00
    0380422817                           05           06/01/96          0
    59576843                             O            05/01/11
    0


    1498108          637/728             F          252,000.00         ZZ
    HERMANN             PHILIP   M       180        252,000.00          1
    7618 PLACID STREET                 8.250          2,444.76         80
                                       8.000          2,444.76      315,000.00
    LAS VEGAS        NV   89123          1            04/16/96         00
    0380433863                           05           06/01/96          0
    4980488                              O            05/01/11
    0


    1498149          163/728             F          237,550.00         ZZ
    GOODWIN             STEPHEN  D       180        236,013.93          1
    10 BELLEVUE AVENUE                 6.750          2,102.10         78
                                       6.500          2,102.10      308,000.00
    MELROSE          MA   02176          2            02/29/96         00
    0380433657                           05           04/01/96          0
1


    372151436                            O            03/01/11
    0


    1498491          998/728             F          220,000.00         ZZ
    CROUTIER            ROBERT   S       180        220,000.00          1
    2848 GREENWICH STREET              7.625          2,055.09         62
                                       7.375          2,055.09      360,000.00
    SAN FRANCISCO    CA   94123          2            04/16/96         00
    0380427964                           05           06/01/96          0
    99455552                             O            05/01/11
    0


    1498531          208/728             F          231,000.00         ZZ
    GONZALES            DAVID    A       180        231,000.00          1
    314 WEST HOUGHTON ST               8.000          2,207.56         75
                                       7.750          2,207.56      308,000.00
    SANTA FE         NM   87501          5            04/26/96         00
    0380433129                           05           06/01/96          0
    33920                                O            05/01/11
    0


    1498657          232/232             F          281,250.00         T
    CANDLAND            STEPHEN          180        281,250.00          1
    UNIT "F" LOWER PINES               8.500          2,769.59         75
    58 NORTH STREET                    8.250          2,769.59      375,000.00
    SUNDANCE         UT   84604          1            04/18/96         00
    1007918                              01           06/01/96          0
    1007918                              O            05/01/11
    0


    1499513          429/429             F          220,000.00         ZZ
    GREER               HOWARD   A       180        214,402.73          1
    136 OLIVER ROAD                    7.750          2,070.81         82
                                       7.500          2,070.81      270,000.00
    NEWTON           MA   02168          2            09/21/95         14
    21212162                             05           11/01/95          6
    21212162                             O            10/01/10
    0
1



   TOTAL NUMBER OF LOANS   :        629

   TOTAL ORIGINAL BALANCE  :   163,582,357.86

   TOTAL PRINCIPAL BALANCE :   157,805,575.79

   TOTAL ORIGINAL P+I      :     1,530,070.59

   TOTAL CURRENT P+I       :     1,530,070.59


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 05/23/96           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 11.34.02           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RFMSI I 1996-S13                               CUTOFF : 05/01/96
  POOL       : 0004207
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST SPREAD RATE                     STRIP
  ------------------------------------------------------------------

      1434393                              .2500
      188,381.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1444978                              .2500
      157,707.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1462014                              .2500
       24,080.70                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1468664                              .2500
      288,346.91                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1472552                              .2500
      398,805.15                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1473478                              .2500
      217,950.27                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000
1



      1473503                              .2500
      275,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000

      1474165                              .2500
      268,313.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1474377                              .2500
      106,330.16                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1474578                              .2500
      237,811.89                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1477813                              .2500
      204,072.99                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1478174                              .2500
      382,801.61                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                          .0000
            6.8450                         .0000

      1478833                              .2500
      248,501.68                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1479064                              .2500
      278,284.83                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000
1



      1479198                              .2500
      240,762.60                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1479228                              .2500
      124,630.69                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1479512                              .2500
      450,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1479513                              .2500
      348,965.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1479521                              .2500
      451,964.57                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1479889                              .2500
      228,587.51                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1480172                              .2500
      274,169.46                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1480713                              .2500
      395,122.31                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000
1



      1480759                              .2500
      335,483.06                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1480924                              .2500
      238,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1482002                              .2500
      323,751.22                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1482790                              .2500
      560,000.00                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1482801                              .2500
       53,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1482907                              .2500
      236,060.25                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         1.4700
            7.0000                         .0000

      1482940                              .2500
       68,202.33                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1483593                              .2500
       84,746.09                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000
1



      1483662                              .2500
       74,788.02                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1483957                              .2500
      261,483.84                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1484307                              .2500
      287,256.53                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                          .2700
            7.0000                         .0000

      1485509                              .2500
      104,189.36                           .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                          .0000
            6.4700                         .0000

      1485518                              .2500
      300,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1485747                              .2500
       59,653.35                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1485802                              .2500
      284,323.13                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1485822                              .2500
      390,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000
1



      1486070                              .2500
      334,489.33                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1486373                              .2500
       76,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1486658                              .2500
      418,759.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1486816                              .2500
      260,172.78                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1486817                              .2500
      305,252.45                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1486818                              .2500
      339,940.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1486820                              .2500
      275,520.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1486821                              .2500
      328,043.78                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000
1



      1486822                              .2500
      278,321.88                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1486823                              .2500
      644,201.56                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1486826                              .2500
      928,457.25                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1486827                              .2500
      319,990.61                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1486829                              .2500
      435,856.02                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                          .0000
            6.8450                         .0000

      1487460                              .2500
      200,911.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1487505                              .2500
       89,401.41                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1487562                              .2500
      324,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000
1



      1487642                              .2500
      420,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1487739                              .2500
      611,773.54                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1488068                              .2500
       93,725.34                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1488117                              .2500
      252,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1488238                              .2500
      448,595.64                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                          .0000
            6.8450                         .0000

      1488344                              .2500
      296,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .8450
            7.0000                         .0000

      1488355                              .2500
      231,299.33                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1488384                              .2500
      318,167.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000
1



      1488394                              .2500
      216,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1488419                              .2500
      532,591.21                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1488420                              .2500
      357,672.11                           .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                          .0000
            6.4700                         .0000

      1488424                              .2500
      261,341.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1488425                              .2500
      441,110.96                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1488442                              .2500
      373,854.98                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1488698                              .2500
       99,714.20                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .8450
            7.0000                         .0000

      1488782                              .2500
      113,072.29                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000
1



      1489061                              .2500
      298,101.52                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1489187                              .2500
      140,959.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1489196                              .2500
      209,379.57                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1489206                              .2500
      782,879.80                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1489213                              .2500
      385,725.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1489215                              .2500
      275,743.89                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                          .0000
            6.7200                         .0000

      1489224                              .2500
      246,744.27                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1489227                              .2500
      234,771.03                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                          .0000
            6.8450                         .0000
1



      1489231                              .2500
       29,909.39                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1489324                              .2500
      398,805.15                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1489369                              .2500
      298,142.22                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1489524                              .2500
       69,797.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1489710                              .2500
      456,072.23                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                          .0000
            6.8450                         .0000

      1489715                              .2500
      238,231.11                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1489746                              .2500
      367,860.92                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1489761                              .2500
       91,734.13                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000
1



      1489878                              .2500
      280,350.74                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1489879                              .2500
      300,033.74                           .0300
            6.8000                         .0000
            6.5500                         .0000
            6.5200                          .0000
            6.5200                         .0000

      1489880                              .2500
      390,789.90                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1489881                              .2500
      434,401.36                           .0300
            7.6500                         .0000
            7.4000                         .0000
            7.3700                          .3700
            7.0000                         .0000

      1489882                              .2500
      279,187.25                           .0300
            7.9500                         .0000
            7.7000                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1489932                              .2500
      164,538.81                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000

      1490023                              .2500
       89,739.91                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1490053                              .2500
      370,364.62                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000
1



      1490073                              .2500
      598,266.09                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1490117                              .2500
      317,091.15                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .8450
            7.0000                         .0000

      1490203                              .2500
    1,000,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1490276                              .2500
      398,844.06                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1490281                              .2500
      235,325.51                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .8450
            7.0000                         .0000

      1490340                              .2500
      299,142.60                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .8450
            7.0000                         .0000

      1490346                              .2500
      368,918.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1490444                              .2500
      263,697.10                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000
1



      1490471                              .2500
      297,488.86                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1490580                              .2500
      229,297.72                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1490645                              .2500
       99,704.55                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1490646                              .2500
       77,370.73                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1490647                              .2500
      289,677.10                           .0300
            8.2250                         .0000
            7.9750                         .0000
            7.9450                          .9450
            7.0000                         .0000

      1490652                              .2500
      149,559.56                           .0300
            7.8200                         .0000
            7.5700                         .0000
            7.5400                          .5400
            7.0000                         .0000

      1490653                              .2500
       50,157.82                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1490654                              .2500
      319,012.16                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000
1



      1490661                              .2500
      291,647.19                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                          .6200
            7.0000                         .0000

      1490662                              .2500
       84,546.68                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1490663                              .2500
      254,844.84                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1490666                              .2500
       58,026.14                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1490667                              .2500
       59,818.79                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1490668                              .2500
      279,208.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1490678                              .2500
       42,881.14                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1490688                              .2500
      129,121.59                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000
1



      1490702                              .2500
       77,764.43                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1490703                              .2500
       49,851.62                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1490704                              .2500
      168,210.62                           .0300
            6.8500                         .0000
            6.6000                         .0000
            6.5700                          .0000
            6.5700                         .0000

      1490705                              .2500
       50,859.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1490706                              .2500
       37,394.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1490708                              .2500
       51,148.43                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1490709                              .2500
       72,399.32                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1490710                              .2500
       66,303.53                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000
1



      1490711                              .2500
      140,093.97                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1490714                              .2500
       25,000.00                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                          .3200
            7.0000                         .0000

      1490715                              .2500
      271,206.97                           .0300
            7.9000                         .0000
            7.6500                         .0000
            7.6200                          .6200
            7.0000                         .0000

      1490716                              .2500
       76,903.30                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1490722                              .2500
      518,387.75                           .0300
            7.2000                         .0000
            6.9500                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1490819                              .2500
      224,364.06                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1490884                              .2500
       37,888.96                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1490885                              .2500
       57,629.23                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000
1



      1490887                              .2500
      184,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1491016                              .2500
      223,338.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1491018                              .2500
      295,096.20                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1491128                              .2500
      315,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1491188                              .2500
      239,321.66                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1491204                              .2500
      191,000.00                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491205                              .2500
      422,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1491231                              .2500
      267,457.09                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                          .0000
            6.8450                         .0000
1



      1491234                              .2500
      244,052.60                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1491440                              .2500
       89,742.77                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491513                              .2500
       72,433.69                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491515                              .2500
       72,753.40                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491519                              .2500
       95,216.43                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1491521                              .2500
       64,017.39                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491522                              .2500
      168,385.21                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491523                              .2500
      229,687.97                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000
1



      1491536                              .2500
      115,061.06                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491537                              .2500
      207,176.60                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491541                              .2500
      120,805.38                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491543                              .2500
      410,955.16                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491545                              .2500
      292,638.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1491546                              .2500
      775,258.41                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491547                              .2500
       98,809.19                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491548                              .2500
      268,120.29                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000
1



      1491549                              .2500
      223,058.66                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491550                              .2500
       91,036.57                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491551                              .2500
      208,909.73                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491552                              .2500
      207,917.05                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491553                              .2500
      204,989.23                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491554                              .2500
      426,695.97                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491555                              .2500
      209,184.15                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491556                              .2500
      243,355.15                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000
1



      1491557                              .2500
      250,770.28                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491558                              .2500
      189,784.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491559                              .2500
      394,124.54                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491560                              .2500
      296,552.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         1.2950
            7.0000                         .0000

      1491561                              .2500
      259,918.06                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491562                              .2500
      304,916.83                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491563                              .2500
      241,401.37                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491564                              .2500
      310,917.00                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000
1



      1491565                              .2500
      271,490.51                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491566                              .2500
      195,141.77                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491568                              .2500
      203,202.79                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491569                              .2500
      214,589.28                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491570                              .2500
      235,391.95                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491571                              .2500
      220,224.57                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491572                              .2500
      217,505.83                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491573                              .2500
      290,872.22                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1491574                              .2500
      248,837.99                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491575                              .2500
      452,247.63                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1491576                              .2500
      184,226.38                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491577                              .2500
      275,420.87                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1491578                              .2500
       57,539.90                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1491579                              .2500
       83,505.21                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491580                              .2500
      290,007.76                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491581                              .2500
      283,224.44                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000
1



      1491582                              .2500
      227,744.69                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491583                              .2500
      222,533.99                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491585                              .2500
      200,758.87                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491586                              .2500
      262,640.35                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491588                              .2500
      248,609.84                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491591                              .2500
      247,432.46                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491592                              .2500
      216,411.52                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491593                              .2500
      223,192.62                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000
1



      1491594                              .2500
      233,442.27                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491595                              .2500
      365,583.71                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491596                              .2500
      212,243.55                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491597                              .2500
      255,387.22                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491598                              .2500
      246,942.77                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491599                              .2500
      227,404.29                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491600                              .2500
      167,673.05                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491602                              .2500
      436,809.99                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000
1



      1491603                              .2500
      126,143.14                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491604                              .2500
      222,951.09                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491605                              .2500
      362,990.26                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491606                              .2500
      226,788.92                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491608                              .2500
      277,443.78                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491610                              .2500
      478,469.10                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491611                              .2500
      223,778.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         1.4200
            7.0000                         .0000

      1491612                              .2500
      266,310.87                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000
1



      1491613                              .2500
      283,309.48                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491614                              .2500
      186,622.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491615                              .2500
      289,431.27                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491616                              .2500
       96,402.17                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491617                              .2500
      343,012.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         1.4200
            7.0000                         .0000

      1491618                              .2500
      626,858.55                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491619                              .2500
      241,376.99                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1491620                              .2500
       86,588.57                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000
1



      1491621                              .2500
      289,319.27                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491622                              .2500
      402,656.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491623                              .2500
      204,688.23                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491624                              .2500
      249,695.73                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491625                              .2500
      228,348.59                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491626                              .2500
      197,937.34                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491628                              .2500
      342,657.09                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491629                              .2500
      213,172.16                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000
1



      1491630                              .2500
      189,115.92                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491631                              .2500
      203,464.19                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491632                              .2500
      243,559.47                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491633                              .2500
      180,234.58                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491634                              .2500
      101,872.12                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491635                              .2500
      237,341.03                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491636                              .2500
      180,437.01                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491637                              .2500
      175,503.01                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000
1



      1491638                              .2500
      397,496.36                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491639                              .2500
      198,174.24                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491640                              .2500
      215,865.32                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491641                              .2500
      247,299.25                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491643                              .2500
      431,098.14                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491644                              .2500
       58,179.42                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1491645                              .2500
       52,708.39                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491646                              .2500
      192,030.11                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000
1



      1491647                              .2500
      203,740.96                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491648                              .2500
      185,576.06                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491649                              .2500
      122,677.30                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491650                              .2500
      206,510.77                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491651                              .2500
      218,221.49                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491652                              .2500
      216,599.66                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491653                              .2500
      340,145.12                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491654                              .2500
      310,263.71                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1491655                              .2500
      227,732.50                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491656                              .2500
      247,415.38                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491657                              .2500
      216,167.34                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491658                              .2500
      207,329.63                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491659                              .2500
      471,279.88                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491660                              .2500
      232,534.48                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491661                              .2500
      221,092.78                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491662                              .2500
      219,990.09                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000
1



      1491663                              .2500
      228,785.35                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491664                              .2500
      260,866.80                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491665                              .2500
      263,237.00                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491666                              .2500
      318,501.73                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491667                              .2500
       21,977.63                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491668                              .2500
      201,451.43                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         1.2950
            7.0000                         .0000

      1491669                              .2500
      204,180.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         1.4200
            7.0000                         .0000

      1491671                              .2500
      198,215.12                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000
1



      1491672                              .2500
      206,935.61                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491673                              .2500
      235,431.28                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         1.2950
            7.0000                         .0000

      1491674                              .2500
      256,770.93                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491675                              .2500
      342,361.22                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491677                              .2500
      713,259.32                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.5450
            7.0000                         .0000

      1491678                              .2500
      196,718.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1491679                              .2500
      555,560.20                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491680                              .2500
      862,388.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         1.6700
            7.0000                         .0000
1



      1491681                              .2500
      450,346.35                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491682                              .2500
      335,944.44                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491683                              .2500
      331,061.98                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491684                              .2500
      330,633.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         1.6700
            7.0000                         .0000

      1491685                              .2500
      329,352.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491686                              .2500
      321,992.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.5450
            7.0000                         .0000

      1491687                              .2500
      240,821.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         1.4200
            7.0000                         .0000

      1491688                              .2500
      204,298.39                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.5450
            7.0000                         .0000
1



      1491690                              .2500
      193,800.35                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491691                              .2500
       38,468.04                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491693                              .2500
      229,453.50                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491695                              .2500
      283,080.79                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         1.6700
            7.0000                         .0000

      1491696                              .2500
      339,206.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         1.4200
            7.0000                         .0000

      1491697                              .2500
      387,127.41                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491698                              .2500
      580,069.37                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491699                              .2500
      858,267.36                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000
1



      1491703                              .2500
      275,586.33                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491705                              .2500
      122,825.56                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491706                              .2500
       96,471.73                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491707                              .2500
       33,837.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491708                              .2500
      289,608.37                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491709                              .2500
      199,498.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1491710                              .2500
      319,492.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491711                              .2500
      366,979.54                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000
1



      1491712                              .2500
      387,832.90                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491713                              .2500
      227,070.93                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491714                              .2500
      330,060.26                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491715                              .2500
      255,608.95                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491716                              .2500
      421,200.63                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491717                              .2500
      222,472.35                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491718                              .2500
      379,987.10                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491719                              .2500
      582,131.38                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000
1



      1491720                              .2500
       77,408.76                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491721                              .2500
      107,454.11                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491722                              .2500
      338,572.19                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491723                              .2500
      209,360.14                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491724                              .2500
      392,810.26                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491726                              .2500
      261,873.56                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491727                              .2500
      242,233.76                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491728                              .2500
      280,652.25                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000
1



      1491729                              .2500
      132,550.33                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491730                              .2500
      191,035.93                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491731                              .2500
       55,972.81                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491732                              .2500
      332,094.41                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491734                              .2500
      567,202.04                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491735                              .2500
       77,785.42                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491736                              .2500
      216,915.00                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491737                              .2500
      243,178.20                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000
1



      1491738                              .2500
      102,833.68                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491739                              .2500
      106,735.38                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491740                              .2500
       20,853.69                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491741                              .2500
      243,178.20                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491742                              .2500
       53,499.22                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491744                              .2500
      242,657.20                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491745                              .2500
      267,335.61                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491746                              .2500
      291,550.22                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000
1



      1491747                              .2500
       72,750.85                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491748                              .2500
      255,878.60                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491749                              .2500
      433,656.26                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491750                              .2500
      326,900.86                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491751                              .2500
       50,082.53                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491752                              .2500
      731,867.53                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491753                              .2500
      731,280.67                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491754                              .2500
      488,039.99                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000
1



      1491755                              .2500
      206,874.60                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491756                              .2500
      253,088.65                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491759                              .2500
      316,973.74                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491761                              .2500
      281,989.28                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1491762                              .2500
      324,143.08                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491763                              .2500
      404,966.74                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491764                              .2500
      212,558.92                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491765                              .2500
      173,713.58                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000
1



      1491766                              .2500
      124,872.24                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491768                              .2500
      232,900.76                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491769                              .2500
       68,323.33                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491770                              .2500
      296,728.29                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491771                              .2500
      219,475.77                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491772                              .2500
      112,415.41                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491773                              .2500
      277,947.16                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491775                              .2500
      267,421.39                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000
1



      1491776                              .2500
      268,819.37                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491777                              .2500
      638,163.58                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491778                              .2500
      464,767.82                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491779                              .2500
      364,480.34                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491780                              .2500
      274,344.70                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491781                              .2500
      219,327.09                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491782                              .2500
       93,325.08                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491783                              .2500
      491,184.65                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000
1



      1491785                              .2500
      122,529.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1491786                              .2500
      324,118.73                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491787                              .2500
      293,674.19                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491788                              .2500
      479,180.37                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         1.0450
            7.0000                         .0000

      1491789                              .2500
      490,992.37                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491790                              .2500
      294,653.36                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491791                              .2500
       30,932.53                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491792                              .2500
      223,892.52                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000
1



      1491793                              .2500
      490,992.37                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491795                              .2500
       33,801.15                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491796                              .2500
      264,813.84                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491797                              .2500
      294,418.74                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491798                              .2500
      235,676.35                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491799                              .2500
      206,175.94                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491801                              .2500
      106,748.29                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491802                              .2500
      216,101.36                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000
1



      1491803                              .2500
      546,784.32                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491804                              .2500
      232,430.08                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491805                              .2500
      256,553.05                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491806                              .2500
      141,891.37                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1491807                              .2500
      395,069.35                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491808                              .2500
      200,117.99                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491809                              .2500
      225,990.83                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491810                              .2500
      270,036.62                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1491811                              .2500
      296,420.19                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491812                              .2500
      620,174.99                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491814                              .2500
      207,505.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491815                              .2500
      142,244.02                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491817                              .2500
      290,810.03                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491818                              .2500
      592,683.48                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491819                              .2500
      327,012.43                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491820                              .2500
      321,802.76                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000
1



      1491821                              .2500
      380,536.91                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491822                              .2500
       99,047.97                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491823                              .2500
      552,021.26                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491824                              .2500
      643,811.90                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491825                              .2500
      118,929.53                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491826                              .2500
       74,323.61                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491827                              .2500
       69,296.97                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491828                              .2500
       37,355.28                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000
1



      1491829                              .2500
      198,095.96                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491830                              .2500
       73,619.21                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491831                              .2500
      124,851.23                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491832                              .2500
      118,845.22                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491833                              .2500
       74,254.74                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1491834                              .2500
       55,984.90                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491835                              .2500
      136,621.73                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491836                              .2500
      133,769.18                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000
1



      1491837                              .2500
      609,207.85                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491838                              .2500
      162,504.79                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491839                              .2500
      138,652.76                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491840                              .2500
      116,698.78                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491841                              .2500
       39,610.94                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491842                              .2500
       98,232.88                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491843                              .2500
       29,714.39                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491844                              .2500
       98,208.90                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000
1



      1491845                              .2500
       47,705.98                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491846                              .2500
       43,733.39                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491847                              .2500
      182,262.03                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491849                              .2500
      410,470.15                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491850                              .2500
       84,517.86                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491851                              .2500
       84,450.37                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491852                              .2500
      192,862.55                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491853                              .2500
      270,325.41                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000
1



      1491854                              .2500
      323,952.17                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491855                              .2500
       83,456.84                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491856                              .2500
      183,764.63                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491857                              .2500
      163,955.82                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491858                              .2500
       84,456.25                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491859                              .2500
       71,512.11                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491861                              .2500
      144,082.39                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491862                              .2500
       49,686.99                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1491863                              .2500
      183,841.87                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491864                              .2500
      139,075.07                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1491865                              .2500
      198,801.35                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491866                              .2500
      752,958.19                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491867                              .2500
      145,025.05                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491868                              .2500
      214,696.29                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1491869                              .2500
      201,769.99                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491870                              .2500
      149,091.13                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000
1



      1491871                              .2500
       67,569.69                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491872                              .2500
      197,666.38                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491873                              .2500
      233,528.87                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491874                              .2500
      103,341.86                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491875                              .2500
      173,868.40                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491876                              .2500
       59,599.34                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491877                              .2500
       50,663.75                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491878                              .2500
      127,207.36                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000
1



      1491879                              .2500
      589,247.32                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491880                              .2500
      149,412.14                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491881                              .2500
      139,133.03                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491882                              .2500
       87,731.30                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491883                              .2500
      206,339.80                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491884                              .2500
      128,183.65                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491885                              .2500
       93,846.51                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491886                              .2500
      129,589.85                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000
1



      1491887                              .2500
      494,435.14                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491888                              .2500
      162,867.74                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491890                              .2500
      344,625.10                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491891                              .2500
      202,345.51                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491892                              .2500
      154,510.99                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491893                              .2500
      202,324.01                           .0800
            6.3750                         .0000
            6.1250                         .0000
            6.0450                          .0000
            6.0450                         .0000

      1491894                              .2500
      112,651.17                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491896                              .2500
      249,219.80                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1491897                              .2500
      206,367.95                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491898                              .2500
       55,528.06                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491899                              .2500
       54,677.85                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491900                              .2500
      328,038.66                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491901                              .2500
       74,771.00                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491902                              .2500
      146,556.04                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491903                              .2500
       49,840.53                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491904                              .2500
      448,610.87                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000
1



      1491905                              .2500
      199,395.98                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491906                              .2500
       74,768.48                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491907                              .2500
      188,384.03                           .0800
            6.6250                         .0000
            6.3750                         .0000
            6.2950                          .0000
            6.2950                         .0000

      1491908                              .2500
      241,844.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         1.4200
            7.0000                         .0000

      1491909                              .2500
      436,662.61                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491910                              .2500
       62,294.10                           .0800
            6.5000                         .0000
            6.2500                         .0000
            6.1700                          .0000
            6.1700                         .0000

      1491911                              .2500
       74,780.85                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491912                              .2500
      136,572.45                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1491913                              .2500
      377,679.50                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1491914                              .2500
      598,147.82                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1491916                              .2500
      109,667.79                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491917                              .2500
       99,681.07                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491918                              .2500
      153,574.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1491920                              .2500
      333,977.11                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1491921                              .2500
       51,834.16                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1491922                              .2500
      986,910.40                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000
1



      1491923                              .2500
      299,123.40                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1491924                              .2500
      291,587.16                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1491925                              .2500
      249,193.98                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1491926                              .2500
      117,278.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         1.2950
            7.0000                         .0000

      1491927                              .2500
      199,395.98                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1491928                              .2500
       94,719.33                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1491929                              .2500
       91,958.95                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1491931                              .2500
       43,870.01                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000
1



      1491934                              .2500
      265,231.30                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1492270                              .2500
      400,271.42                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1492279                              .2500
      184,422.65                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1492381                              .2500
      362,839.07                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1493656                              .2500
      240,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                          .0000
            6.7200                         .0000

      1493768                              .2500
      269,193.48                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1493895                              .2500
      479,553.50                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1493912                              .2500
      433,671.77                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000
1



      1493927                              .2500
      334,323.35                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1493941                              .2500
      300,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1493942                              .2500
      243,750.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000

      1493944                              .2500
      132,611.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1493945                              .2500
      448,699.56                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1493965                              .2500
      372,476.60                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1494037                              .2500
       72,784.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1494157                              .2500
      230,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000
1



      1494193                              .2500
      249,253.21                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .2950
            7.0000                         .0000

      1494195                              .2500
      285,097.68                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1494213                              .2500
      534,468.12                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .7950
            7.0000                         .0000

      1494223                              .2500
      430,737.70                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1494385                              .2500
      319,631.11                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         1.6700
            7.0000                         .0000

      1494394                              .2500
      272,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1494412                              .2500
      350,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000

      1494521                              .2500
      403,749.79                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000
1



      1494543                              .2500
      254,800.00                           .0800
            6.8750                         .0000
            6.6250                         .0000
            6.5450                          .0000
            6.5450                         .0000

      1494587                              .2500
      313,995.35                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                          .0000
            6.5950                         .0000

      1494602                              .2500
      548,245.84                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                          .0000
            6.5950                         .0000

      1494656                              .2500
      223,352.66                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1494659                              .2500
       39,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         1.4700
            7.0000                         .0000

      1494690                              .2500
      206,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1494740                              .2500
      348,919.55                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1494741                              .2500
      184,459.43                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000
1



      1494742                              .2500
      329,056.85                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .8450
            7.0000                         .0000

      1494847                              .2500
      137,583.22                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1494989                              .2500
      348,965.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1495053                              .2500
      199,428.40                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .8450
            7.0000                         .0000

      1495073                              .2500
      298,096.98                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1495092                              .2500
      416,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1495126                              .2500
      318,103.05                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1495164                              .2500
      170,000.00                           .0300
            7.4000                         .0000
            7.1500                         .0000
            7.1200                          .1200
            7.0000                         .0000
1



      1495165                              .2500
       48,992.60                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1495169                              .2500
      280,000.00                           .0300
            7.1500                         .0000
            6.9000                         .0000
            6.8700                          .0000
            6.8700                         .0000

      1495170                              .2500
      128,900.00                           .0300
            7.7000                         .0000
            7.4500                         .0000
            7.4200                          .4200
            7.0000                         .0000

      1495171                              .2500
      110,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1495172                              .2500
      149,546.98                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1495177                              .2500
       51,500.00                           .0300
            7.2000                         .0000
            6.9500                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1495180                              .2500
       84,762.41                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000

      1495186                              .2500
      400,000.00                           .0300
            8.3700                         .0000
            8.1200                         .0000
            8.0900                         1.0900
            7.0000                         .0000
1



      1495187                              .2500
       57,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1495188                              .2500
      443,100.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000

      1495189                              .2500
       87,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1495197                              .2500
       60,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1495198                              .2500
       63,000.00                           .0300
            7.5500                         .0000
            7.3000                         .0000
            7.2700                          .2700
            7.0000                         .0000

      1495203                              .2500
       66,700.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         1.3450
            7.0000                         .0000

      1495205                              .2500
      295,000.00                           .0300
            7.3500                         .0000
            7.1000                         .0000
            7.0700                          .0700
            7.0000                         .0000

      1495207                              .2500
      288,000.00                           .0300
            7.8500                         .0000
            7.6000                         .0000
            7.5700                          .5700
            7.0000                         .0000
1



      1495214                              .2500
       72,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1495215                              .2500
       25,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1495216                              .2500
       56,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1495225                              .2500
       45,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         1.4700
            7.0000                         .0000

      1495245                              .2500
      285,819.00                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1495253                              .2500
      270,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1495413                              .2500
      300,000.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                          .0000
            6.8450                         .0000

      1495462                              .2500
      457,500.00                           .0800
            7.9000                         .0000
            7.6500                         .0000
            7.5700                          .5700
            7.0000                         .0000
1



      1495466                              .2500
      245,000.00                           .0300
            8.5500                         .0000
            8.3000                         .0000
            8.2700                         1.2700
            7.0000                         .0000

      1495467                              .2500
      235,000.00                           .0300
            8.3000                         .0000
            8.0500                         .0000
            8.0200                         1.0200
            7.0000                         .0000

      1495468                              .2500
      259,000.00                           .0300
            8.2000                         .0000
            7.9500                         .0000
            7.9200                          .9200
            7.0000                         .0000

      1495469                              .2500
      368,000.00                           .0300
            8.1000                         .0000
            7.8500                         .0000
            7.8200                          .8200
            7.0000                         .0000

      1495470                              .2500
      299,144.50                           .0300
            8.1500                         .0000
            7.9000                         .0000
            7.8700                          .8700
            7.0000                         .0000

      1495491                              .2500
       62,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000

      1495507                              .2500
      242,173.68                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1495508                              .2500
      330,000.34                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000
1



      1495511                              .2500
      259,231.85                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1495517                              .2500
      321,089.90                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1495528                              .2500
      945,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1495581                              .2500
      231,483.21                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1495612                              .2500
      266,250.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1495628                              .2500
      257,715.86                           .0300
            7.4500                         .0000
            7.2000                         .0000
            7.1700                          .1700
            7.0000                         .0000

      1495635                              .2500
      305,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1495995                              .2500
      361,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .5450
            7.0000                         .0000
1



      1496007                              .2500
      237,073.38                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1496077                              .2500
      260,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1496460                              .2500
      265,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         1.2200
            7.0000                         .0000

      1496467                              .2500
      293,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1496468                              .2500
      399,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1496584                              .2500
      221,619.06                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1496585                              .2500
      253,386.27                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                          .0000
            6.7200                         .0000

      1496592                              .2500
      437,275.26                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000
1



      1496594                              .2500
      224,305.44                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1496598                              .3750
      246,199.16                           .0800
            7.5000                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1496599                              .2500
      275,781.57                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1496602                              .3750
      280,391.24                           .0800
            7.3750                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1496606                              .3750
      239,167.49                           .0800
            7.3750                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1496676                              .2500
      267,700.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                          .0950
            7.0000                         .0000

      1496698                              .2500
      290,216.91                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                          .0000
            6.5950                         .0000

      1496725                              .2500
      330,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000
1



      1496865                              .2500
      263,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000

      1496915                              .2500
      299,123.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .5950
            7.0000                         .0000

      1496933                              .2500
      254,379.95                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1496942                              .2500
      255,192.33                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1496950                              .2500
      272,381.95                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1496959                              .2500
      298,101.52                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1496963                              .2500
      247,619.95                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1496970                              .2500
      208,671.06                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000
1



      1496979                              .2500
      220,109.07                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         1.5450
            7.0000                         .0000

      1497021                              .2500
      457,088.96                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1497022                              .2500
      395,101.20                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1497036                              .2500
      233,801.18                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1497038                              .2500
      217,614.11                           .0800
            7.0000                         .0000
            6.7500                         .0000
            6.6700                          .0000
            6.6700                         .0000

      1497050                              .2500
      268,346.10                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                          .0450
            7.0000                         .0000

      1497141                              .2500
      166,495.64                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .2200
            7.0000                         .0000

      1497356                              .2500
      269,100.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000
1



      1497404                              .2500
       77,756.26                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000

      1497407                              .2500
      260,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1497410                              .2500
      134,812.26                           .0800
            7.1250                         .0000
            6.8750                         .0000
            6.7950                          .0000
            6.7950                         .0000

      1497416                              .2500
       57,630.52                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .6700
            7.0000                         .0000

      1497420                              .2500
      279,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                          .0000
            6.7200                         .0000

      1497565                              .2500
      260,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000

      1497582                              .2500
      331,178.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         1.0950
            7.0000                         .0000

      1497637                              .2500
       68,300.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .4700
            7.0000                         .0000
1



      1497932                              .2500
      226,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1498108                              .2500
      252,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .9700
            7.0000                         .0000

      1498149                              .2500
      236,013.93                           .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                          .0000
            6.4700                         .0000

      1498491                              .2500
      220,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .3450
            7.0000                         .0000

      1498531                              .2500
      231,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .7200
            7.0000                         .0000

      1498657                              .2500
      281,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         1.1700
            7.0000                         .0000

      1499513                              .2500
      214,402.73                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .4200
            7.0000                         .0000

  TOTAL NUMBER OF LOANS:      629
  TOTAL BALANCE........:        157,805,575.79


1

  RUN ON     : 05/23/96            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 11.34.02            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RFMSI I 1996-S13     FIXED SUMMARY REPORT      CUTOFF : 05/01/96
  POOL       : 0004207
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  -------------------------------------------------------------------
  CURR NOTE RATE                        7.5704            6.3750      9.0000
  RFC NET RATE                          7.3198            6.1250      8.7500
  NET MTG RATE(INVSTR RATE)             7.2570            6.0450      8.6700
  POST STRIP RATE                       6.8877            6.0450      7.0000
  SUB SERV FEE                           .2506             .2500       .3750
  MSTR SERV FEE                          .0629             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .3692             .0000      1.6700
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:   629
  TOTAL BALANCE........:     157,805,575.79


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                   EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT


     This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

     WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

     NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.   INCORPORATION OF GUIDES BY REFERENCE.

     The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that
                                                         --------  -------
the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.   AMENDMENTS.

     This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.   REPRESENTATIONS AND WARRANTIES.

     a.   Reciprocal Representations and Warranties.

          The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

          (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

          (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

          (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

          (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

     b.   Seller/Servicer's Representations, Warranties and Covenants.

          In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.   REMEDIES OF RESIDENTIAL FUNDING.

     If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.   SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

     At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.   PRIOR AGREEMENTS SUPERSEDED.

     This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.   ASSIGNMENT.

     This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.   NOTICES.

     All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







     Attention:

     Telefacsimile Number:  (___) ___-____

9.   JURISDICTION AND VENUE.

     Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.  MISCELLANEOUS.

     This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                       SELLER/SERVICER

[Corporate Seal]


                                         (Name of Seller/Servicer)

By:                           By:
     (Signature)                    (Signature)


                              By:
     (Typed Name)                        (Typed Name)


Title:                   Title:



ATTEST:                       RESIDENTIAL FUNDING CORPORATION

By:                           By:
     (Signature)                    (Signature)


                              By:
     (Typed Name)                        (Typed Name)


Title:                   Title:

                                   EXHIBIT H
                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:       REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)  Mortgage Loan Prepaid in Full
                                    Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

          Enclosed Documents: [ ] Promissory Note
                              [ ] Primary Insurance Policy
                              [ ] Mortgage or Deed of Trust
                              [ ] Assignment(s) of Mortgage or Deed of Trust
                              [ ] Title Insurance Policy
                              [ ] Other:


Name

Title

Date

                                  EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF       )
               : ss.:
COUNTY OF      )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1996-S13, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          [5. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.]

          6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          9.  The Owner's Taxpayer Identification Number is ______________.

          10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

          11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

          12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

          13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

          14. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                              [NAME OF OWNER]


                              By:
                              [Name of Officer]
                              [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of ________________, 199__.




                              NOTARY PUBLIC

                              COUNTY OF
                              STATE OF
                              My Commission expires the ____ day of
                              _______________, 19__.

                                  EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                                 __________________, 19__


Residential Funding Mortgage
 Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S13

          Re:  Mortgage Pass-Through Certificates,
               Series 1996-S13, Class R
               ------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________ (the "Purchaser") of $_____________ Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-S13, Class R (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

          2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

          3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

          4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                 Very truly yours,




                                 (Seller)


                                 By:
                                 Name:
                                 Title:

                                   EXHIBIT J

                     FORM OF INVESTOR REPRESENTATION LETTER

                        ______________, 19__

Residential Funding Mortgage
 Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S13

          RE:  Mortgage Pass-Through Certificates,
               Series 1996-S13, Class B-
               -----------------------------------

Ladies and Gentlemen:

          _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") $_____________ Initial Certificate
Principal Balance of Mortgage Pass-Through Certificates, Series 1996-S13, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates,
          (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available,
          (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

               2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

               3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

               4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

               5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

               [6.    The Purchaser

                    (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                    (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                                 Very truly yours,

                                 ----------------------

                                 By: ------------------
                                 Name: ----------------
                                 Title: ---------------

                                   EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER



                              _________, 19__



Residential Funding Mortgage
 Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention: Residential Funding Corporation Series 1996-S13

          Re:  Mortgage Pass-Through Certificates,
               Series 1996-S13, Class B-
               -----------------------------------

Ladies and Gentlemen:

          In connection with the sale by _____________(the "Seller") to __________________ (the "Purchaser") of $___________ Initial Certificate
Principal Balance of Mortgage Pass-Through Certificates, Series 1996-S13, Class ___ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The

Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                        Very truly yours,


                        (Seller)



                        By:
                        Name:
                        Title:

                                   EXHIBIT L

                 [FORM OF RULE 144A INVESTMENT REPRESENTATION]


            Description of Rule 144A Securities, including numbers:
                _______________________________________________
                _______________________________________________
                _______________________________________________
                _______________________________________________


          The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

          1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

          2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 1996 among Residential Funding Corporation as Master Servicer, Residential Funding Mortgage Securities I, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:

              a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

              b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

              c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

              d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

              e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          [3.  The Buyer

              a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

              b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of

    Department of Labor Prohibited Transaction Class
    Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

          4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


- -------------------------------------------------------------------------------
Print Name of Seller                Print Name of Buyer

By:----------------------    By: -------------------------
     Name:                                                 Name:
     Title:                                                Title:

Taxpayer Identification:                      Taxpayer Identification:

No.  ------------------      No.  -----------------------

Date: -------------------       Date: -------------------------------

                                                            ANNEX 1 TO EXHIBIT L
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

            [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule
         144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___  Corporation, etc.  The Buyer is a corporation (other than a bank,
          -----------------
       savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

  ___  Bank.  The Buyer (a) is a national bank or banking institution organized
       ----
       under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                             ----------------------------------

     ___  Savings and Loan.  The Buyer (a) is a savings and loan association,
          ----------------
       building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

  ___  Broker-Dealer.  The Buyer is a dealer registered pursuant to Section 15
       -------------
       of the Securities Exchange Act of 1934.

  ___  Insurance Company.  The Buyer is an insurance company whose primary and
       -----------------
       predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

  ___  State or Local Plan.  The Buyer is a plan established and maintained by a
       -------------------
       State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

  ___  ERISA Plan.  The Buyer is an employee benefit plan within the meaning of
       ----------
       Title I of the Employee Retirement Income Security Act of 1974.

  ___  Investment Adviser.   The Buyer is an investment adviser registered under
       ------------------
       the Investment Advisers Act of 1940.

     ___  SBIC.  The Buyer is a Small Business Investment Company licensed by
          ----
       the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___  Business Development Company.  The Buyer is a business development
          ----------------------------
       company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___  Trust Fund.  The Buyer is a trust fund whose trustee is a bank or
          ----------
       trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

       3. The term "securities" as used herein does not include (i) securities
                    ----------                 ----------------
of issuers that are affiliated with the

Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

       4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

       5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

 ___  ___      Will the Buyer be purchasing the Rule 144A
 Yes  No       Securities only for the Buyer's own account?

       6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

       7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                         -------------------------------
                         Print Name of Buyer

                                                   By: -----------------
                   ------------------------------
                              Name:
                              Title:

                              Date:  -----------------------------------

                                                            ANNEX 2 TO EXHIBIT L
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

             [For Buyers That Are Registered Investment Companies]


          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

     ____    The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____    The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3.   The term "Family of Investment Companies" as used herein means
                         ------------------------------
two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4.   The term "securities" as used herein does not include (i)
                         ----------
securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                              Print Name of Buyer


                                                        By:

                                Name:
                                Title:

                              IF AN ADVISER:


                              Print Name of Buyer


                              Date:_____________________________

                                   EXHIBIT M

                  [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                               LIMITED GUARANTY]


                                  ARTICLE XII

            Subordinate Certificate Loss Coverage; Limited Guaranty

          Section 12.01.  Subordinate Certificate Loss Coverage; Limited
                          ----------------------------------------------
Guaranty.  (a) Subject to subsection (c) below, prior to the later of the third
- --------
Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

          (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution
- --------  -------
Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

          (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) _______________ minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

          (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

          (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

          (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate

Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

          Section 12.02.  Amendments Relating to the Limited Guaranty.
                          -------------------------------------------
Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and
(b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of

Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                   EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                       Mortgage Pass-Through Certificates
                                Series 1996-S13


                                                   __________________, 199__



Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S13

Ladies and Gentlemen:

          WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of May 1, 1996 (the "Servicing Agreement"), among Residential Funding Mortgage Securities I, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Pass-Through Certificates, Series 1996-S13 (the "Certificates"); and

          WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

          WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

          NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

          1.   Provision of Funds.  (a) GMAC agrees to contribute and deposit in
               ------------------
the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential

Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 12.01 of the Servicing Agreement.

          (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

          2.   Waiver.  GMAC hereby waives any failure or delay on the part of
               ------
Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

          3.   Modification, Amendment and Termination.  This Limited Guaranty
               ---------------------------------------
may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

          4.   Successor.  Except as otherwise expressly provided herein, the
               ---------
guarantee herein set forth shall be binding upon GMAC and its respective successors.

          5.   Governing Law.  This Limited Guaranty shall be governed by the
               -------------
laws of the State of New York.

          6.   Authorization and Reliance.  GMAC understands that a copy of this
               --------------------------
Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

          7.   Definitions.  Capitalized terms used but not otherwise defined
               -----------
herein shall have the meaning given them in the Servicing Agreement.

          8.   Counterparts.  This Limited Guaranty may be executed in any
               ------------
number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                              GENERAL MOTORS ACCEPTANCE
                              CORPORATION


                              By:
                              Name:
                              Title:


Acknowledged by:

BANKERS TRUST COMPANY,
 as Trustee


By:__________________________________
Name: ______________
Title:__________________


RESIDENTIAL FUNDING MORTGAGE
 SECURITIES I, INC.


By:  ________________________________
Name: _______________
Title:  _______________

                                   EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                    __________________, 19____

Residential Funding Mortgage
 Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention:  Residential Funding Corporation Series 1996-S13

          Re: Mortgage Pass-Through Certificates, Series 1996-S13 Assignment of Mortgage Loan


Ladies and Gentlemen:

          This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1996 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

      (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

     (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

     (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

     (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                              Very truly yours,


                              (Lender)

                              By:
                              Name:
                              Title:

                                   EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS
                      Schedule of Discount Fractions

                PRINCIPAL NET   MORTGAGE DISCOUNT   PO
LOAN #  BALANCE   RATE         FRACTION       BALANCE
1491588   248,609.84     6.045     13.6428571429%  33,917.49
1491591   247,432.46     6.045     13.6428571429%  33,756.86
1491649   122,677.30     6.045     13.6428571429%  16,736.69
1491827   69,296.97       6.045     13.6428571429%  9,454.09
1491856   183,764.63     6.045     13.6428571429%  25,070.75
1491867   145,025.05     6.045     13.6428571429%  19,785.56
1491876   59,599.34       6.045     13.6428571429%  8,131.05
1491893   202,324.01     6.045     13.6428571429%  27,602.78
1480759   335,483.06     6.170     11.8571428571%  39,778.71
1491575   452,247.63     6.170     11.8571428571%  53,623.65
1491577   275,420.87     6.170     11.8571428571%  32,657.05
1491578   57,539.90       6.170     11.8571428571%  6,822.59
1491644   58,179.42       6.170     11.8571428571%  6,898.42
1491833   74,254.74       6.170     11.8571428571%  8,804.49
1491844   98,208.90       6.170     11.8571428571%  11,644.77
1491864   139,075.07     6.170     11.8571428571%  16,490.33
1491910   62,294.10       6.170     11.8571428571%  7,386.30
1491548   268,120.29     6.295     10.0714285714%  27,003.54
1491549   223,058.66     6.295     10.0714285714%  22,465.19
1491551   208,909.73     6.295     10.0714285714%  21,040.19
1491565   271,490.51     6.295     10.0714285714%  27,342.97
1491583   222,533.99     6.295     10.0714285714%  22,412.35
1491641   247,299.25     6.295     10.0714285714%  24,906.57
1491645   52,708.39       6.295     10.0714285714%  5,308.49
1491650   206,510.77     6.295     10.0714285714%  20,798.58
1491715   255,608.95     6.295     10.0714285714%  25,743.47
1491747   72,750.85       6.295     10.0714285714%  7,327.05
1491756   253,088.65     6.295     10.0714285714%  25,489.64
1491907   188,384.03     6.295     10.0714285714%  18,972.96
1491541   120,805.38     6.420     8.2857142857%  10,009.59
1491562   304,916.83     6.420     8.2857142857%  25,264.54
1491563   241,401.37     6.420     8.2857142857%  20,001.83
1491571   220,224.57     6.420     8.2857142857%  18,247.18
1491572   217,505.83     6.420     8.2857142857%  18,021.91
1491580   290,007.76     6.420     8.2857142857%  24,029.21
1491593   223,192.62     6.420     8.2857142857%  18,493.10
1491657   216,167.34     6.420     8.2857142857%  17,911.01
1491660   232,534.48     6.420     8.2857142857%  19,267.14
1491661   221,092.78     6.420     8.2857142857%  18,319.12
1491662   219,990.09     6.420     8.2857142857%  18,227.75
1491666   318,501.73     6.420     8.2857142857%  26,390.14
1491667   21,977.63       6.420     8.2857142857%  1,821.00
1491739   106,735.38     6.420     8.2857142857%  8,843.79
1491841   39,610.94       6.420     8.2857142857%  3,282.05
1491842   98,232.88       6.420     8.2857142857%  8,139.30
1491851   84,450.37       6.420     8.2857142857%  6,997.32
1491854   323,952.17     6.420     8.2857142857%  26,841.75
1491855   83,456.84       6.420     8.2857142857%  6,915.00
1491875   173,868.40     6.420     8.2857142857%  14,406.24
1491888   162,867.74     6.420     8.2857142857%  13,494.76
1491891   202,345.51     6.420     8.2857142857%  16,765.77
1491899   54,677.85       6.420     8.2857142857%  4,530.45
1491925   249,193.98     6.420     8.2857142857%  20,647.50
1485509   104,189.36     6.470     7.5714285714%  7,888.62
1488420   357,672.11     6.470     7.5714285714%  27,080.89
1498149   236,013.93     6.470     7.5714285714%  17,869.63
1489879   300,033.74     6.520     6.8571428571%  20,573.74
1491521   64,017.39       6.545     6.5000000000%  4,161.13
1491561   259,918.06     6.545     6.5000000000%  16,894.67
1491564   310,917.00     6.545     6.5000000000%  20,209.61
1491566   195,141.77     6.545     6.5000000000%  12,684.22
1491568   203,202.79     6.545     6.5000000000%  13,208.18
1491581   283,224.44     6.545     6.5000000000%  18,409.59
1491586   262,640.35     6.545     6.5000000000%  17,071.62
1491595   365,583.71     6.545     6.5000000000%  23,762.94
1491596   212,243.55     6.545     6.5000000000%  13,795.83
1491598   246,942.77     6.545     6.5000000000%  16,051.28
1491606   226,788.92     6.545     6.5000000000%  14,741.28
1491610   478,469.10     6.545     6.5000000000%  31,100.49
1491643   431,098.14     6.545     6.5000000000%  28,021.38
1491651   218,221.49     6.545     6.5000000000%  14,184.40
1491656   247,415.38     6.545     6.5000000000%  16,082.00
1491663   228,785.35     6.545     6.5000000000%  14,871.05
1491664   260,866.80     6.545     6.5000000000%  16,956.34
1491665   263,237.00     6.545     6.5000000000%  17,110.41
1491717   222,472.35     6.545     6.5000000000%  14,460.70
1491744   242,657.20     6.545     6.5000000000%  15,772.72
1491832   118,845.22     6.545     6.5000000000%  7,724.94
1491835   136,621.73     6.545     6.5000000000%  8,880.41
1491839   138,652.76     6.545     6.5000000000%  9,012.43
1491858   84,456.25       6.545     6.5000000000%  5,489.66
1491859   71,512.11       6.545     6.5000000000%  4,648.29
1491872   197,666.38     6.545     6.5000000000%  12,848.31
1491877   50,663.75       6.545     6.5000000000%  3,293.14
1491883   206,339.80     6.545     6.5000000000%  13,412.09
1491903   49,840.53       6.545     6.5000000000%  3,239.63
1491917   99,681.07       6.545     6.5000000000%  6,479.27
1491921   51,834.16       6.545     6.5000000000%  3,369.22
1492381   362,839.07     6.545     6.5000000000%  23,584.54
1494543   254,800.00     6.545     6.5000000000%  16,562.00
1490704   168,210.62     6.570     6.1428571429%  10,332.94
1494587   313,995.35     6.595     5.7857142857%  18,166.87
1494602   548,245.84     6.595     5.7857142857%  31,719.94
1496698   290,216.91     6.595     5.7857142857%  16,791.12
1485747   59,653.35       6.670     4.7142857143%  2,812.23
1489061   298,101.52     6.670     4.7142857143%  14,053.36
1491204   191,000.00     6.670     4.7142857143%  9,004.29
1491523   229,687.97     6.670     4.7142857143%  10,828.15
1491550   91,036.57       6.670     4.7142857143%  4,291.72
1491594   233,442.27     6.670     4.7142857143%  11,005.14
1491603   126,143.14     6.670     4.7142857143%  5,946.75
1491630   189,115.92     6.670     4.7142857143%  8,915.46
1491634   101,872.12     6.670     4.7142857143%  4,802.54
1491635   237,341.03     6.670     4.7142857143%  11,188.93
1491655   227,732.50     6.670     4.7142857143%  10,735.96
1491658   207,329.63     6.670     4.7142857143%  9,774.11
1491659   471,279.88     6.670     4.7142857143%  22,217.48
1491720   77,408.76       6.670     4.7142857143%  3,649.27
1491769   68,323.33       6.670     4.7142857143%  3,220.96
1491772   112,415.41     6.670     4.7142857143%  5,299.58
1491776   268,819.37     6.670     4.7142857143%  12,672.91
1491796   264,813.84     6.670     4.7142857143%  12,484.08
1491822   99,047.97       6.670     4.7142857143%  4,669.40
1491824   643,811.90     6.670     4.7142857143%  30,351.13
1491829   198,095.96     6.670     4.7142857143%  9,338.81
1491843   29,714.39       6.670     4.7142857143%  1,400.82
1491857   163,955.82     6.670     4.7142857143%  7,729.35
1491861   144,082.39     6.670     4.7142857143%  6,792.46
1491871   67,569.69       6.670     4.7142857143%  3,185.43
1491874   103,341.86     6.670     4.7142857143%  4,871.83
1491879   589,247.32     6.670     4.7142857143%  27,778.80
1491884   128,183.65     6.670     4.7142857143%  6,042.94
1491886   129,589.85     6.670     4.7142857143%  6,109.24
1491887   494,435.14     6.670     4.7142857143%  23,309.09
1491890   344,625.10     6.670     4.7142857143%  16,246.61
1491892   154,510.99     6.670     4.7142857143%  7,284.09
1491929   91,958.95       6.670     4.7142857143%  4,335.21
1494195   285,097.68     6.670     4.7142857143%  13,440.32
1496933   254,379.95     6.670     4.7142857143%  11,992.20
1496942   255,192.33     6.670     4.7142857143%  12,030.50
1496950   272,381.95     6.670     4.7142857143%  12,840.86
1496959   298,101.52     6.670     4.7142857143%  14,053.36
1496963   247,619.95     6.670     4.7142857143%  11,673.51
1496970   208,671.06     6.670     4.7142857143%  9,837.35
1497021   457,088.96     6.670     4.7142857143%  21,548.48
1497022   395,101.20     6.670     4.7142857143%  18,626.20
1497038   217,614.11     6.670     4.7142857143%  10,258.95
1489215   275,743.89     6.720     4.0000000000%  11,029.76
1493656   240,000.00     6.720     4.0000000000%  9,600.00
1496585   253,386.27     6.720     4.0000000000%  10,135.45
1497420   279,000.00     6.720     4.0000000000%  11,160.00
1474377   106,330.16     6.795     2.9285714286%  3,113.95
1491546   775,258.41     6.795     2.9285714286%  22,704.00
1491569   214,589.28     6.795     2.9285714286%  6,284.40
1491573   290,872.22     6.795     2.9285714286%  8,518.40
1491574   248,837.99     6.795     2.9285714286%  7,287.40
1491585   200,758.87     6.795     2.9285714286%  5,879.37
1491597   255,387.22     6.795     2.9285714286%  7,479.20
1491599   227,404.29     6.795     2.9285714286%  6,659.70
1491632   243,559.47     6.795     2.9285714286%  7,132.81
1491636   180,437.01     6.795     2.9285714286%  5,284.23
1491640   215,865.32     6.795     2.9285714286%  6,321.77
1491652   216,599.66     6.795     2.9285714286%  6,343.28
1491654   310,263.71     6.795     2.9285714286%  9,086.29
1491722   338,572.19     6.795     2.9285714286%  9,915.33
1491730   191,035.93     6.795     2.9285714286%  5,594.62
1491731   55,972.81       6.795     2.9285714286%  1,639.20
1491734   567,202.04     6.795     2.9285714286%  16,610.92
1491749   433,656.26     6.795     2.9285714286%  12,699.93
1491810   270,036.62     6.795     2.9285714286%  7,908.22
1491837   609,207.85     6.795     2.9285714286%  17,841.09
1491847   182,262.03     6.795     2.9285714286%  5,337.67
1491862   49,686.99       6.795     2.9285714286%  1,455.12
1491863   183,841.87     6.795     2.9285714286%  5,383.94
1491873   233,528.87     6.795     2.9285714286%  6,839.06
1491896   249,219.80     6.795     2.9285714286%  7,298.58
1491912   136,572.45     6.795     2.9285714286%  3,999.62
1491922   986,910.40     6.795     2.9285714286%  28,902.38
1491924   291,587.16     6.795     2.9285714286%  8,539.34
1492279   184,422.65     6.795     2.9285714286%  5,400.95
1497410   134,812.26     6.795     2.9285714286%  3,948.07
1478174   382,801.61     6.845     2.2142857143%  8,476.32
1486829   435,856.02     6.845     2.2142857143%  9,651.10
1488238   448,595.64     6.845     2.2142857143%  9,933.19
1489227   234,771.03     6.845     2.2142857143%  5,198.50
1489710   456,072.23     6.845     2.2142857143%  10,098.74
1491231   267,457.09     6.845     2.2142857143%  5,922.26
1495413   300,000.00     6.845     2.2142857143%  6,642.86
1495169   280,000.00     6.870     1.8571428571%  5,200.00
1473478   217,950.27     6.920     1.1428571429%  2,490.86
1490722   518,387.75     6.920     1.1428571429%  5,924.43
1491547   98,809.19       6.920     1.1428571429%  1,129.25
1491552   207,917.05     6.920     1.1428571429%  2,376.19
1491554   426,695.97     6.920     1.1428571429%  4,876.53
1491576   184,226.38     6.920     1.1428571429%  2,105.44
1491579   83,505.21       6.920     1.1428571429%  954.35
1491602   436,809.99     6.920     1.1428571429%  4,992.11
1491626   197,937.34     6.920     1.1428571429%  2,262.14
1491681   450,346.35     6.920     1.1428571429%  5,146.82
1491716   421,200.63     6.920     1.1428571429%  4,813.72
1491728   280,652.25     6.920     1.1428571429%  3,207.45
1491748   255,878.60     6.920     1.1428571429%  2,924.33
1491779   364,480.34     6.920     1.1428571429%  4,165.49
1491808   200,117.99     6.920     1.1428571429%  2,287.06
1491812   620,174.99     6.920     1.1428571429%  7,087.71
1491840   116,698.78     6.920     1.1428571429%  1,333.70
1491866   752,958.19     6.920     1.1428571429%  8,605.24
1491878   127,207.36     6.920     1.1428571429%  1,453.80
1491881   139,133.03     6.920     1.1428571429%  1,590.09
1491894   112,651.17     6.920     1.1428571429%  1,287.44
1491898   55,528.06       6.920     1.1428571429%  634.61
1491904   448,610.87     6.920     1.1428571429%  5,126.98
1491906   74,768.48       6.920     1.1428571429%  854.50
1491914   598,147.82     6.920     1.1428571429%  6,835.98
1493965   372,476.60     6.920     1.1428571429%  4,256.88
1495177   51,500.00       6.920     1.1428571429%  588.57
1495245   285,819.00     6.920     1.1428571429%  3,266.50
1495581   231,483.21     6.920     1.1428571429%  2,645.52
1496584   221,619.06     6.920     1.1428571429%  2,532.79
1496592   437,275.26     6.920     1.1428571429%  4,997.43
1496594   224,305.44     6.920     1.1428571429%  2,563.49
1496599   275,781.57     6.920     1.1428571429%  3,151.79
1496602   280,391.24     6.920     1.1428571429%  3,204.47
1496606   239,167.49     6.920     1.1428571429%  2,733.34
1497036   233,801.18     6.920     1.1428571429%  2,672.01
1497404   77,756.26       6.920     1.1428571429%  888.64
1486827   319,990.61     6.970     0.4285714286%  1,371.39
1488419   532,591.21     6.970     0.4285714286%  2,282.53
1489369   298,142.22     6.970     0.4285714286%  1,277.75
1489746   367,860.92     6.970     0.4285714286%  1,576.55
1489880   390,789.90     6.970     0.4285714286%  1,674.81
1490654   319,012.16     6.970     0.4285714286%  1,367.19
1494394   272,000.00     6.970     0.4285714286%  1,165.71
1494521   403,749.79     6.970     0.4285714286%  1,730.36
1494740   348,919.55     6.970     0.4285714286%  1,495.37
1495253   270,000.00     6.970     0.4285714286%  1,157.14
1497407   260,000.00     6.970     0.4285714286%  1,114.29
1497565   260,000.00     6.970     0.4285714286%  1,114.29

              $55,628,320.68                4.5501273974%  $2,531,159.46